As filed with the Securities and Exchange Commission on June 6, 2011

Registration No. 333-172953

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4
TO
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARCADE CHINA ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	27-4864261
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

62 LaSalle Road, Suite 304
West Hartford, CT 06107
(860) 236-6320

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

John Chapman, Chief Financial Officer
62 LaSalle Road, Suite 304
West Hartford, CT 06107
(860) 236-6320

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Fran Stoller, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000 Fax: (212) 214-0706	Joel L. Rubinstein, Esq. McDermott Will & Emery LLP 340 Madison Avenue New York, New York 10173 (212) 547-5400 Fax: (212) 547-5444

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $0.0001 par value, and one Warrant(2)	4,600,000 Units	$10.00	$46,000,000	$5,340.60
Shares of Common Stock included as part of the Units	4,600,000 Shares	—	—	—	(3)
Warrants included as part of the Units	4,600,000 Warrants	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Units(4)	4,600,000 Shares	$11.50	$52,900,000	$6,141.69
Total			$98,900,000	$11,482.29	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 600,000 Units, 600,000 shares of common stock and 600,000 warrants underlying such Units which may be issued on exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.
(3)	No fee required pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(5)	The filing fee has been previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, JUNE 6, 2011

$40,000,000

ARCADE CHINA ACQUISITION CORP.

4,000,000 Units

Arcade China Acquisition Corp. is a newly-organized blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, one or more operating businesses or assets or control of such operating business or businesses or assets through contractual arrangements. Although our search for a target business is not limited to a particular industry or geographic region, we intend to focus on operating businesses with primary operations in the People’s Republic of China, or PRC. We have not identified any target business nor have we, nor has anyone on our behalf, initiated any discussions, directly or indirectly, with respect to identifying any target business.

This is an initial public offering of our units. Each unit has an offering price of $10.00 and consists of (i) one share of our common stock and (ii) one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $11.50, subject to adjustment as described in this prospectus. Each warrant will become exercisable on the later of 30 days after completion of our initial business combination or 12 months from the closing of this offering. Once becoming exercisable, each warrant will be redeemable by us if the last reported sales price of our common stock equals or exceeds $17.50 per share (subject to adjustment for splits, dividends, recapitalization and other similar events) for any 20 trading days within a 30 trading day period, as described in this prospectus. Each warrant will expire five years after the completion of our initial business combination, or earlier upon redemption or our liquidation, as described in this prospectus. We have granted the underwriters a 45-day option to purchase up to 600,000 additional units from us to cover over-allotments, if any.

Our initial stockholders and the underwriters have agreed to purchase an aggregate of 3,200,000 warrants at a price of $0.75 per warrant, for an aggregate purchase price of $2,400,000, in a private placement that will occur simultaneously with the closing of this offering. We refer to these warrants as the private placement warrants. All of the proceeds we receive from the sale of the private placement warrants will be placed in the trust account described below. The private placement warrants will be identical to the warrants sold in this offering except that if held by the original holders or their permitted assigns, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption, (iii) together with the common stock issuable upon exercise of these warrants, may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of our initial business combination and (iv) with respect to the private placement warrants held by the underwriters, will expire five years from the effective date of the registration statement of which this prospectus forms a part, or earlier upon redemption or liquidation.

There is presently no public market for our units, common stock or warrants. It is anticipated that our units will be quoted on the Over-the-Counter Bulletin Board quotation system, or the OTCBB, under the symbol “U” on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading five business days following the earlier to occur of the expiration of the underwriters’ over-allotment option, its exercise in full or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the underwriters’ over-allotment option, subject to our filing of a Current Report on Form 8-K with the Securities and Exchange Commission, or the SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing the trading date when such separate trading will begin. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the OTCBB under the symbols “” and “W”, respectively.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 19. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

	Public Offering Price	Underwriting Discount and Commissions(1)	Proceeds, Before Expenses, to Us
Per unit	$10.00	$0.55	$9.45
Total	$40,000,000	$2,210,000	$37,790,000

(1)	This amount includes underwriting discounts and commissions payable to the underwriters upon the closing of this offering in amount equal to 2.5% of the gross proceeds from the sale of the units offered to the public and the following contingent fees that will become payable from the amounts held in the trust account solely in the event we consummate our initial business combination: (A) a deferred fee equal to 0.5% of the gross proceeds from the sale of the units offered to the public payable to the underwriters; and (B) a fee equal to up to 2.5% of the aggregate amount of the funds released from the trust account to us and/or to our target upon completion of our initial business combination payable to Morgan Joseph TriArtisan LLC and such other firms (which may or may not be underwriters), if any, who assist us in marketing our initial business combination to investors who are or become public stockholders and do not redeem their shares in connection with the completion of our initial business combination. See also “Underwriting” beginning on page 108.

Of the net proceeds we receive from this offering and the private placement of the warrants, $40,400,000 ($10.10 per share) or $46,250,000 (approximately $10.05 per share if the underwriters’ over-allotment option is exercised in full) will be deposited into a trust account at JPMorgan Chase Bank N.A. maintained by Continental Stock Transfer & Trust Company, acting as trustee. This amount includes the contingent fees described in footnote (1) above. Except as described in this prospectus, these funds will not be released to us until the earlier of (i) the completion of a business combination and (ii) the liquidation of the trust account upon our failure to consummate a business combination within the required time period.

The underwriters are offering the units for sale on a firm-commitment basis. Delivery of the units will be made on or about       , 2011. Morgan Joseph TriArtisan LLC has agreed to make a market in our securities from the date of this prospectus until the earlier of (i) the completion of our initial business combination and (ii) 21 months from the closing of this offering.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Ladenburg Thalmann & Co. Inc.

The date of this prospectus is         , 2011

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus before investing in our securities. Unless otherwise stated in this prospectus:

•	references to “we,” “us,” “our,” “company” or “our company” are to Arcade China Acquisition Corp., a Delaware corporation;
•	references to our “charter” are to our amended and restated certificate of incorporation;
•	references to “China” or “PRC” are to the People’s Republic of China;
•	references to “Exchange Act” are to the Securities Exchange Act of 1934, as amended;
•	references to “initial business combination” and to “business combination” are to our initial acquisition of one or more operating businesses or assets through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or other similar business transaction;
•	references to “initial shares” are to the 1,150,000 shares of our common stock issued to our initial stockholders in a private placement prior to this offering, up to 150,000 of which are subject to forfeiture by our initial stockholders if the underwriters’ over-allotment option is not exercised in full;
•	references to our “initial stockholders” are to Arcade China Investment Partners, LLC, a Delaware limited liability company, and Kravis Capital Limited, a British Virgin Islands company, entities controlled by certain of our officers and directors;
•	references to our “insiders” are to our initial stockholders, our officers and our directors;
•	references to “private placement warrants” are to the warrants to purchase an aggregate of 3,200,000 shares of our common stock that will be issued to our initial stockholders and the underwriters (2,933,333 to our initial stockholders and 266,667 to the underwriters), in a private placement that will occur simultaneously with the closing of this offering for an aggregate purchase price of $2,400,000;
•	references to “public shares” are to shares of common stock sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);
•	references to “public stockholders” are to holders of public shares, including our initial stockholders to the extent they purchase public shares, provided that their status as “public stockholders” shall only exist with respect to such public shares;
•	references to “Securities Act” are to the Securities Act of 1933, as amended;
•	references to “target business” are to one or more operating businesses or assets which, after completion of this offering, we may target for an initial business combination; and
•	the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Our Business

We are a newly-organized blank check company formed on February 8, 2011 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business transaction, one or more operating businesses or assets or control of such operating business or businesses or assets through contractual arrangements. Although our search for a target business is not limited to a particular geographic region or industry we intend to focus on operating businesses with primary operations in the PRC.

We believe that the PRC represents a favorable environment for identifying and making acquisitions and an attractive operating environment for a target business for several reasons, including, among others, increased government focus within the PRC on privatizing assets, improving foreign trade and encouraging business and economic activity, as well as strong growth in many sectors of its economy driven by emerging private enterprises.

We will seek to capitalize on the prior blank check company and private equity investing experience of Jonathan Furer and John Chapman, our Executive Chairman and our Chief Financial Officer, respectively along with our Chinese-based officers and directors (who are partners of Kravis Capital Limited, a private investment company based in the PRC), as more fully described below.

Messrs. Furer and Chapman have been involved in the successful initial public offering, or IPO, and the subsequent consummation of a business combination for a prior blank check company, Stone Arcade Acquisition Corporation, which on August 15, 2005 completed its IPO, raising gross proceeds of $120 million at an offering price of $6.00 per unit. On January 1, 2007, Stone Arcade consummated a business combination, acquiring the kraft paper division of International Paper Company in an all-cash transaction valued at $151 million and an earn-out of $55 million, and changed its name to KapStone Paper and Packaging Corporation, or KapStone. Messrs. Furer and Chapman are two of the five co-founders of KapStone and played a key role throughout the business combination transaction, including assisting in identifying various suitable acquisition candidates, including the ultimate target, arranging bank financing and assisting in the proxy solicitation of stockholder approval. They continue to serve as independent directors of KapStone. In addition, Messrs. Furer and Chapman were involved with the successful completion of an IPO of another blank check company, Arcade Acquisition Corp., which on May 25, 2007 completed its IPO, raising gross proceeds of $69 million at an offering price of $8.00 per unit. In September 2008, Arcade Acquisition entered into definitive agreements to acquire a fleet of containerships. By February 2009, the parties realized that deteriorating conditions in the shipping industry and the financial markets made the transaction unfeasible. As a result, the acquisition agreements were terminated and the funds held in Arcade Acquisition’s trust account were distributed to its public stockholders.

Messrs. Furer and Chapman also have over 20 years of collective private equity experience, and each have over 20 years of experience, advising, acquiring, financing and selling private and public companies in various industries.

Additionally, Mr. Min Xue Zhang, our Chief Executive Officer and director, Mr. Qing Hua Kong, a director and Mr. David Xiangguo Wu, a director, have similar and complimentary skills in the PRC with respect to sourcing, conducting due diligence, structuring and closing transactions, as well as being able to provide acquired business with experienced operating executives. Our management team’s collective experience with sourcing, conducting due diligence, structuring, negotiating and closing acquisition and growth financing transactions spans both the public and private markets.

In addition, we will seek to benefit from the extensive contacts in the PRC of Messrs. Zhang, Kong and Wu, all of whom were born and raised in China and have spent substantially all of their professional lives working with and investing in middle-market China-based businesses, including state-owned and private enterprises. Our management will seek to leverage its network of contacts in the business and financial community, which include entrepreneurs, members of leading local families, senior managers in banks, and partners in law firms and accounting firms in the search for a suitable target business.

Notwithstanding the foregoing, business combinations with companies having operations in the PRC entail special considerations and risks, including, but not limited to:

•	the need to obtain financial statements audited or reconciled in accordance with U.S. generally accepted accounting principles, or GAAP, or prepared or reconciled in accordance with the International Financial Reporting Standards, or IFRS, of potential targets that have previously kept their accounts in accordance with GAAP of their country or other accounting standards, the possible need for restructuring and reorganizing corporate entities and assets, and the requirements of complex regulatory filings and approvals; and

•	prohibitions on foreign investment in domestic PRC companies, which may force us to acquire control of a target business through a series of contractual arrangements, in which case we will rely on dividends and other distributions from our operating company to provide us with cash flow and to meet our other obligations. Current regulations in the PRC would permit an operating company in the PRC to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, a company which is operating as a wholly foreign-owned enterprise in the PRC will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. Such reserve account may not be distributed as cash dividends. In addition, if an operating company in the PRC incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us.

We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms, or at all.

While we do not intend to pursue an initial business combination with a company that is affiliated with our insiders, we are not prohibited from pursuing such a transaction. In the event we seek to complete our initial business combination with such a company, we, or a committee of our independent directors, would obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority, or FINRA, that such a business combination is fair to our unaffiliated stockholders from a financial point of view.

Each of our officers and directors has agreed, pursuant to a written agreement with us, that until the earliest to occur of our initial business combination, 21 months after the closing of this offering and such time as he ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity with an enterprise value of $40 million or more, subject to any pre-existing fiduciary or contractual obligations he might have. As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he has pre-existing fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Certain of our officers and directors currently have relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

Private Placements

On March 1, 2011, our initial stockholders purchased an aggregate of 1,150,000 of our shares of common stock for an aggregate purchase price of $25,000, or approximately $0.02 per share. The 1,150,000 initial shares include an aggregate of 150,000 shares subject to forfeiture to the extent that the over-allotment option is not exercised in full so that our initial stockholders will own 20% of our issued and outstanding shares of common stock after this offering (excluding any units or shares that they may purchase in or after this offering), as well as an additional 294,118 initial shares (or 338,235 initial shares if the underwriters’ over-allotment option is exercised in full) that are subject to forfeiture by our initial stockholders if certain share price targets are not achieved following the closing of our initial business combination.

Simultaneously with the completion of this offering, our initial stockholders and the underwriters will purchase an aggregate of 3,200,000 private placement warrants (2,933,333 by our initial stockholders and 266,667 by the underwriters) from us at a price of $0.75 per warrant in a private placement pursuant to Section 4(2) of, or Regulation D under, the Securities Act. No placement fees will be payable in connection with these private placements. The $2,400,000 in proceeds from the sale of the private placement warrants will be added to the proceeds of this offering and placed in a trust account at J.P. Morgan Chase, N.A. maintained by Continental Stock Transfer & Trust Company, acting as trustee. If we do not complete an initial business combination within the required time frame, the $2,400,000 in proceeds from the sale of the private placement warrants will be used to fund our redemption of the public shares, and the private placement warrants will expire worthless.

The private placement warrants will be identical to the warrants sold in this offering except that if held by the original holders or their permitted assigns, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption, (iii) together with the common stock issuable upon exercise of these warrants, may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of our initial business combination and (iv) with respect to the private placement warrants held by the underwriters, will expire five years from the effective date of the registration statement of which this prospectus forms a part, or earlier upon redemption or liquidation.

The terms and restrictions of the initial shares and the private placement warrants are described in more detail throughout this prospectus.

Effecting a Business Combination

Unlike many other blank check companies, we are not required to have a stockholder vote to approve our initial business combination unless the nature of the business combination would require stockholder approval under applicable Delaware law. Accordingly, we will have a high degree of flexibility in structuring and consummating our initial business combination. Notwithstanding the foregoing, our charter provides that public stockholders will be entitled to cause us to redeem their shares of common stock for cash in connection with our initial business combination.

The manner in which we allow public stockholders to redeem their shares will depend on the structure of the transaction. We intend to structure our initial business combination and stockholder redemption rights as an acquisition that does not require stockholder approval. Prior to the consummation of such a business combination, our charter requires that we initiate an issuer tender offer by filing tender offer documents with the SEC in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act. Public stockholders who elect to tender their shares in connection with the tender offer will be entitled to receive a pro rata share of the trust account (initially approximately $10.10 per share, or $10.05 per share if the over-allotment option is exercised in full) net of (i) income taxes payable, and (ii) up to $500,000 of interest income earned on the trust account (after payment of income taxes) previously released to us to fund our working capital and general corporate requirements in connection with our initial business combination. The tender offer documents will include information substantially similar to that which would be required in connection with a proxy statement compliant with U.S. securities regulations soliciting stockholder votes to approve the business combination, and the closing of the business combination will be cross-conditioned with the closing of the tender offer. Our insiders have agreed not to tender their shares in such tender offer.

We will proceed with a business combination only if public stockholders owning 87% or less of the shares sold in this offering exercise their redemption rights. The redemption threshold was set at 87% so that we would have a minimum of approximately $5,000,000 in stockholder’s equity post initial public offering, which permits us to not comply with Rule 419 of the Securities Act. See the section entitled “Proposed Business — Comparison to Offerings of Blank Check Companies Subject to Rule 419.” However, a potential target business may make it a closing condition that we have available at the closing an amount of cash in excess of such minimum amount, in which event we would be required to obtain an additional source of funding or effectively limit the total number of shares that may be redeemed by our public stockholders to less than the 87% redemption threshold contained in our charter. Depending upon the closing condition that is imposed by a potential target, the total number of shares that could be redeemed by public stockholders could even be less than the more typical redemption thresholds of 20% to 40% set by other blank check companies. If holders in excess of the total number of shares that may be redeemed pursuant to the closing condition discussed above elect to redeem their shares and we are unable to obtain the required funds from an alternate source, we would not be able to consummate the business combination and we may not be able to locate another suitable target within the applicable time period, if at all. As a result, public stockholders may have to remain stockholders of our company and wait until the expiration of the applicable business combination period in order to be able to redeem their shares for a pro rata portion of the trust account or attempt to sell their shares in the open market prior to such time, in which case they may receive less than a pro rata share of the trust account for their shares. See the risk factor entitled “Even though we have a redemption threshold of 87%, we may be unable to consummate a business combination if a target business requires that we have cash in excess of the minimum amount we are required to have at closing and public stockholders may have to remain stockholders of our company and wait until our liquidation to receive a pro rata share of the trust account or attempt to sell their shares in the open market.”

In the event that we structure the business combination as an acquisition that requires stockholder approval, or our management decides to seek stockholder approval of a business combination, we would be subject to the proxy rules promulgated under the Exchange Act and as a result would prepare a proxy statement containing information in relation to the stockholder vote to approve a business combination for distribution to our stockholders, which will be sent to our stockholders not more than 60 days nor less than 10 days prior to the date of the stockholder vote. Public stockholders will be entitled to redeem their shares of our common stock for a pro rata share of the trust account up to a maximum of $10.10 per share (or $10.05 per share if the over-allotment option is exercised in full). In addition, any public stockholder will have the right to vote for the proposed business combination and demand that such stockholder’s shares be redeemed for a full pro rata share of the trust account (initially anticipated to be no less than approximately $10.10 per share, or $10.05 per share if the over-allotment option is exercised in full) net of (i) income taxes payable, and (ii) up to $500,000 of interest income earned on the trust account (after payment of income taxes) previously released to us to fund our working capital and general corporate requirements in connection with our initial business combination. This redemption right is only available to our public stockholders and our insiders have agreed not to seek redemption of any shares owned by them, directly or indirectly, whether purchased by them in this offering or in the aftermarket. In connection with a vote required for any business combination, all of our insiders have agreed to vote all of the shares owned by them, including any shares included in units acquired in this offering or in the aftermarket, in favor of such proposed business combination.

If we have not completed a business combination by , 2013 [21 months from the closing of this offering], we will liquidate the trust account and distribute the proceeds held therein to our public stockholders in connection with the redemption of the public shares.

Our principal executive offices are located 62 LaSalle Road, Suite 304, West Hartford, CT 06107 and our telephone number is (860) 236-6320.

THE OFFERING

In making your investment decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and other risks set forth under “Risk Factors” beginning on page 19 of this prospectus.

Securities offered
4,000,000 units, at $10.00 per unit, each unit consisting of one share of common stock and one warrant.

Proposed OTCBB symbols for our	Units
Common Stock
Warrants
Trading commencement and separation of common stock and warrants
The units will begin trading on or promptly after the date of this prospectus. The shares of common stock and warrants comprising the units will begin trading separately on the fifth business day following the earlier to occur of the expiration of the underwriters’ over-allotment option (which is 45 days from the date of this prospectus), its exercise in full or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option.
In no event will the shares of our common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We intend to file this Current Report on Form 8-K promptly after the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised and the proceeds were not reflected in the audited balance sheet filed with this Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information reflecting the exercise of the underwriters’ over-allotment option. For more information, see “Description of Securities — Units.”

Number of Securities to be Outstanding:	After the Private Placements and Before this Offering	After the Private Placements and After this Offering
Units	0	4,000,000
Common stock	1,150,000(1)	5,000,000(2)
Warrants	3,200,000	7,200,000

(1)	Includes up to 150,000 shares of common stock held by our initial stockholders that are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full.
(2)	Assumes no exercise of the underwriters’ over-allotment option, and the resulting forfeiture of 150,000 shares of common stock, as well as an additional 294,118 initial shares (or 338,235 initial shares if the underwriters’ over-allotment option is exercised in full) that are subject to forfeiture by our initial stockholders if certain share price targets are not achieved following the closing of our initial business combination.

Warrant exercisability
Each warrant is exercisable for one share of common stock.
Warrant exercise price
$11.50, subject to adjustment as described herein.
Warrant exercise period
The warrants (including the private placement warrants) will become exercisable upon the later of (i) 30 days after completion of our initial business consummation or (ii) , 2012 [one year after the closing of this offering].
However, the warrants will be exercisable for cash only if we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the exercising holder. If a registration statement covering the common stock issuable upon exercise of the warrants is not effective within a specified period following the completion of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis, subject to the conditions described herein.
The warrants will expire on the earlier of (i) 5:00 p.m., New York City time, on the five year anniversary of the consummation of our business combination, (ii) the liquidation of the trust account if we have not completed a business combination within the required time period and (iii) their redemption. Notwithstanding the foregoing, the private placement warrants being sold to the underwriters will expire five years from the effective date of the registration statement of which this prospectus forms a part.
Registration of shares underlying warrants
We have agreed to use our best efforts to have an effective registration statement covering shares of common stock issuable upon exercise of the warrants from the date the warrants become exercisable and to maintain a current prospectus relating to that common stock until the warrants expire or are redeemed.
Our initial stockholders (and the underwriters, in the case of private placement warrants purchased in the private placement) will be entitled to demand registration rights and certain “piggy-back” registration rights with respect to the initial shares and the private placement warrants and the common stock underlying the private placement warrants, commencing, in the case of the initial shares, one year after the consummation of our initial business combination and commencing, in the case of the private placement warrants and the respective common stock underlying the private placement warrants, 30 days after the consummation of our initial business combination.
Redemption of warrants
Once the warrants become exercisable, we may redeem the outstanding warrants (excluding private placement warrants held by the original holders or their permitted assignees):
• in whole and not in part;
• at a price of $.01 per warrant;
• upon not less than 30 days’ prior written notice of redemption; and

•

if, and only if, the last reported sales price of our common stock equals or exceeds $17.50 per share (subject to adjustment for splits, dividends, recapitalizations and other similar events) for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to the warrant holders;

provided that will not redeem the warrants unless we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such common stock available throughout the 30-day redemption period.
If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise its warrants prior to the date scheduled for redemption.
If we call the warrants for redemption as described above, we will have the option to require all holders that subsequently wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
Initial shares
On March 1, 2011, Arcade China Investment Partners, LLC and Kravis Capital Limited purchased an aggregate of 1,150,000 shares of our common stock (up to 150,000 of which will be forfeited if the underwriters’ over-allotment option is not exercised in full), for an aggregate purchase price of $25,000, or approximately $0.02 per share. In addition, 294,118 initial shares (or 338,235 initial shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture by our initial stockholders as follows: (1) 151,515 initial shares (or 174,242 initial shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our common stock does not equal or exceed $15.00 per share and (2) 142,603 initial shares (or 163,993 initial shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our common stock does not equal or exceed $12.00 per share. For both (1) and (2) above, the share price must be met for any 20 trading days within at least one 30-trading day period within 36 months following the closing of our initial business combination.
Our insiders have agreed to waive their redemption rights with respect to their initial shares and any public shares they may own in connection with the completion of our initial business combination, but will be entitled to redeem any public shares they may own as part of our cessation of operations and liquidation in the event we do not consummate our initial business combination. In connection with a stockholder vote to approve our initial business combination, if any, our initial stockholders have agreed to vote their initial shares in accordance with the majority of the votes cast by the public stockholders.

Private placement warrants
Our initial stockholders and the underwriters have agreed to purchase an aggregate of 3,200,000 private placement warrants from us at a price of $0.75 per warrant in a sale to be completed simultaneously with the completion of this offering. All of the $2,400,000 of proceeds received from the sale of the private placement warrants will be placed in the trust account for the benefit of our public stockholders. If we do not complete our initial business combination as described in this prospectus, the private placement warrants will become worthless.
The private placement warrants will be identical to the warrants sold in this offering except that if held by the original holders or their permitted assigns, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption, (iii) together with the common stock issuable upon exercise of these warrants, may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of our initial business combination and (iv) with respect to the private placement warrants held by the underwriters, will expire five years from the effective date of the registration statement of which this prospectus forms a part, or earlier upon redemption or liquidation.
Proceeds to be held in trust account
Of the net proceeds we receive from this offering and the sale of the private placement warrants, $40,400,000 (including $2,400,000 in proceeds from the sale of the private placement warrants) or $10.10 per public share ($46,250,000, or approximately $10.05 per public share, if the underwriters’ over-allotment option is exercised in full) will be deposited into a segregated trust account at J.P. Morgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, acting as trustee. This amount includes (i) a deferred fee payable to the underwriters equal to 0.5% of the gross proceeds from the sale of the units offered to the public and (ii) a contingent fee equal to up to 2.5% of the proceeds of the trust account that are released to us or our target business, both of which will become payable from the amounts held in the trust account solely in the event we consummate our initial business combination. Except for a portion of the interest income that may be released to us from the trust account to pay our income tax obligations and up to $500,000 of interest income (after payment of income taxes) that may be released to us to fund our working capital requirements, these proceeds will not be released until the earlier of (i) the completion of a business combination and (ii) the liquidation of the trust account if we have not completed a business combination within the required time period. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (estimated to be $550,000). Therefore, except as provided in the next paragraph, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.
None of the warrants may be exercised until 30 days after the consummation of a business combination and, therefore, after the funds in the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Limited payments to insiders
There will be no fees, reimbursements, cash payments or compensation of any kind, including the issuance of any securities of our company, made to our initial stockholders, officers, directors or their affiliates other than:
• repayment at the closing of this offering of an aggregate of a $200,000 in non-interest bearing loans made by certain of our insiders to pay a portion of our organizational and offering expenses;

•

payment of an aggregate of $7,500 per month to our initial stockholders to compensate them for our use of their office space, general and administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of a business combination or the liquidation of the trust account if we have not completed a business combination within the required time periods; and

•

reimbursement of any out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us (except that reimbursement may not be made using funds in the trust account unless and until a business transaction is consummated). Such expenses will be reviewed only by our board of directors or a court of competent jurisdiction if such reimbursement is challenged.

In addition, in order to finance transaction costs in connection with an intended initial business combination, one or more of our insiders may, but are not obligated to, loan us funds as may be required. If we consummate our initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account or interest permitted to be released to us to repay such loaned amounts. Such loans may be convertible into warrants of the post business combination entity at a price of $0.75 per warrant at the option of the lender, which warrants would be identical to the private placement warrants. Other than the conversion price described above, the terms of such loans by our insiders, if any, have not been determined and no written agreements exist with respect to such loans. However, such loans will not have any recourse against the trust account nor bear any interest prior to the consummation of the business combination and will have other terms that are no more favorable to the lenders than could be obtained from a third party.
Conditions to consummating our initial business combination
There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. In no event will we acquire or contractually arrange for less than a controlling interest in a target business. We will acquire or contractually arrange for a controlling interest either through the acquisition of at least 50.1% of the voting equity interests in the target or through the acquisition of a significant voting equity interest that enables us to exercise a greater degree of control over the target than any other person or group. In the event we acquire or contractually arrange for less than a majority of the voting equity interests in the target, we may seek an even greater degree of control through contractual arrangements with the target and/or other target equity holders, or through special rights associated with the target equity security that we hold, which arrangements or rights may grant us the ability, among other things, to appoint certain members of the board (or equivalent governing body) or management of the target or the ability to approve certain types of significant transactions that the target may seek to enter into. Even though our company will own or contractually arrange for a controlling interest in the target, our stockholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction.
Effecting a business combination
Unlike many other blank check companies, we are not required to have a stockholder vote to approve our initial business combination, unless the nature of the business combination would require stockholder approval under applicable Delaware law. Accordingly, we will have a high degree of flexibility in structuring and consummating our initial business combination.
We intend to structure our initial business combination and stockholder redemption rights as an acquisition that does not require stockholder approval. Prior to the consummation of such a business combination, our charter requires that we initiate an issuer tender offer by filing tender offer documents with the SEC in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act. Public stockholders who elect to tender their shares in connection with the tender offer will be entitled to receive a pro rata share of the trust account as described below under the section titled “Redemption rights for public stockholders upon completion of our initial business combination.” The tender offer documents will include information substantially similar to that which would be required in connection with a proxy statement compliant with U.S. securities regulations soliciting stockholder votes to approve the business combination, and the closing of the business combination will be cross-conditioned with the closing of the tender offer. Our insiders have agreed not to tender their shares in such tender offer.
We will proceed with a business combination only if public stockholders owning 87% or less of the shares sold in this offering exercise their redemption rights. The redemption threshold was set at 87% so that we would have a minimum of approximately $5,000,000 in stockholder’s equity post initial public offering, which permits us to not comply with Rule 419 of the Securities Act. See the section entitled “Proposed Business — Comparison to Offerings of Blank Check Companies Subject to Rule 419.” However, a potential target business may make it a closing condition that we have available at the closing an amount of cash in excess of such minimum amount, in which event we would be required to obtain an additional source of funding or effectively limit the total number of shares that may be redeemed by our public stockholders to less than the 87% redemption threshold contained in our charter. Depending upon the closing condition that is imposed by a potential target, the total number of shares that could be redeemed by public stockholders could be even be less than the more typical redemption thresholds of 20% to 40% set by other blank check companies. If holders in excess of the total number of shares that may be redeemed pursuant to the closing condition discussed above elect to redeem their shares and we are unable to obtain the required funds from an alternate source, we would not be able to consummate the business combination and we may not be able to locate another suitable target within the required time period, if at all. As a result, public stockholders may have to remain stockholders of our company and wait until the expiration of the applicable business combination period in order to be able to redeem their shares for a pro rata portion of the trust account or attempt to sell their shares in the open market prior to such time, in which case they may receive less than a pro rata share of the trust account for their shares. See the risk factor entitled “Even though we have a redemption threshold of 87%, we may be unable to consummate a business combination if a target business requires that we have cash in excess of the minimum amount we are required to have at closing and public stockholders may have to remain stockholders of our company and wait until our liquidation to receive a pro rata share of the trust account or attempt to sell their shares in the open market.”
If we structure the business combination as an acquisition that requires stockholder approval, or our management decides to seek stockholder approval of a business combination, we would hold a stockholder vote and public stockholders voting on the proposed business combination will be entitled to redeem their shares as described below under the section titled “Redemption rights for public stockholders upon completion of our initial business combination.” This redemption right is only available to public stockholders and our insiders have agreed not to seek redemption of any shares owned by them, directly or indirectly, whether purchased by them in this offering or in the aftermarket. If we seek stockholder approval, we will proceed with a business combination only if a majority of the outstanding shares of our common stock are voted in favor of the business combination. In connection with a vote required for any business combination, all of our insiders have agreed to vote all of the shares owned by them, including any shares included in units acquired in this offering or in the aftermarket, in favor of such proposed business combination.
Acquisition using contractual arrangements
We intend to acquire an operating business through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination; however, there are jurisdictions in which direct foreign investment in certain industries is restricted (for example, in the PRC, direct foreign investment in the telecommunications services and online commerce industries is restricted). Therefore, if a target business is subject to these requirements, we may seek to acquire control of the target business through contractual arrangements with companies licensed to operate in the relevant jurisdiction and their owners. We may enter into a business combination in which we, our subsidiaries and/or affiliates, and the target business and its stockholders, enter into a series of contracts that are designed to confer to us economic benefits and risks of losses that are substantially similar to full ownership. These contracts could, for example, result in a structure where, in exchange for our payment of the acquisition consideration, the target business would be majority or wholly owned by local residents whom we designate, and the target business would continue to hold the requisite licenses necessary to operate its business. We may also establish a new subsidiary in the relevant jurisdiction which would provide technology, technical support, consulting and related services to the target business in exchange for fees, which are designed to transfer to us substantially all of the economic benefits of ownership of the target business.

Redemption rights for public stockholders upon completion of our initial business combination
We will provide our stockholders with the opportunity to redeem all or part of their shares of our common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account (including interest), less taxes payable, upon the completion of our initial business combination, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.10 per share, or approximately $10.05 per share if the underwriters’ over-allotment option is exercised in full, including funds being held in the trust account attributable to the contingent fees payable solely in the event that we complete our initial business combination. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants, which will expire worthless in the event we do not consummate our initial business combination. Our insiders have agreed to waive their redemption rights with respect to their initial shares and any public shares they may own in connection with the completion of our initial business combination. Notwithstanding the foregoing, we may effect a business combination only if public stockholders owning 87% or less of the 4,000,000 shares of common stock sold in this offering (or 4,600,000 shares if the over-allotment option is exercised in full) exercise their redemption rights. Depending on the number of stockholders who choose to exercise their redemption rights in connection with our initial business combination, we could be required to redeem for cash up to 87% of the shares sold in this offering, or 3,480,000 shares (4,002,000 shares if the underwriters exercise their over-allotment option in full) at a per share price of approximately $10.10 per share ($10.05 per share in the event the over-allotment option is exercised in full) for approximately $35,148,000 in the aggregate (or approximately $40,220,100 in the aggregate if the underwriters exercise their over-allotment option in full).
We will proceed with a business combination only if public stockholders owning 87% or less of the shares sold in this offering exercise their redemption rights. The redemption threshold was set at 87% so that we would have a minimum of approximately $5,000,000 in stockholder’s equity post initial public offering, which permits us to not comply with Rule 419 of the Securities Act. See the section entitled “Proposed Business — Comparison to Offerings of Blank Check Companies Subject to Rule 419.” However, a potential target business may make it a closing condition that we have available at the closing an amount of cash in excess of such minimum amount, in which event we would be required to obtain an additional source of funding or effectively limit the total number of shares that may be redeemed by our public stockholders to less than the 87% redemption threshold contained in our charter. Depending upon the closing condition that is imposed by a potential target, the total number of shares that could be redeemed by public stockholders could even be less than the more typical redemption thresholds of 20% to 40% set by other blank check companies. If holders in excess of the total number of shares that may be redeemed pursuant to the closing condition discussed above elect to redeem their shares and we are unable to obtain the required funds from an alternate source, we would not be able to consummate the business combination and we may not be able to locate another suitable target within the required time period, if at all. As a result, public stockholders may have to remain stockholders of our company and wait until the expiration of the 21-month business combination period in order to be able to redeem their shares for a pro rata portion of the trust account or attempt to sell their shares in the open market prior to such time, in which case they may receive less than a pro rata share of the trust account for their shares. See the risk factor entitled “Even though we have a redemption threshold of 87%, we may be unable to consummate a business combination if a target business requires that we have cash in excess of the minimum amount we are required to have at closing and public stockholders may have to remain stockholders of our company and wait until our liquidation to receive a pro rata share of the trust account or attempt to sell their shares in the open market.”
In the event we are not required and do not otherwise elect to hold a stockholder meeting to vote on the business combination, we will conduct redemptions pursuant to the tender offer rules. In such event our offer to redeem shares shall remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act.
10% limitation on redemption rights if we hold a stockholder vote
Notwithstanding the foregoing redemption rights, and solely if we are required to hold a stockholder vote to approve our initial business combination, our charter provides that a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming their shares with respect to more than an aggregate of 10% of the shares sold in this offering. All shares in excess of such amount shall be voted by our management in favor of all proposals submitted for consideration at such meeting and will remain outstanding following the consummation of such business combination in the name of the public stockholder(s).
We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 10% of the shares sold in this offering could threaten to seek to exercise its redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem more than 10% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to consummate a business combination which is favored by our other public stockholders. However, this limitation also makes it easier for us to complete a business combination which is opposed by significant public stockholders.
The foregoing restriction will not apply in the event we conduct redemptions pursuant to the tender offer rules described elsewhere in this prospectus.
Private transactions if we hold a stockholder vote
Solely if we are required to hold a stockholder vote to approve our initial business combination, we may enter into privately negotiated transactions to purchase public shares from stockholders following completion of our initial business combination with proceeds released to us from our trust account immediately following the completion of our initial business combination. Our initial stockholders, directors, officers, advisors or their affiliates may also purchase shares in privately negotiated transactions. Neither we nor our initial stockholders, directors, officers, advisors or their affiliates will make any such purchases when we or they are in possession of any material non-public information not disclosed to the seller. Although we do not currently anticipate that we or our initial stockholders, directors, officers, advisors or our or their affiliates will pay any premium purchase price for such public shares, in the event we or they do, the payment of a premium may not be fair to, or in the best interest of, those stockholders not receiving any such additional consideration. In addition, the payment of a premium by us after the completion of our initial business combination may not be in the best interest of the remaining stockholders who do not redeem their shares. Such stockholders will experience a reduction in book value per share compared to the value received by stockholders that have their shares purchased by us at a premium.
We will not conduct such private transactions in the event we conduct redemptions pursuant to the tender offer rules described elsewhere in this prospectus.
Release of funds from the trust account upon consummation of the initial business combination
Upon the closing of our initial business combination, all amounts held in the trust account will be released to us. We will use these funds to pay amounts due to any public stockholders who exercise their redemption rights and to pay contingent fees. Funds released from the trust account to us can be used to pay all or a portion of the purchase price of the business or businesses we acquire in our initial business combination. If our initial business combination is paid for using stock or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination, we may apply the cash released to us from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating the initial business combination, to fund the purchase of other companies or for working capital.
Redemption of common stock and dissolution and liquidation if no business combination
As described above, if we fail to consummate a business combination by , 2013 [21 months from the closing], our charter requires that we (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably possible, but not more than two business days thereafter, redeem 100% of our public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest but net of taxes payable, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and subject to the requirement that any refund of income taxes that were paid from the trust account which is received after the redemption shall be distributed to the former public stockholders and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate the balance of our net assets to our remaining stockholders, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
Our insiders have waived their rights to participate in any liquidation distribution from the trust account with respect to their initial shares.
Our initial stockholders, officers and directors have agreed that they will not propose any amendment to our charter that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination with 21 months from the closing of this offering, unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of income taxes payable, divided by the number of then outstanding public shares.
There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to consummate our initial business combination within the required time frame.
Although we will seek to have all third parties such as vendors, service providers, prospective target businesses and other entities with which we do business enter into agreements with us waiving any interest to any assets held in the trust account, there is no guarantee that they will execute such agreements. It is also possible that such waiver agreements would be held unenforceable, and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for amounts owed them. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our insiders have agreed that they will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below $10.10 per share (or approximately $10.05 per share if the underwriter’s over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our insiders will not be responsible to the extent of any liability for such third party claims. We have questioned such individuals on their financial net worth and reviewed their financial information and believe they will be able to satisfy any indemnification obligations that may arise. However, we cannot assure you that they will be able to satisfy those obligations if they are required to do so.
We will pay the costs of liquidating the trust account from our remaining assets outside of the trust account. If such funds are insufficient, our insiders have contractually agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have contractually agreed not to seek repayment for such expenses.

Escrow of initial shares and private placement warrants
On or prior to the consummation of this offering, our initial stockholders will place the initial shares and holders of our private placement warrants will place such warrants into a segregated escrow account maintained by Continental Stock Transfer & Trust Company acting as escrow agent. Other than transfers made to permitted transferees who agree in writing to be bound to the transfer restrictions, agree to vote in favor of the initial business combination in the event we seek stockholder approval in connection with our initial business combination and waive any rights to participate in any redemption if we fail to consummate our initial business combination, the initial shares will be held in escrow until the first anniversary of our initial business combination; provided however, these shares will be released earlier from escrow (1) with respect to 50% of such shares, if the closing price of our common stock equals or exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, and (2) with respect to 50% of such shares, if the closing price of our common stock equals or exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination or earlier, in any case, if, following a business combination, we engage in a subsequent transaction resulting in our stockholders having the right to exchange their shares for cash or other securities. Our initial stockholders have agreed that up to 150,000 of the initial shares will be forfeited by them on a pro rata basis to the extent the underwriters’ over-allotment option is not exercised in full. Our initial stockholders have also agreed that up to 294,118 initial shares (or 338,235 initial shares if the underwriters’ over-allotment option is exercised in full) will be forfeited by them on a pro rata basis to the extent that certain share price targets are not achieved for any 20 trading days within at least one 30-trading day period within 36 months following the closing of our initial business combination. Other than transfers made to permitted transferees who agree in writing to be bound to the transfer restrictions, the private placement warrants will not be released from escrow until 30 days following the completion of our initial business combination.
Permitted transferees means any of our officers or directors, any affiliate or immediate family member of any of our officers or directors or trust established by any of the foregoing for estate planning purposes, or any affiliate, member or stockholder of a holder.

Risks

We are a newly-formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision as to whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Comparison to Offerings of Blank Check Companies.” You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 19 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements and the notes and schedules related thereto, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	March 2, 2011
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)	$(47,024)	$40,636,676
Total assets	289,976	40,967,976
Total liabilities	272,000	331,300
Value of common stock that may be redeemed in connection with our initial business combination	—	35,148,000
Stockholders’ equity	17,976	5,488,676

The “as adjusted” information gives effect to the sale of the units in this offering, the sale of the private placement warrants, repayment of the $200,000 of loans made to us by certain of our insiders, and the payment of the estimated expenses of this offering. The “as adjusted” total assets amount includes the $40,400,000 held in the trust account for the benefit of our public stockholders. Except for interest income earned on the trust account balance that may be released to us as described below, the funds held in the trust account will be available to us only upon the consummation of a business combination within the required time frames. The “as adjusted” working capital and “as adjusted” total assets include approximately $331,300 being held in the trust account (approximately $380,312 if the underwriters’ over-allotment option is exercised in full) representing contingent fees payable only upon the completion of our initial business combination within 21 months from the closing of this offering and assuming 87% of our public stockholders redeem their shares.

We may effect a business combination only if public stockholders owning 87% or less of the 4,000,000 shares of common stock sold in this offering (or 4,600,000 shares if the over-allotment option is exercised in full) exercise their redemption rights. Depending on the number of stockholders who choose to exercise their redemption rights in connection with our initial business combination, we could be required to redeem for cash up to 87% of the shares sold in this offering, or 3,480,000 shares (4,002,000 shares if the underwriters exercise their over-allotment option in full) at a per share price of approximately $10.10 per share ($10.05 per share in the event the over-allotment option is exercised in full) for approximately $35,148,000 in the aggregate (or approximately $40,220,100 in the aggregate if the underwriters exercise their over-allotment option in full). The actual per share redemption price will be equal to the aggregate amount then on deposit in the trust account, including accrued but undistributed interest, net of (i) income taxes payable, and (ii) up to $500,000 of interest income (after payment of income taxes) earned on the trust account (after payment of income taxes) previously released to us to fund our working capital and general corporate requirements, as of the date two business days prior to the proposed consummation of our initial business combination, divided by the number of shares of common stock included in the units sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the material risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline and you could lose all or part of your investment.

Risks Associated with Our Proposed Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a development stage company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more operating businesses that we have not yet identified. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business. We have no present revenue and will not generate any revenues or income until, at the earliest, after the completion of our initial business combination. We do not know when or if a business combination will occur.

Our public stockholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may consummate our initial business combination even though holders of a majority of the outstanding shares of common stock do not support such a combination.

We will not hold a stockholder vote before we consummate our initial business combination unless the business combination would require stockholder approval under applicable state law or we decide to hold a stockholder vote for other business or legal reasons. Accordingly, it is possible that we will consummate our initial business combination even if holders of a majority of our public shares do not approve of the business combination we consummate.

Your only opportunity to affect the investment decision regarding our initial business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek stockholder approval of our initial business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses or assets. Since our board of directors may consummate our initial business combination without seeking stockholder approval, public stockholders may not have the right or opportunity to vote on our initial business combination, unless we seek such stockholder vote. Accordingly, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public stockholders in which we describe our initial business combination. In addition, your election to exercise your redemption rights could still be rejected if holders of more than 87% of our public shares elect to exercise their redemption rights, or if, as a condition of the consummation of the business combination, we are required to have a certain minimum amount of cash at closing.

The ability of our stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it more difficult for us to enter into a business combination with a target.

Although we will permit holders of no more than 87% of our public shares to exercise their redemption rights, a potential target may make it a closing condition to our initial business combination that we exceed a certain minimum net asset valuation at the time of closing or have a certain amount of cash. If the number of our public stockholders electing to exercise their redemption rights would have the effect of reducing the amount of money available to us to consummate our initial business combination below such minimum net asset valuation, we may not be able to meet such a closing condition, and as a result, would not be able to consummate our initial business combination.

The ability of a large number of our stockholders to exercise redemption rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

If our initial business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise their redemption rights, we may need to arrange third party financing to help fund our initial business combination in case a larger percentage of stockholders exercise their redemption rights than we expect. If the business combination involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to the target or its stockholders to make up for the failure to satisfy a minimum cash requirement. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

Our negotiating position and our ability to conduct due diligence on potential business combination targets may decrease as we approach our initial business combination deadline, which could undermine our ability to consummate an initial business combination that would produce value for our stockholders.

Pursuant to our charter, among other things, we must complete our initial business combination within 21 months from the date of our initial public offering or redeem 100% of our public shares. Any potential target business with which we enter into negotiations concerning a business combination will be aware of this requirement. Consequently, such target businesses may obtain leverage over us in negotiating a business combination, knowing that if we do not complete a business combination with that particular target business, we may be unable to complete a business combination with any target business. As the end of such time frame nears, our need to consummate our initial business combination with a then-current prospective target business will increase, which may decrease our negotiating power to obtain the best possible deal. In addition, such time restraints may result in limited time to conduct due diligence and, as a result, our due diligence investigation may not be as detailed as would otherwise be the case.

If we are unable to consummate a business combination with the required time frame, our public stockholders could be forced to wait up to 21 months before receiving liquidation distributions.

We have 21 months from the closing of this offering in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought redemption of their shares. Only after the expiration of this full time period will public stockholders be entitled to distributions from the trust account if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until or after such date. In addition, if our plan to redeem our public shares is not consummated for any reason, compliance with Delaware law may require that we submit a plan of dissolution to our then-existing stockholders for approval prior to the distribution of the proceeds held in our trust account. In that case, investors may be forced to wait beyond 21 months before they receive the return of their pro rata portion of the proceeds from our trust account.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Form 8-K with the SEC which includes an audited balance sheet demonstrating this fact, we are exempt from the rules promulgated by the SEC to protect investors of blank check companies such as Rule 419 of the rules and regulations promulgated under the Securities Act, or Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules which would, for example, completely restrict the transferability of our securities, require us to complete a business combination within 18 months of the effective date of the initial registration statement with a target business having a fair value or net assets equal to at least 80% of the offering and restrict the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable, we can complete a business combination with a target business having a fair value or net assets equal to or less than 80% of the offering proceeds, we will be entitled to withdraw interest earned on the funds held in the trust account prior to the completion of a business combination and we have a longer period of time to complete such a business combination than we would if we were subject to such rule.

Unlike other blank check companies, we allow 87% of our public stockholders to exercise their redemption rights. This higher threshold will make it easier for us to consummate a business combination with which you may not agree and could result in more money from the trust account being used to pay for redemptions than in other blank check companies, and very little money remaining in trust for the post-transaction company.

Each public stockholder (other than the initial stockholders) will have the right to have his, her or its shares of common stock redeemed for cash if the initial business combination is approved and consummated. We will consummate the initial business combination only if public stockholders owning 87% or less of the shares sold in this offering have exercised redemption rights on a cumulative basis; provided that, if, and only if, we hold a stockholder vote in connection with a registered business combination, a public stockholder, together with any affiliate of his or any person with whom he is acting in concert or as a “group” (as such term is defined in Sections 13(d) and 14(d) of the Exchange Act), will be restricted from seeking redemption with respect to more than 10% of the shares sold in this offering on a cumulative basis. In the past, many blank check companies have had redemption thresholds of between 20% and 40%, which made it more difficult for such companies to consummate their initial business combinations. Therefore, because we permit a larger percentage of stockholders to exercise their redemption rights, it will be easier for us to consummate an initial business combination with a target business in the face of strong stockholder dissent, and, because if we hold a stockholder vote there will be the 10% redemption limitation described above, we have reduced the likelihood that a small group of investors holding a large block of our shares of common stock will stop us from completing a business combination that is otherwise favored by our public stockholders. Depending on the number of public shares that are redeemed in connection with our initial business combination, we may have very little money in our trust account with which to consummate our initial business combination, which may result in our having to obtain additional financing to consummate our initial business combination, result in less money being available for use as working capital post business combination, or result in our failure to consummate an initial business combination. See the risk factor entitled “Even though we have a redemption threshold of 87%, we may be unable to consummate a business combination if a target business requires that we have cash in excess of the minimum amount we are required to have at closing and public stockholders may have to remain stockholders of our company and wait until our liquidation to receive a pro rata share of the trust account or attempt to sell their shares in the open market.”

Even though we have a redemption threshold of 87%, we may be unable to consummate a business combination if a target business requires that we have cash in excess of the minimum amount we are required to have at closing and public stockholders may have to remain stockholders of our company and wait until our liquidation to receive a pro rata share of the trust account or attempt to sell their shares in the open market.

While our charter permits public stockholders owning up to 87% of the total number of shares sold in this offering to exercise their redemption rights, in the event that a potential target business makes it a closing condition that we have available at the closing a certain amount of cash in excess of the minimum amount that would result from an 87% redemption, we would be required to obtain an additional source of funding or effectively limit the total number of redeemable shares to less than our 87% redemption threshold. Depending upon the closing condition that is imposed by a potential target, the total number of shares that could be redeemed by public stockholders could even be less than the more typical redemption thresholds of 20% to 40% set by other blank check companies. If holders in excess of the total number of shares that may be redeemed pursuant to the closing condition discussed above elect to redeem their shares and we are unable to obtain the required funds from an alternate source, we would not be able to consummate the business combination and we may not be able to locate another suitable target within the applicable time period, if at all. As a result, public stockholders may have to remain stockholders of our company and wait until the expiration of the business combination period in order to be able to redeem their shares for a pro rata portion of the trust account or attempt to sell their shares in the open market prior to such time, in which case they may receive less than a pro rata share of the trust account for their shares.

Furthermore, in the event that public stockholders must wait until our liquidation in order to redeem their shares, they may not receive a full pro rata portion of the trust account to the extent that third party creditors have a claim to such funds. See “Proposed Business — Effecting a Business Combination — Redemption of common stock and liquidation if no business combination.''

Unlike many other blank check companies, we are not required to consider a target’s valuation when entering into or consummating our initial business combination. Management’s flexibility in identifying and selecting a prospective acquisition target, along with management’s financial interest in consummating an initial business combination, may lead management to enter into an acquisition agreement that is not in the best interest of the our stockholders.

Many blank check companies are required to consummate their initial business combination with a target whose value is equal to at least 80% of the amount of money deposited in the trust account of the blank check company at the time of entry into a materially definitive agreement. Because we do not have the limitation that a target business have a minimum fair market enterprise value of the net assets held in the trust account at the time of our signing a definitive agreement in connection with our initial business combination, we will have considerable flexibility in identifying and selecting a prospective acquisition target. Investors will be relying on our management’s ability to identify business combinations, evaluate their merits, conduct or monitor diligence and conduct negotiations. Management’s flexibility in identifying and selecting a prospective acquisition target, along with management’s financial interest in consummating an initial business combination, may lead management to enter into an acquisition agreement that is not in the best interest of our stockholders, which would be the case if we pay too much for our initial business combination target.

Because some of our directors and officers reside outside of the United States, you may face difficulties in protecting your interests.

Certain of our directors and officers are nationals or residents of jurisdictions other than the United States, and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers.

We may issue additional shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our charter authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering and the purchase of the private placement warrants (assuming no exercise of the underwriters’ over-allotment option), there will be 87,800,000 authorized but unissued shares of common stock available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants) and all of the 1,000,000 shares of preferred stock. Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of common or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of common or preferred stock:

•	may significantly reduce the equity interest of investors in this offering;
•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;
•	may cause a change in control if a substantial number of shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any; and
•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and
•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

Your only opportunity to evaluate and affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights in connection with our initial business combination.

You will be relying on the ability of our officers and directors, with the assistance of employees, advisors and consultants, to choose a suitable business combination. At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of any potential target businesses. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential business may be limited to exercising your redemption rights in connection with our initial business combination.

If the net proceeds of this offering not being held in trust are insufficient to allow us to operate for at least the next 21 months, we may be unable to complete a business combination.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 21 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. Since we will initially only have $550,000 available outside of the trust account, we may be dependent on interest earned on funds held in trust for our working capital. Interest rates on permissible investments have ranged from 0.15% to 0.30% over the last several months. While we are entitled to have released to us for working capital purposes up to $500,000 of interest earned on the funds in the trust account (after payment of income taxes), current interest rates will not provide that level of interest. Furthermore, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our initial stockholders to operate or may be forced to liquidate. Our initial stockholders are under no obligation to advance funds in such circumstances. If sufficient interest is not earned from funds held in the trust account and we are unable to find alternative financing, we will not have sufficient capital to consummate a business combination.

We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control such as that public stockholders representing more than 87% of our shares issued in this offering seek redemption of their shares for a pro rata share of the trust account. Any such event will result us having fewer resources for subsequent attempts to locate and acquire or merge with another business.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders may be less than $10.10.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, they may not execute such agreements. Furthermore, even if such entities execute such agreements with us, they may seek recourse against the trust account. A court may not uphold the validity of such agreements.

Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, such entities may not agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and may seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the required timeframe or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors which were not waived that may be brought against us within the subsequent 10 years following redemption. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders. If we liquidate the trust account before the completion of a business combination and distribute the proceeds held therein to our public stockholders, our insiders have agreed that they will be personally liable to ensure that the proceeds in the trust account are not reduced below $10.10 per share by the claims of target businesses or claims of vendors or other entities that have failed to sign waivers and are owed money by us for services rendered or contracted for or products sold to us. However, we cannot assure you that they will be able to meet such obligation. Therefore, the per-share distribution from the trust account may be less than $10.10 due to such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we may not be able to return $10.10 to our public stockholders.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Under the Delaware General Corporation Law, or DGCL, stockholders may be liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not consummate our initial business combination within the required time frame may be considered a liquidation distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 180-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following the termination of the required time period in the event we do not complete an initial business combination and, therefore, we do not intend to comply with these procedures.

Because we will not be complying with certain procedures set forth in Section 280 of the DGCL, as set forth above, a stockholder who received distributions in the redemption may be liable for the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder until the third anniversary of the distribution.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants for cash.

Holders of our warrants will be able to exercise the warrants for cash only if we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares and such shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the shares of common stock issuable upon exercise of the warrants, holders will not be able to exercise their warrants for cash. We may not be able to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants due to a lack of current financial information and/or sufficient resources. If we do not maintain an effective registration statement and current prospectus, the warrant agreement permits holders of warrants to exercise their warrants on a cashless basis under certain circumstances. However, holders of warrants will not be entitled to a cash settlement for their warrants if we fail to have an effective registration statement or a current prospectus available relating to the common stock issuable upon exercise of the warrants. The expiration of warrants prior to exercise would result in each unit holder paying the full unit purchase price solely for the shares of common stock underlying the unit.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No public warrants will be exercisable and we will not be obligated to issue shares of common stock unless, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of the warrants is current and available and a related registration statement is effective and the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. However, some states may not permit us to register the shares issuable upon exercise of our warrants for sale, and some states will not have exemptions for the issuance of shares upon exercise, even on a cashless basis. The value of the warrants will be greatly reduced if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. No warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, unless an exemption is available. We have no obligation to issue cash, securities or other compensation in exchange for the warrants in the event that we are unable to register the shares underlying the warrants under applicable state securities laws or qualify for an exemption, and the warrants may expire unexercised and unredeemed. Holders of warrants who reside in jurisdictions in which the shares underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares underlying the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

We may amend the terms of the warrants that may be adverse to holders with the approval by the holders of 65% of the then outstanding warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company as warrant agent and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding warrants (including the 3,200,000 warrants being sold to our initial stockholders and the underwriters in a private placement that will occur simultaneously with the closing of this offering), in order to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in an adverse way to a holder if 65% of the holders approve of such amendment. Examples of such adverse amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period, provide for redemption of warrants or decrease the number of shares of our common stock purchasable upon exercise of a warrant.

Certain provisions of our charter that relate to our pre-business combination activity may be amended with the approval of at least 65% of our outstanding common stock, which is a lower amendment threshold than that of most blank check companies. It may be easier for us, therefore, to amend our certificate of incorporation to facilitate the completion of our initial business combination that our stockholders may not support.

Most blank check companies have a provision in their charter that prohibits the amendment of certain of its provisions that relate to pre-business combination activity without approval by a certain percentage of the company’s stockholders. Typically, amendment of these provisions requires approval by between 90% and 100% of the company’s public stockholders. Our charter provides that its provisions related to pre-business combination activity may be amended if approved by holders of at least 65% of our outstanding common stock. As a result, we may be able to amend the provisions of our charter that govern our pre-business combination behavior more easily than other blank check companies, and this may increase our ability to consummate a business combination with which you do not agree. However, we will not take any action to amend or waive any provision of our charter to allow us not to redeem our public shares if we do not complete our initial business combination within 21 months from the closing of this offering except in connection with the completion of our initial business combination.

Although we identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into a business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified proven track records, strong cash flow characteristics, strong competitive position, experienced management and diversified customer and supplier bases as general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these attributes. If we consummate our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. If we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if a stockholder vote is required by law, or we decide to hold a stockholder vote for business or other legal reasons, it may be more difficult for us to attain stockholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public stockholders may receive only $10.10 per share as part of our redemption of the public shares, and our warrants will expire worthless.

Following our initial business combination we may discover or otherwise become aware of adverse information regarding our acquired business, and we may be required to subsequently take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price, which could cause you to lose some or all of your investment.

We intend to conduct a due diligence investigation for any business we consider. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance and legal professionals who must be involved in the due diligence process. Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will identify all material issues that may be present inside a particular target business, or that factors outside of the target business and outside of our control will not later arise. If our diligence fails to discover or identify material issues relating to a target business, industry or the environment in which the target business operates, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming debt held by a target business or by virtue of our obtaining post-combination debt financing.

Because we must furnish our stockholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements must be prepared in accordance with, or be reconciled to, U.S. generally accepted accounting principles, or GAAP, or International Financial Reporting Standards, or IFRS, depending on the circumstances, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and consummate our initial business combination within our allotted time frame.

Our ability to successfully effect a business combination will be totally dependent upon the efforts of our executive officers.

Our ability to successfully effect a business combination is dependent upon the efforts of our executive officers, including Jonathan Furer, our Executive Chairman, Min Xue Zhang, our Chief Executive Officer and John Chapman, our Chief Financial Officer. We do not believe that we will rely on the services of any of those individuals more than any other.

Our ability to be successful following an initial business combination will be dependent upon the efforts of our executive officers, some of whom may not remain with us following our initial business combination, and management and other key personnel retained by the target business who may be unfamiliar with operating a public company, either of which could negatively impact the operations and profitability of our post-combination business.

The role of our executive officers and directors in the target business following an initial business combination cannot presently be ascertained. Although some of our executive officers and directors may join the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. Similarly, some members of the target company’s management and other key personnel may not remain in place following an initial business combination and our success will be dependent on those that do. While we intend to closely scrutinize any individuals we retain or engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements which could negatively impact the operations and profitability of our post-combination business.

We may engage in a business combination with one or more target businesses that have relationships or are affiliated with our sponsors, directors, officers or advisors, which may raise potential conflicts.

We may engage in a business combination with one or more target businesses that have relationships or are affiliated (as defined in Rule 405 of the Securities Act) with our sponsors, directors, officers or advisors, which may raise potential conflicts. Also, the completion of a business combination between us and an entity owned by a business in which one of our directors, advisors or officers may have an interest could enhance their prospects for future business from such client. To minimize potential conflicts of interest, we have agreed not to consummate, and our charter provides that we may not consummate, a business combination with a target business that is affiliated with our sponsors, our directors, officers or advisors or any of our or their affiliates unless we, or a committee of our independent directors, obtain an opinion from an independent investment banking firm that is a member of FINRA that the business combination is fair to our unaffiliated stockholders from a financial point of view. This will not, however, provide assurance that a different business combination would not have been more profitable.

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary, or financial, interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our officers, directors, security holders or affiliates from having a direct or indirect pecuniary, or financial, interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

We may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth.

If we consummate a business combination with a company that is financially unstable or in its early stages of development or growth, it will be difficult for us to predict our future operating results. A company in the early stages of development will have a limited operating history from which we will be able to evaluate their business, financial results and prospects. In addition, such a company may not be able to achieve or exceed their revenues and net income from prior years.

We expect to acquire a privately-held company for which there is little public information available.

It is likely that any business combination we consummate will be with one or more privately-held companies in the PRC. Generally, very little public information exists about these companies, and we will be required to rely on the ability of our officers and directors to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to uncover all material information about these companies, then we may not make a fully informed investment decision, and our stock price may decline.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination.

Our officers, directors and their affiliates may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

None of our directors, officers or their affiliates is currently a principal of, or affiliated or associated with, a blank check company. However, our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may not be afforded the opportunity to engage in a transaction with such target business. Please refer to the section entitled “Management — Conflicts of Interest” for a more detailed discussion of these potential conflicts of interest.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with our initial business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may not be able to remain with the company after the consummation of a business combination unless they are able to negotiate employment or consulting agreements in connection with a business combination. If, as a condition to a potential initial business combination, our existing officers negotiate to be retained after the consummation of the business combination, such negotiations may result in a conflict of interest. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. In making the determination as to whether current management should remain with us following the business combination, we will analyze the experience and skill set of the target business’s management and negotiate as part of the business combination that our existing officers and directors remain if it is believed to be in the best interests of the combined company after the consummation of the business combination. There is no certainty, however, that any of our key personnel will remain with us after the consummation of a business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us.

If we decide to complete a business combination with a target business outside of the expertise of our officers and directors, we cannot assure you that our officers and directors will have sufficient knowledge relating to the target, the jurisdiction in which it operates or its industry to make an informed decision regarding a business combination.

If we complete a business combination with a target business outside of the expertise of our officers and directors, our officers and directors may not have sufficient experience to address the risks frequently encountered by such a company. In addition, we may have to rely on the experience of third-party consultants and/or individuals that we engage after a business combination. Our assessment of these individuals may not prove to be correct. In addition, if we hire a third-party to assist us with running the business after a business combination, it will increase our costs of doing business.

Since our initial stockholders will lose their entire investment in us if a business combination is not completed and our officers and directors have significant financial interests in us, a conflict of interest may arise in determining whether a particular acquisition target is appropriate for our initial business combination.

Our initial stockholders’ initial shares will be worthless if we do not consummate our initial business combination. In addition, our initial stockholders and the underwriters have agreed to purchase warrants exercisable for our common stock (for $2,400,000 in the aggregate), which will also be worthless if we do not consummate a business combination. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business combination and completing an initial business combination.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

It is likely that we will be able to acquire only a single business with the funds in trust. By consummating a business combination with only a single business, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or
•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

Alternatively, if we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

Identifying, executing and realizing attractive returns on business combinations is highly competitive and involves a high degree of uncertainty. We expect to encounter intense competition for potential target businesses from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources are relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. In addition,

•	the redemption of common stock held by our public stockholders into cash may reduce the resources available to us to fund our initial business combination; and
•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to redeem for cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our initial stockholders control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering, our initial stockholders (which are entities controlled by our officers and directors) will collectively own 20% of our issued and outstanding common stock (assuming they do not purchase any units in this offering). None of our officers, directors, initial stockholders or their affiliates has indicated any intention to purchase units in this offering or any units or shares of common stock from persons in the open market or in private transactions. However, if, and only if, a vote is held to approve a business combination and a significant number of stockholders vote, or indicate an intention to vote, against a proposed business combination, our insiders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. In connection with any vote to approve a proposed business combination, if any, our insiders have agreed to vote any shares they own in favor of our proposed business combination. In addition, because of the ownership block held by our initial stockholders, they may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions, in addition to the approval of our initial business combination.

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

We will be issuing warrants to purchase up to 4,000,000 shares of our common stock (or up to 4,600,000 shares of common stock if the underwriters’ over-allotment option is exercised) as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be selling

3,200,000 private placement warrants, each exercisable to purchase one share of common stock at $11.50 per share. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares of common stock upon exercise of these warrants could make us a less attractive acquisition vehicle to a target business. Such warrants, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares of common stock issued to complete the business combination. Therefore, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business.

The private placement warrants will be identical to the warrants sold in this offering except that if held by the original holders or their permitted assigns, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption, (iii) together with the common stock issuable upon exercise of these warrants, may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of our initial business combination and (iv) with respect to the private placement warrants held by the underwriters, will expire five years from the effective date of the registration statement of which this prospectus forms a part, or earlier upon redemption or liquidation.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We may redeem the outstanding warrants (excluding any private placement warrants) issued as a part of our units at any time after the warrants become exercisable, in whole and not in part, at a price of $0.01 per warrant, upon not less than 30 days prior written notice of redemption, and if, and only if, the last reported sales price of our common stock equals or exceeds $17.50 per share for any 20 trading days within the 30 trading day period ending on the third business day before we send the notice of redemption to the warrant holders, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.

We will likely redeem the warrants if the market price of our common stock reaches $17.50 per share for the necessary trading period, since doing so would allow us to decrease the dilutive effect of the warrants. Redemption of the warrants could force the warrant holders to exercise the warrants, whether by paying the exercise price in cash or through a cashless exercise at a time when it may be disadvantageous for the holders to do so, to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants. If our management chooses to require holders to exercise their warrants on a cashless basis or if holders elect to do so when there is no effective registration statement, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company because the warrant holder will hold a smaller number of shares of common stock upon a cashless exercise of the warrants they hold. We expect most purchasers of our warrants will hold their securities through one or more intermediaries and consequently you are unlikely to receive notice directly from us that the warrants are being redeemed. If you fail to receive notice of redemption from a third party and your warrants are redeemed for nominal value, you will not have recourse to us.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis after we call the warrants for redemption or if there is no effective registration statement covering the shares of common stock issuable upon exercise of these warrants will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to pay the exercise price of their warrants in cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a “cashless basis.” “Cashless basis” means the warrant holder pays the exercise price by giving up some of the shares for which the warrant is being exercised, with those shares valued at the then current market price. Accordingly, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value by (y) the fair market value. The “fair market value” shall mean the average reported last sales price of our common stock for the 10 trading days ending on the third trading day prior to the date on which notice of redemption is sent to the holders of the warrants. For example, if the holder is exercising 875 public warrants at $11.50 per share through a cashless exercise when the common stock has a fair market value per share of $17.50 per share, then upon the cashless exercise, the holder will receive 300 shares of common stock. The holder would have received 875 shares of common stock if the exercise price was paid in cash. In addition, in the event a registration statement covering the common stock issuable upon exercise of the warrant is not effective within a specified period following the completion of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis. For purposes of calculating the number of shares issuable upon such cashless exercise, the “fair market value” of warrants will be calculated using the volume weighted average sale price of the common stock for the 10 trading days ending on the trading day prior to the date on which notice of exercise is received by the warrant agent. If our management chooses to require holders to exercise their warrants on a cashless basis or if holders elect to do so when there is no effective registration statement, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company because the warrant holder will hold a smaller number of shares of common stock upon a cashless exercise of the warrants they hold.

The exercise price for the public warrants is higher than in many similar blank check company offerings in the past, and, accordingly, the warrants are more likely to expire worthless.

The exercise price of the warrants is higher than is typical in similar blank check companies. Historically, the exercise price of a warrant was generally a fraction of the purchase price of the units in the initial public offering. The exercise price for our public warrants is $11.50 per share. As a result, the warrants are less likely to ever be “in the money” and more likely to expire worthless.

The grant of registration rights to holders of the initial shares and private placement warrants may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our common stock.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, the holders of the initial shares and the private placement warrants or their permitted transferees can demand that we register such securities, as well as the shares of common stock issuable upon exercise of the private placement warrants. The registration rights will be exercisable with respect to the initial shares and the private placement warrants and the shares of common stock issuable upon exercise of such private placement warrants at any time commencing upon the date that such securities are released from escrow, which is 30 days following the consummation of our initial business combination with respect to the private placement warrants and underlying shares and one year following the consummation of such transaction with respect to the initial shares. We will bear the cost of registering these securities. If such persons exercise their registration rights in full, there will be an additional 1,000,000 shares of common stock (assuming no exercise of the underwriters’ over-allotment option) and up to 3,200,000 shares of common stock issuable on exercise of the private placement warrants eligible for trading in the public market. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our common stock that is expected when the securities owned by our insiders are registered.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, as amended, our activities may be restricted, including:

•	restrictions on the nature of our investments; and
•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and consummate a business combination and thereafter to operate the acquired business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct United States government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination; or (ii) absent a business combination, our return of the funds held in the trust account to our public stockholders as part of our redemption of the public shares. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expense for which we have not allotted funds and may hinder our ability to consummate a business combination.

We may not be required to obtain an opinion from an independent investment banking firm, and consequently you may have no assurance from an independent source that the price we are paying for the business is fair to our unaffiliated stockholders from a financial point of view.

Unless we consummate our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm that the price we are paying is fair to our unaffiliated stockholders from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value and fairness based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

Our insiders’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for an initial business combination and in the public stockholders’ best interest.

Unless we consummate our initial business combination, our insiders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of our working capital. Our insiders may, as part of any business combination, negotiate the repayment of some or all of any such expenses. If the target business’s owners do not agree to such repayment, this could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our insiders or their respective affiliates could influence our officers’ and directors’ motivation in selecting a target business and therefore there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

If we seek stockholder approval of our initial business combination, we, our insiders, advisors and their respective affiliates may elect to purchase shares from stockholders, in which case we or they may influence a vote in favor of a proposed business combination that you do not support and have other negative consequences.

Solely in the event we seek stockholder approval of our business combination, and we do not conduct redemptions pursuant to the tender offer rules in connection with our business combination, we may enter into privately negotiated transactions to purchase public shares from stockholders following completion of our initial business combination with proceeds released to us from our trust account immediately following the completion of our initial business combination. Our insiders, advisors or their affiliates may also purchase shares in privately negotiated transactions. The purpose of such arrangements would be to (i) increase the likelihood of satisfaction of the requirement that no more than 87% of our outstanding shares of common stock demand to redeem their shares, (ii) increase the likelihood of obtaining stockholder approval of the business combination or (iii) satisfy a minimum cash requirement, where it appears that such requirements would otherwise not be met. Neither we nor our insiders, advisors or their affiliates will make any such purchases when we or they are in possession of any material non-public information not disclosed to the seller. If such a purchase is made after the record date for the stockholder meeting, such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees to vote in favor of the transaction and not exercise its redemption rights. In the event that we, our insiders, advisors or their respective affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. This will have the effect of reducing the number of shares redeemed and making it more likely that the required stockholder vote needed to approve the business combination is achieved, and, accordingly, making it more likely that we would be able to consummate our initial business combination. Although we do not currently anticipate paying any premium purchase price for such public shares, in the event we do, the payment of a premium may not be in the best interest of those stockholders not receiving any such additional consideration. In the event we are the buyer in such privately negotiated purchases, we could elect to use trust account proceeds to pay the purchase price in such transactions after the closing of our initial business combination.

Additionally, as a consequence of such purchases,

•	the funds in our trust account that are so used will not be available to us after our initial business combination;
•	the public “float” of our common stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to obtain the quotation, listing or trading of our securities on a national securities exchange if we determine to apply for such quotation or listing in connection with our initial business combination; and
•	because the stockholders who sell their shares in a privately negotiated transaction as described above may receive a per-share purchase price payable from the trust account that is not reduced by a pro rata share of franchise and income taxes payable, our remaining stockholders may bear the entire payment of such taxes. That is, if we seek stockholder approval of our initial business combination, the redemption price per share payable to public stockholders who elect to have their shares redeemed will be reduced by a larger percentage of the taxes payable than it would have been in the absence of such privately negotiated transactions, and stockholders who do not elect to have their shares redeemed and remain our stockholders after our initial business combination will bear the economic burden of the entire contingent fees and a larger percentage of the taxes payable.

Neither we nor any of our insiders, advisors or their respective affiliates or any third parties has agreed to purchase any such shares, and the failure to so agree at the applicable time could adversely impair our ability to consummate our initial business combination. Moreover, even if we or our insiders, advisors and their respective affiliates were to undertake such purchases, such purchases could be subject to limitations under applicable securities laws and regulations, including Regulation M and regulations regarding tender offers. The inability of such persons to effect such purchases could adversely impair our ability to consummate our initial business combination.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

Although we have applied to have our securities quoted on the Over-the-Counter Bulletin Board quotation system, or the OTCBB, as of the date of this prospectus, there is currently no market for our securities. Prospective stockholders therefore have no access to information about prior trading history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations, the filing of periodic reports with the SEC, and general market and economic conditions. Once quoted on the OTCBB, an active trading market for our securities may never develop or, if developed, it may not be sustained. In addition, the price of the securities after the offering can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. You may be unable to sell your securities unless a market can be established or sustained.

We anticipate that our securities will be quoted on the OTCBB quotation system, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or another national securities exchange.

We anticipate that our units, common stock and warrants will be traded in the over-the-counter market and will be quoted on the OTCBB, which is a FINRA-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq Stock Market. Quotation of our securities on the OTCBB will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or another national securities exchange. Lack of liquidity will limit the price at which you may be able to sell our securities or your ability to sell our securities at all.

The OTCBB does not impose listing standards or requirements. If our securities were listed on a national securities exchange, we would be subject to a number of listing standards, including requirements relating to our minimum unaffiliated market capitalization and common stock trading price, the independence of a majority of our board of directors, requirements regarding committees of our board and certain other stockholder approval and corporate governance requirements. In addition, we would be subject to any special stock exchange requirements applicable to blank check companies, such as a requirement that we do not enter into an initial business combination that has an acquisition value less than 80% of the funds in the trust account. Notwithstanding the foregoing, in order for our securities to be quoted on the OTCBB (which they must be in order for us to consummate this offering), we are required to have at least one broker-dealer make a market in our securities. Morgan Joseph TriArtisan LLC has informed us that it intends to submit an application to FINRA to make a market in our securities, and we currently expect it to make a market in our securities, although it may cease making a market at any time. If Morgan Joseph TriArtisan LLC does not make a market in our securities, and we are not able to find someone else to act as a market maker in our securities or we otherwise fail to have our securities quoted on the OTCBB, we will not consummate this offering. If following the consummation of this offering we do not have a market maker or we otherwise fail to have our securities quoted on the OTCBB, the liquidity of our securities could be further diminished.

The determination for the offering price of our units is more arbitrary compared with the pricing of securities for an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in trust were the result of a negotiation between the underwriters and us. Factors that were considered in making these determinations include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	the recent market prices of, and the demand for, publicly traded common stock of generally comparable companies;
•	general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.

Although these factors were considered, the determination of our per unit offering price and aggregate proceeds is more arbitrary than would typically be the case if we were an operating company. In addition, because we have not identified any potential target businesses, our assessment of the financial requirements necessary to complete a business combination may prove inaccurate, in which case we may not have sufficient funds to consummate a business combination and we would be forced to either find additional financing or liquidate.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states in which we will apply to have the securities registered. Although resales of our securities are exempt from state registration requirements, state securities commissioners who view blank check offerings unfavorably may attempt to hinder resales in their states.

We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Louisiana, New York and Rhode Island. In the states listed above, we will apply to have the units registered for sale and will not sell the units to retail customers in these states unless and until such registration is effective. If you are not an “institutional investor,” you must be a resident of one of these jurisdictions to purchase our securities in the offering. We may offer and sell the units to institutional investors in every state, except Idaho, in this offering pursuant to an exemption provided for sales to these investors under the blue sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. The National Securities Markets Improvement Act of 1996, or NSMIA, which is a federal statute, preempts the states from regulating transactions in certain securities, which are referred to as “covered securities.” The resale of the units and, once they become separately transferable, the common stock and warrants comprising the units are exempt from state registration requirements under NSMIA, because we will file periodic and annual reports under the Exchange Act. However, each state retains jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their state. For a complete discussion of the blue sky state securities laws and registrations affecting this offering, please see the section entitled “Underwriting — State Blue Sky Information.”

If we deviate in our actions from the disclosure contained in this prospectus, investors may not ultimately receive the same benefits from this offering that they originally anticipated receiving.

Following completion of their initial public offerings, some similarly structured blank check companies have deviated from the disclosure contained in their initial public offering prospectuses in order to consummate their initial business combinations, such as by modifying their charters and governing instruments. While we do not anticipate deviating from the disclosure contained in this prospectus, we may do so. Consequently, investors may not receive the same benefits from this offering that they originally anticipated receiving. In such a situation, it is possible that each investor who purchased units in this offering and still held such units upon learning of our deviation from the disclosure contained in the prospectus could seek rescission of the purchase of the units he acquired in the offering (under which a successful claimant has the right to receive the total amount paid for his or her securities pursuant to an allegedly deficient prospectus, plus interest and less any income earned on the securities, in exchange for surrender of the securities) or bring an action for damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of a security).

Our initial stockholders paid an aggregate of $25,000, or approximately $0.02 per initial share and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock (allocating all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and other investors in this offering. The fact that our initial stockholders acquired their shares of common stock at a nominal price significantly contributed to this dilution. Assuming this offering is completed and no value is ascribed to the warrants included in the units, you and the other new investors will incur an immediate and substantial dilution of approximately 63.9% or $6.39 per share (the difference between the pro forma net tangible book value per share after this offering of $3.61 and the initial offering price of $10.00 per unit).

Provisions in our charter and bylaws and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our charter and bylaws contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred stock, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Compliance with the requirements under the Sarbanes-Oxley Act of 2002 may make it more difficult for us to effect a business combination, require substantial financial and management resources and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2012. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target company with which we seek to complete a business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We do not currently intend to hold an annual meeting of stockholders until after our consummation of a business combination and you will not be entitled to any of the corporate protections provided by such a meeting.

We do not currently intend to hold an annual meeting of stockholders until after we consummate a business combination, and thus may not be in compliance with Section 211(b) of the Delaware General Corporation Law, which requires an annual meeting of stockholders be held for the purposes of electing directors in accordance with a company’s bylaws unless such election is made by written consent in lieu of such a meeting. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of a business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the Delaware General Corporation Law.

We do not intend to establish an audit committee or a compensation committee until the completion of our initial business combination. Until such time, no formal committee of independent directors will review matters related to our business, and such lack of review could negatively impact our business.

Our board of directors intends to establish an audit committee and a compensation committee upon completion of our initial business combination. At that time, our board of directors intends to adopt charters for these committees. Prior to such time we do not intend to establish either one. Accordingly, there will not be a separate formal committee comprised of some members of our board of directors with specialized accounting and financial knowledge to meet, analyze and discuss solely financial matters concerning prospective target businesses nor will there be a separate formal committee to review the reasonableness of expense reimbursement requests by anyone other than our board of directors, which includes persons who may seek such reimbursements. The absence of such committees to review the matters discussed above until the completion of our initial business combination could negatively impact our business.

We do not intend to pay any cash dividends in the future.

We do not intend to pay any cash dividends in the future. As a result, any gains on your investment in our securities will depend on the appreciation in value of our securities. If our securities fail to increase in value, you may lose all or part of your investment.

Risks associated with acquiring and operating a target business in the PRC

If we acquire control of a target business through contractual arrangements with one or more operating businesses in the PRC, such contracts may not be as effective in providing operational control as direct ownership of such business and may be difficult to enforce.

We will only acquire a business or businesses that, upon the consummation of our initial business combination, will be our majority-owned subsidiaries and will be neither investment companies nor companies excluded from the definition of an investment company by Section 3(c)(1) or 3(c)(7) of the Investment Company Act. However, the PRC government has restricted or limited foreign ownership of certain kinds of assets and companies operating in certain industries. The industry groups that are restricted are wide ranging, including, for example, certain aspects of telecommunications, food production, and heavy equipment manufacturers.

In addition there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or having “famous brand names” or “well-established brand names.” Subject to the review and approval requirements of the relevant agencies for acquisitions of assets and companies in the PRC and subject to the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted local parties. To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company which may provide exceptions to the merger and acquisition regulations mentioned above since these types of arrangements typically do not involve a change of equity ownership in the operating company. The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of local parties who would be our nominees and, therefore, may exempt the transaction from certain regulations, including the application process required thereunder. However, since there has been limited implementation guidance provided with respect to such regulations, the relevant government agency might apply them to a business combination effected through contractual arrangements. If such an agency determines that such an application should have been made or that our potential future target businesses are otherwise in violation of local laws or regulations, consequences may include confiscating relevant income and levying fines and other penalties, revoking business and other licenses, requiring restructure of ownership or operations, requiring discontinuation or restriction of the operations of any portion or all of the acquired business, restricting or prohibiting our use of the proceeds of this offering to finance our businesses and operations and imposing conditions or requirements with which we or potential future target businesses may not be able to comply.

These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under local laws and regulations. If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights. Therefore, these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under local law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.

Contractual arrangements we enter into with potential future subsidiaries and affiliated entities or acquisitions of offshore entities that conduct operations through affiliates in the PRC may be subject to a high level of scrutiny by the relevant tax authorities.

Under the laws of the PRC, arrangements and transactions among related parties may be subject to audit or challenge by the relevant tax authorities. The PRC laws may also require enterprises with significant related party transactions under certain circumstances to prepare transfer pricing documentation and to demonstrate the basis for determining the price, the computation methodology and provide detailed explanations. If any of the transactions we enter into with potential future subsidiaries and affiliated entities are found not to be on an arm’s-length basis, or to result in an unreasonable reduction in tax under local law, the relevant tax authorities may have the authority to disallow any tax savings, adjust the profits and losses of such potential future local entities, assess late payment surcharges, charge fines or penalties, levy an interest penalty on any special tax adjusted income, and limit the ability of future local entities to obtain preferential tax treatments and other financial incentives. A finding by the relevant tax authorities that we are ineligible for any such tax savings, or that any of our possible future affiliated entities are not eligible for tax exemptions, would substantially increase our possible future taxes and thus reduce our net income and the value of a stockholder’s investment.

In the event that sellers of an entity we acquire failed to pay any taxes required under local law, the relevant tax authorities could require us to withhold and pay such taxes.

In the event that in connection with an acquisition of an offshore entity that conducted its operations through affiliates in the PRC or an acquisition of a Chinese on-shore entity, the sellers of such offshore or on-shore entities failed to pay any taxes required under local law, the relevant tax authorities could require us to withhold and pay the tax, together with late-payment interest and penalties. The occurrence of any of the foregoing could have a negative impact on our operating results and financial condition.

The laws of the PRC the laws applicable to a target business with which we complete a business combination will likely govern all of our material agreements and we may not be able to enforce our legal rights.

The laws of the PRC will likely govern almost all of the material agreements relating to the operations of a target business, including any contractual arrangements through which we acquire control of the target business as described above. We cannot assure you that we or the target business will be able to enforce any of its material agreements or that remedies will be available in the PRC. The system of laws and the enforcement of existing laws in the PRC may not be as certain in implementation and interpretation as in the United States. In addition, the judiciary of the PRC is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. In addition, to the extent that our target business’ material agreements are with governmental agencies in the PRC, we may not be able to enforce or obtain a remedy from such agencies due to sovereign immunity, in which the government is deemed to be immune from civil lawsuit or criminal prosecution. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

If, due to restrictions on foreign investment in local entities, we acquire a business through the use of contractual arrangements and the PRC government determines that such contractual arrangements do not comply with local governmental restrictions on foreign investment, or if these regulations or the interpretation of existing regulations in the PRC change in the future, we could be subject to significant penalties or be forced to relinquish our interests in those operations.

The PRC government currently prohibits or restricts foreign ownership in certain “important industries,” including telecommunications, food production and heavy equipment. Because of these restrictions, foreign investors often acquire control of local business through the use of contractual arrangements pursuant to which they effectively control the local business. There are uncertainties as to whether such contractual arrangements comply with the regulations prohibiting or restricting foreign ownership in certain industries. In addition, even if such arrangements are not in violation of current regulations, such regulations are subject to change in the future and may be broadened to further restrict ownership by foreign investors in new industries or of companies with “famous brand names” or “well-established brand names.”

If we or any of our potential future target businesses are found to be in violation of any existing or future local laws or regulations with respect to foreign investment in local entities (for example, if we are deemed to be holding equity interests in certain of our affiliated entities in which direct foreign ownership is prohibited), the relevant regulatory authorities might have the discretion to:

•	revoke the business and operating licenses of the potential future target business;
•	confiscate relevant income and impose fines and other penalties;
•	discontinue or restrict the operations of the potential future target business;
•	require us or potential future target business to restructure the relevant ownership structure or operations;
•	restrict or prohibit our use of the proceeds of this offering to finance our businesses and operations in the relevant jurisdiction;
•	impose conditions or requirements with which we or potential future target business may not be able to comply; or
•	require us to discontinue a portion or all of our business.

The imposition of any of the above penalties could result in a material and adverse effect on our ability to conduct our business as well as our financial situation and we might be forced to relinquish our interests in operations.

If we acquire control of a target business through contractual arrangements with one or more operating businesses in the PRC, all of our revenues will be generated through such operating business, and we would rely on payments made by the operating business to our wholly-owned subsidiary, pursuant to contractual arrangements to transfer any such revenues to us, or to our wholly-owned subsidiary. Any restriction on such payments and any increase in the amount of PRC taxes applicable to such payments may materially and adversely affect our business and our ability to pay dividends to our stockholders.

If we acquire control of a target business through contractual arrangements with one or more operating businesses in the PRC, we would conduct substantially all of our operations through that operating business, which would generate all of our revenues. As that operating business would not be directly owned by us, it would not able to make dividend payments to us. Instead, we would have a wholly-owned subsidiary in China, which will enter into a number of contracts with operating business, pursuant to which the operating business would pay our wholly-owned subsidiary for certain services that the wholly-owned subsidiary would provide to the operating company. However, depending on the nature of services provided, certain of these payments are subject to PRC taxes at different rates, including enterprise income tax, business tax and value-added tax, which effectively reduce the payments that our wholly-owned subsidiary may receive from the operating business. We cannot assure you that the PRC government will not impose restrictions on such payments, change the tax rates applicable to such payments, or adjust the taxable income of the services or the tax deductions of the expenses of related party transactions. Any such restrictions on such payments, increases in the applicable tax rates, or adjustments to taxable income and tax deductions, may materially and adversely affect our ability to receive payments from the operating business or the amount of such payments, and may in turn materially and adversely affect our business, our net income and our ability to pay dividends to our stockholders.

Exchange controls that exist in the PRC may limit our ability to utilize our cash flow effectively following a business combination.

Following a business combination, we will be subject to the PRC’s rules and regulations on currency conversion. In the PRC, the State Administration of Foreign Exchange (“SAFE”) regulates the conversion of the Renminbi into foreign currencies. Currently, foreign investment enterprises (“FIEs”) are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” Under the PRC laws, FIE refers to a company incorporated in China with investments from non-PRC enterprises, organizations or individuals. The “FIEs” include the Sino-foreign equity joint venture (“EJV”), Sino-foreign cooperative joint venture (“CJV”) and wholly foreign-owned enterprise (“WFOE”) as regulated respectively by the Sino-foreign Equity Joint Venture Law (1979), as amended, the Sino-foreign Cooperative Joint Venture Law (1988), as amended, and the Wholly Foreign-Owned Enterprise Law (1986), as amended. Both the EJV and CJV are established with investments from PRC enterprises or organizations and non-PRC enterprises, organizations or individuals. The WFOE is established with investments solely from non-PRC enterprises, organizations or individuals. Both the EJV and the WFOE are limited liability companies, and a CJV is also usually a limited liability company unless contractual parties determine otherwise. Following a business combination, we will likely be a shareholder of an FIE as a result of our ownership structure. With such registration certificates, FIEs are allowed to open foreign currency accounts including a “current account” and “capital account.” Further, the currency conversion is classified as “current item” and “capital item” according to its nature. Currency conversion within the scope of “current items,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE, but such transactions are subject to the consent of banks which are authorized by the SAFE to review “current items” currency transactions, and it is possible that such banks would not consent to our making such payments. However, conversion of currency under the “capital items,” including capital items such as direct investment, loans and securities, still require approval of the SAFE. For example, we would require the approval of SAFE to pay off debt generated outside the PRC or to pay for capital expenditures outside the PRC. We cannot assure you that the PRC regulatory authorities will not impose further restrictions on the convertibility of the Renminbi. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our stockholders or to fund operations we may have outside of the PRC.

On August 29, 2008, SAFE promulgated a notice, or Circular 142, regulating the conversion by a foreign-invested enterprise of foreign currency into Renminbi by restricting how the converted Renminbi may be used. Circular 142 requires that the registered capital of a foreign-invested enterprise settled in Renminbi converted from foreign currencies may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC unless specifically provided for otherwise. In addition, SAFE strengthened its oversight of the flow and use of the registered capital of a foreign-invested enterprise settled in Renminbi converted from foreign currencies. The use of such Renminbi capital may not be changed without SAFE’s approval, and may not in any case be used to repay Renminbi loans if the proceeds of such loans have not been used for purposes within the foreign-invested enterprise’s approved business scope. Violations of Circular 142 will result in severe penalties, including substantial fines as set forth in the PRC Foreign Exchange Administration Regulations.

If relations between the United States and the PRC deteriorate, it could cause potential target businesses or their goods or services to become less attractive.

The relationship between the United States and the PRC is subject to sudden fluctuation and periodic tension. Changes in political conditions in China and changes in the state of relations with the United States are difficult to predict and could cause potential target businesses or their goods and services to become less attractive, resulting in it being less likely that we consummate a business combination. Because we are not limited to any specific industry, there is no basis for investors in this offering to evaluate the possible extent of any impact on our ultimate operations if relations are strained between the United States and the PRC.

As a result of the M&A Rules, it is expected that acquisitions will take longer and be subject to economic scrutiny by the PRC government authorities such that we may not be able to complete a transaction.

On August 8, 2006, the PRC’s Ministry of Commerce (“MOFCOM”), together with several other government agencies, promulgated the Provision on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which took effect on September 8, 2006 and was amended on June 22, 2009, to more effectively regulate foreign investment in PRC domestic enterprises. The M&A Rules established, among other things, additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming, complex and uncertain, including but not limited to, the requirement in some instances that the approval of MOFCOM be obtained in advance when a foreign investor acquires equity or assets of a PRC domestic enterprise. Depending on the structure of the transaction, the M&A Rules will require the Chinese parties to make a series of applications and supplemental applications to the competent government agencies, some of which must be made within strict time limits and depending on approvals from one or the other of the government agencies. The application process has been supplemented to require the presentation of economic data concerning a transaction, including appraisals of the business to be acquired and credit certification of the acquirer which will permit the government to assess the economics of a transaction in addition to the compliance with legal requirements. Moreover, acquisitions of Chinese domestic companies relating to “important industries” or affecting the national economic security or resulting in the transfer of “actual control” of companies having “famous Chinese brand names” or “well established Chinese brand names” must be reported and approved by MOFCOM and other relevant agencies. The M&A Rules also require offshore special purpose vehicles, or SPVs, formed for the purposes of overseas listing of equity interests in PRC companies and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the China Securities Regulation Commission prior to the listing and trading of such SPV’s securities on an overseas stock exchange. If during an acquisition by a foreign investor over a PRC domestic enterprise the consideration is paid in form of stocks of a foreign company held by the foreign investor, the M&A Rules impose more requirements on the companies involved. It is also required that the domestic PRC company or its original shareholders retain qualified acquisition agents registered in the PRC to evaluate and provide expert opinion on the acquisition. These provisions may limit our payment method in a business combination.

Although our charter does not limit us to a particular geographic region, we intend to focus on operating businesses with primary operations in the PRC. When we evaluate a potential transaction in the PRC, we will consider the need to comply with these regulations which may result in our modifying or not pursuing a particular transaction. It is expected that compliance with the M&A Rules will be more time consuming than in the past, will be more costly and will permit the government much more extensive evaluation and control over the terms of the transaction. Therefore, the potential transaction in the PRC may not be able to be completed because the terms of the transaction may not satisfy aspects of the approval process, to the extent such approval is required under PRC law, and may not be completed even if approved. In extreme cases, the authorities could suspend or revoke the business license of the Chinese entities and cause an unwinding of the transaction. If the transaction was unwound, the consideration paid to the target business might be returned to us and we would then be forced to either attempt to complete a new business combination if it was prior to 21 months from the consummation of this offering or we would be required to return any amounts which were held in the trust account to our stockholders.

The M&A Rules set forth many requirements that have to be followed, but there are still many ambiguities in the meaning of many provisions. Although further regulations are anticipated in the future, until there has been clarification either by pronouncements, regulation or practice, there is some uncertainty in the scope of the regulations. Moreover, the ambiguities give the regulators wide latitude in the enforcement of the regulations and the transactions to which they may or may not apply. Therefore, we cannot predict the extent to which the regulations will apply to a transaction, and therefore, there may be uncertainty in whether or not a transaction will be completed until the approval process is under way or until the preliminary approvals are obtained.

Because the M&A Rules permit the government agencies to have scrutiny over the economics of an acquisition transaction and require consideration in a transaction to be paid within stated time limits, we may not be able to negotiate a transaction that is acceptable to our stockholders or sufficiently protect their interests in a transaction.

The M&A Rules have introduced aspects of economic and substantive analysis of the target business and the acquirer and the terms of the transaction by MOFCOM and the other governing agencies through submissions of an appraisal report and the acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction. The M&A Rules also prohibit a transaction at an acquisition price obviously lower than the appraised value of the Chinese business or assets. The M&A Rules require that in certain transaction structures, the consideration must be paid within strict time periods. Because the Chinese authorities have been unhappy with offshore flips which converted domestic companies into FIEs in order to take advantage of certain benefits, including reduced taxation, in the PRC, the M&A Rules require foreign sourced capital of not less than 25% of the domestic company’s post-acquisition capital in order to obtain FIE treatment. In asset transactions there must be no harm of third parties and the public interest in the allocation of assets and liabilities being assumed or acquired. These aspects of the M&A Rules will limit our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Transaction structures involving trusts, nominees and similar entities are prohibited with respect to the acquisitions among related parties. Therefore, we may not be able to negotiate a transaction with terms that will satisfy our investors and protect our stockholders interests in an acquisition of a Chinese business or assets.

Compliance with the PRC Antitrust Law may limit our ability to effect a business combination.

The PRC Antitrust Law was promulgated on August 30, 2007 and became effective on August 1, 2008. The government authorities in charge of antitrust matters in China are the Antitrust Commission and other antitrust authorities under the State Council. The PRC Antitrust Law regulates (i) monopoly agreements, including decisions or actions in concert that preclude or impede competition, entered into by business operators; (ii) abuse of dominant market position by business operators; and (iii) concentration of business operators that may have the effect of precluding or impeding competition. The concentration of business operators refers to (i) merger with other business operators; (ii) gaining control over other business operators through acquisition of equity interest or assets of other business operators; and (iii) gaining control over other business operators through exerting influence on other business operators through contracts or other means. The State Council promulgated the Provisions on the Standards for Declaring Concentration of Business Operators on August 3, 2008, effective on the same date, to provide clearer guidance and definition to the concentration thresholds of business operators. The provision provides that where the concentration of business operators reaches any of the following standards, the business operators concerned shall declare it to the competent department of commerce of the State Council beforehand, otherwise, the concentration would not be allowed: (i) the worldwide business volume of all the business operators involved in the concentration exceeds Renminbi 10 billion in the last accounting year, and the business volume in China of at least two business operators among them exceeds Renminbi 400 million separately in the last accounting year; or (ii) the business volume in China of all the business operators involved in the concentration exceeds Renminbi 2 billion in the last accounting year, and the business volume in China of at least two business operators among them exceeds Renminbi 400 million separately in the last accounting year. The business combination we contemplate may be considered the concentration of business operators, and to the extent required by the Antitrust Law, we must file with the antitrust authority under the PRC State Council prior to conducting the contemplated business combination. If the antitrust authority decides not to further investigate whether the contemplated business combination has the effect of precluding or impeding competition or fails to make a decision within 30 days from receipt of relevant materials, we may proceed to consummate the contemplated business combination. If antitrust authority decides to prohibit the contemplated business combination after further investigation, we must terminate such business combination and would then be forced to either attempt to complete a new business combination if it was prior to 21 months from the consummation of this offering or we would be required to return any amounts which were held in the trust account to our stockholders. When we evaluate a potential business combination transaction, we will consider the need to comply with the Antitrust Law and other relevant regulations which may limit our ability to effect an acquisition or may result in our modifying or not pursuing a particular transaction.

The MIIT issued regulations that regulate and limit ownership and investment in internet and other value-added telecommunications businesses in the PRC, which may limit the type of businesses we will be able to acquire.

On July 13, 2006, the PRC’s Ministry of Information Industry (now known as the Ministry of Industry and Information Technology, or MIIT), issued a notice with the purpose of increasing the regulation of foreign investment in and operations of value added telecom services which includes internet and telecommunications businesses in the PRC. The regulations require Chinese entities to own and control the following: (i) internet domain names, (ii) registered trademarks, and (iii) servers and other infrastructure equipment used to host and operate web-sites and conduct business. The ownership requirements functionally limit foreign direct and indirect ownership and control of the intellectual property of these businesses even when attempted through various parallel control, licensing, use and management agreements. It is anticipated that these regulations will be strictly enforced, and it is provided that such regulations apply retroactively and provide for audit procedures. The failure to comply may cause the MIIT to terminate a telecommunications license. Any anticipated foreign investment in such businesses will be subject to prior approval by the MIIT, and it is expected that approval for investment may not be easily obtained for foreign investment in these businesses unless in strict compliance. Therefore, investment by us in this sector may not be actively pursued because certain assets may not be acquirable and accounting consolidation may be restricted or not permitted.

If a company we intend to acquire is partly owned by governmental entities, the business combination may be subject to strict and complicated procedures.

In China, some companies may be jointly owned between governmental entities and private companies and/or individuals. If a contemplated business combination involves the purchasing of shares held by governmental entities, special procedures for transferring state owned assets shall apply. More specifically, the value of the shares shall be subject to evaluation by a qualified appraiser; the shares must be transferred at the designated assets exchange center after public bidding; and the sale of the shares shall be subject to the approval of relevant authorities governing the transfer of state owned assets. As such, these procedures may prolong and/or complicate the completion of our business combination.

The recent global economic and financial market crisis has had and may continue to have a negative effect on the economy of the PRC, and could impair our profitability following consummation of a business combination.

The recent global economic and financial market crisis has caused, among other things, a general tightening in the credit markets, lower levels of liquidity, increases in the rates of default and bankruptcy, lower consumer and business spending, and lower consumer net worth, in the PRC and other parts of the world. This global economic and financial market crisis may impair our profitability following a business combination. In addition, the timing and nature of any recovery in the credit and financial markets remains uncertain, and there can be no assurance that market conditions will improve in the near future.

If the PRC imposes restrictions to reduce inflation, future economic growth in the PRC could be severely curtailed, which could materially and adversely impact our profitability following a business combination.

While the economy of the PRC has experienced rapid growth, this growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the supply of money and rising inflation. In order to control inflation in the past, the PRC has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Imposition of similar restrictions may lead to a slowing of economic growth and decrease the interest in the services or products we may ultimately offer leading to a material and adverse impact on our profitability.

Any devaluation of currencies used in the PRC could negatively impact our target business’ results of operations and any appreciation thereof could cause the cost of a target business as measured in dollars to increase.

Because substantially all revenues and income following a business combination would be received in a foreign currency such as Renminbi, the main currency used in the PRC, the dollar equivalent of our net assets and distributions, if any, would be adversely affected by reductions in the value of the Renminbi. The value of the Renminbi fluctuates and is affected by, among other things, changes in the PRC’s political and economic conditions. To the extent that we need to convert United States dollars into Chinese Renminbi for our operations, appreciation of this currency against the United States dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Renminbi we convert would be reduced. The redemption of Renminbi into foreign currencies such as the United States dollar has been generally based on rates set by the People’s Bank of China, which are set daily based on the previous day’s interbank foreign exchange market rates and current exchange rates on the world financial markets. Historically, the PRC “pegged” its currency to the United States dollar. This meant that each unit of Chinese currency had a set ratio for which it could be exchanged for United States currency, as opposed to having a floating value like other countries’ currencies. Many countries argued that this system of keeping the Chinese currency low when compared to other countries gave Chinese companies an unfair price advantage over foreign companies. Due to mounting pressure from other countries, the PRC recently reformed its economic policies and adopted a floating rate with respect to the Renminbi. Since July 21, 2005, the Renminbi has been pegged to a basket of currencies and permitted to fluctuate within a managed band. This floating exchange rate, and any appreciation of the Renminbi that may result from such rate, could cause the cost of a target business as measured in dollars to increase. Further, target companies may be adversely affected since the competitive advantages that existed as a result of the former policies will cease. We cannot assure you that a target business with which we consummate a business combination will be able to compete effectively with the new policies in place.

Recent regulations relating to offshore investment activities by PRC residents may increase the administrative burden we face and create regulatory uncertainties that may limit or adversely effect our ability to acquire PRC companies.

SAFE issued a public notice on October 21, 2005 titled “Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Return Investments via Overseas Special Purpose Vehicles,” or Circular 75, requiring PRC residents, including both legal persons and natural persons, to register with an appropriate local SAFE branch before establishing or controlling any company outside of China, referred to as an “offshore special purpose company,” for the purpose of acquiring any assets of or equity interest in PRC companies and raising fund from overseas. When a PRC resident contributes the assets or equity interests it holds in a PRC company into the offshore special purpose company, or engages in overseas financing after contributing such assets or equity interests into the offshore special purpose company, such PRC resident shall modify its SAFE registration in light of its interest in the offshore special purpose company and any change thereof. In addition, any PRC resident that is the stockholder of an offshore special purpose company is required to amend its SAFE registration with the local SAFE branch, with respect to that offshore special purpose company in connection with any increase or decrease of capital, transfer of shares, merger, division, long-term equity investment or creation of any security interest. Failure to comply with the above SAFE registration could result in liabilities under PRC laws for evasion of foreign exchange restrictions. For instance, PRC subsidiaries may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to an offshore parent company and the offshore parent company may be restricted in its ability to contribute additional capital into such PRC subsidiaries. We are committed to complying with the relevant rules. As a result of the foregoing, we cannot assure you that we or the owners of the target business we intend to acquire, as the case may be, will be able to complete the necessary approval, filings and registrations for a proposed business combination. This may restrict our ability to implement our business combination strategy and adversely affect our operations.

Because any target business with which we attempt to complete a business combination may be required to provide our stockholders with financial statements prepared in accordance with and reconciled to United States generally accepted accounting principles, prospective target businesses may be limited.

In connection with providing our stockholders with their redemption rights pursuant to our charter in connection with a business combination, we will provide our public stockholders with a prospectus/proxy solicitation or tender offer materials which include information regarding a proposed target company substantially similar to that which would be required in accordance with requirements of United States Federal securities laws in connection with a proxy solicitation, including certain financial statements that are prepared in accordance with, or that can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with U.S. generally accepted auditing standards. To the extent that a proposed target business does not have financial statements that have been prepared with, or that can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with U.S. generally accepted auditing standards, we may not be able to complete a business combination with that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may complete a business combination. Furthermore, to the extent that we seek to acquire a target business that does not have financial statements prepared in accordance with United States generally accepted accounting principles, it could make it more difficult for our management to analyze such target business. It could also delay our preparation of our proxy materials or tender offer materials that we will send to stockholders relating to the proposed business combination with such a target business, thereby making it more difficult for us to consummate such a business combination.

If we consummate a business combination with a PRC subsidiary, our operating company in the PRC may be subject to restrictions on dividend payments.

If we consummate a business combination with a PRC subsidiary, we will rely on dividends and other distributions from our operating company to provide us with cash flow and to meet our other obligations. Current regulations in the PRC would permit an operating company in the PRC to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, an operating company as an FIE in the PRC will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. Such reserve account may not be distributed as cash dividends. In addition, if an operating company in the PRC incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us.

The PRC government has enacted a law on enterprise income tax, and as it implements this law the tax and fee benefits provided to foreign investors and companies to encourage development within the country may be reduced or removed, resulting in expenses which may impact margins and net income.

On March 16, 2007, the PRC’s National People’s Congress approved and promulgated the PRC Enterprise Income Tax Law (the “EIT Law”). The EIT Law took effect on January 1, 2008. Under the EIT Law, foreign investment enterprises, or FIEs, and domestic companies are subject to a uniform tax rate of 25%. The EIT Law provides a five-year transition period starting from its effective date for those enterprises which were established before the promulgation date of the EIT Law and which were entitled to a preferential lower tax rate under the then-effective tax laws or regulations. On December 26, 2007, the PRC State Council issued a Notice on Implementing Transitional Measures for Enterprise Income Tax, providing that the enterprises that have been approved to enjoy a low tax rate prior to the promulgation of the EIT Law will be eligible for a five-year transition period since January 1, 2008, during which time the tax rate will be increased step by step to the 25% unified tax rate set out in the EIT Law. From January 1, 2008, for the enterprises whose applicable tax rate was 15% before the promulgation of the EIT Law, the tax rate will be increased to 18% for year 2008, 20% for year 2009, 22% for year 2010, 24% for year 2011, and 25% for year 2012. For the enterprises whose applicable tax rate was 24%, the tax rate was changed to 25% from January 1, 2008. For those enterprises which are enjoying tax holidays, such tax holidays may continue until their expiration, but where the tax holiday has not yet started because of losses, such tax holiday shall be deemed to commence from the first effective year of the EIT Law. While the EIT Law equalizes the tax rates for FIEs and domestic companies, preferential tax treatment would continue to be given to companies in certain encouraged sectors and to entities classified as high-technology companies supported by the PRC government, whether FIEs or domestic companies. According to the EIT Law, entities that qualify as high-technology companies especially supported by the PRC government are expected to benefit from a tax rate of 15% as compared to the uniform tax rate of 25%. Nevertheless, there can be no assurances that any particular company will continue to qualify as a high technology company supported by the PRC government in the future, and benefit from such preferential tax rate. Following the effectiveness of the EIT Law, a company’s effective tax rate may increase, unless it is otherwise eligible for preferential treatment. If we consummate a business combination with a PRC subsidiary, any increase in our or such PRC subsidiary’s tax rate in the future could have a material adverse effect on our financial condition and results of operations.

If we consummate a business combination with a PRC subsidiary, we may be subject to Chinese corporate withholding taxes in respect of dividends we may receive following such business combination.

In accordance with the EIT Law and its implementing rules, dividends payable by a FIE to its foreign (non-PRC resident) investors that are non-resident enterprises will be subject to a 10% withholding tax if such foreign investors do not have any establishment or place of business within China or if the dividends payable have no connection with the establishment or place of business of such foreign investors within China, to the extent that the dividends are deemed China-sourced income, unless such foreign investor’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a different withholding arrangement. As a result, following a business combination, any of our subsidiaries operating in China will be required to deduct Chinese withholding taxes from dividends distributed to us as the parent entity (unless we are deemed to be a PRC resident enterprise), meaning that we would have less funds to use in connection with our operations as the parent entity or for distribution to our stockholders.

If, following a business combination, we are determined to be a “resident enterprise” under the EIT Law, we may be subject to PRC income tax on our taxable global income.

Under the EIT Law, enterprises are classified as resident enterprises and non-resident enterprises. An enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define “de facto management bodies” as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise; however, it remains unclear whether the PRC tax authorities would deem our managing body as being located within China. Due to the short history of the EIT Law and lack of applicable legal precedents, the PRC tax authorities determine the PRC tax resident treatment of a foreign (non-PRC) company on a case-by-case basis.

If, following a business combination, the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of PRC tax consequences could follow. First, we may be subject to enterprise income tax at a rate of 25% on our worldwide taxable income, as well as PRC enterprise income tax reporting obligations. Second, under the EIT Law and its implementing rules, dividends paid between “qualified resident enterprises” are exempt from enterprise income tax. It is unclear whether dividends we receive from any subsidiaries operating in China will constitute dividends between “qualified resident enterprises” and would therefore qualify for tax exemption, because the definition of “qualified resident enterprises” is unclear and the relevant PRC government authorities have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. If we are required to pay income tax on any dividends we receive from any subsidiaries operating in China, the amount of dividends we could pay to our stockholders would be materially reduced.

If, following a business combination, we are determined to be a “resident enterprise” under the EIT Law, dividends payable by us to our foreign (non-PRC resident) investors and any gain derived by them on the sale or transfer of our units, common stock or warrants may be subject to taxes under PRC tax laws.

If, following a business combination, we are determined to be a resident enterprise under the EIT Law and dividends payable to (or gains realized by) investors that are not tax residents of the PRC (“non-resident investors”) are treated as income derived from sources within the PRC, then the dividends that non-resident investors receive from us and any such gain derived by such investors on the sale or transfer of our units, common stock or warrants should be subject to income tax under the PRC tax laws. Under the EIT Law and its implementing rules, PRC withholding tax at the rate of 10% is applicable to dividends payable to non-resident investors that are enterprises (but not individuals) which (i) do not have an establishment or place of business in the PRC or (ii) have an establishment or place of business in the PRC but the relevant income is not effectively connected with the establishment or place of business, to the extent that such dividends are deemed to be sourced within the PRC. Similarly, any gain realized on the sale or transfer of our units, common stock or warrants by such investors also would be subject to 10% PRC income tax if such gain is regarded as income derived from sources within the PRC. Under the PRC Individual Income Tax Law and its implementing rules, a 20% PRC withholding tax is applicable to dividends payable to non-resident investors who are individuals, to the extent that such dividends are deemed to be sourced within the PRC. Similarly, any gain realized on the transfer of our units, common stock or warrants by such investors also would be subject to a 20% PRC income tax if such gain is regarded as income derived from sources within the PRC. Under the PRC tax laws, we would not have an obligation to withhold PRC income tax in respect of gains that non-resident investors may realize from the sale or transfer of our units, common stock or warrants (regardless of whether such gains would be regarded as income from sources within the PRC), but we would have an obligation to withhold PRC income tax at the applicable rate described above (subject to reduction by applicable tax treaties) on dividends that non-resident investors receive from us if such dividends are regarded as income derived from sources within the PRC. If we are required under the PRC tax laws to withhold PRC income tax on dividends payable to our non-resident investors, or if such investors are required to pay PRC income tax on the sale or transfer of our units, common stock or warrants under the circumstances mentioned above, the value of their investment in our units, common stock or warrants may be materially and adversely affected.

If any such PRC tax applies, a non-PRC resident investor may be entitled to a reduced rate of PRC tax under an applicable income tax treaty and/or a deduction against such investor’s domestic taxable income or a foreign tax credit against such investor’s domestic income tax liability (subject to applicable conditions and limitations). Prospective investors should consult with their own tax advisors regarding the applicability of any such taxes, the effects of any applicable income tax treaties, and any available deductions or foreign tax credits.

If, following a business combination, we acquire a PRC resident enterprise through an offshore holding entity which was established in a low-tax jurisdiction, we may face uncertainties from a PRC income tax perspective in the event we further dispose the offshore holding entity.

The Chinese State Administration of Taxation (SAT) released a circular on Strengthening the Administration of Enterprise Income Tax on Non-Resident Enterprises’ Share Transfer Income (“Circular 698”) on December 10, 2009 with retroactive effect starting from January 1, 2008. Circular 698 addresses the transfer of shares of Chinese resident enterprises by nonresident enterprises.

Circular 698 provides certain reporting requirements. If a foreign investor (actual controlling party) “indirectly transfers” the equity of a PRC resident enterprise, and the offshore intermediary holding entity being transferred by the foreign investor is established in a country/region where the “effective tax rate” is less than 12.5% or which does not tax the overseas income of its residents, the foreign investor must submit certain required documents to the PRC tax authority in charge of the PRC resident enterprise within 30 days after the equity transfer agreement is concluded.

In addition, Circular 698 further provides that where a foreign investor (actual controlling party) indirectly transfers equity interests in a PRC resident enterprise through an “abuse of form” organization and there are no “reasonable commercial purposes” such that the enterprise income tax liability would be avoided, the PRC tax authority will have the power to re-assess the nature of the equity transfer in accordance to the PRC’s “substance-over-form” principle and may deny the existence of the offshore intermediary holding entity that is used for tax planning purposes.

Circular 698 might have a significant impact on many companies that use offshore holding entities to invest in China. However, there are no formal clarifications and clear guidance on the application of Circular 698 in terms of the determination of “indirect transfer”, the “effective tax rate”, “abuse of form”, “reasonable commercial purposes” as well as other relevant clauses. Hence, there are many uncertainties to the application of Circular 698.

Given the above, if, following a business combination, we acquire a PRC resident enterprise through an offshore holding entity which was established in a low-tax jurisdiction, we may face uncertainties from a PRC income tax perspective in the event we further dispose the offshore holding entity. If the PRC tax authority determines that Circular 698 applies when we dispose the offshore holding entity, we may be required to report to the PRC tax authority in accordance with PRC tax laws and regulations. Furthermore, if the PRC tax authority determines that the future disposal of the offshore holding entity would be a transaction subject to PRC taxes, we may be required to pay relevant income taxes, together with any late payment interests or penalties as applicable. In such case, the occurrence of any of the foregoing could have a negative impact on our operating results and financial condition.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete our initial business combination;
•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;
•	officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;
•	expectations regarding the involvement of our management following our initial business combination;
•	estimates regarding the operating expenses of our business before the consummation of our initial business combination and the beliefs that upon completion of the private placement of the private placement warrants and this offering, we will have sufficient funds to operate for the next 21 months, assuming that our initial business combination is not consummated during that time;
•	potential ability to obtain additional financing to complete a business combination;
•	pool of prospective target businesses;
•	the ability of our officers and directors to generate a number of potential investment opportunities;
•	potential change in control if we acquire one or more target businesses for shares;
•	our public securities’ potential liquidity and trading;
•	use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or
•	financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 4,000,000 units at an offering price of $10.00 per unit. We estimate that the proceeds of this offering and the proceeds from the sale of the private placement warrants will be used as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised in Full
Gross proceeds
Proceeds from units offered to the public(1)	$40,000,000	$46,000,000
Proceeds from the sale of the private placement warrants	2,400,000	2,400,000
Total gross proceeds	$42,400,000	$48,400,000
Estimated offering expenses(2)
Underwriting commissions(3)	$1,000,000	$1,150,000
Contingent Fees(4)	1,210,000	1,386,250
Legal fees and expenses	250,000	250,000
Printing and engraving expenses	70,000	70,000
Accounting fees and expenses	45,000	45,000
SEC filing fee	11,500	11,500
FINRA filing fee	5,100	5,100
Blue Sky filing fees	35,000	35,000
Miscellaneous expenses	33,400	33,400
Total offering expenses	$2,660,000	$2,986,250
Net proceeds	$40,950,000	$46,800,000
Net offering proceeds not held in trust	550,000	550,000
Total proceeds held in trust (including Contingent Fees)	$40,400,000	$46,250,000
Percentage of public offering proceeds held in trust	101.0%	100.5%

	Amount	Percentage
Use of net proceeds not held in trust and amounts available from interest income earned on the trust account(5)	$641,000	100.0%
Legal and accounting expenses attendant to the due diligence investigations, structuring and negotiations of an initial business combination	200,000	31.2%
Fees for office space, administrative services and secretarial support	157,500	24.5%
Due diligence of prospective target businesses by officers, directors and initial shareholders	25,000	3.9%
Legal and accounting fees relating to SEC reporting obligations	75,000	11.7%
Working capital to cover miscellaneous expenses, D&O insurance, franchise taxes, general corporate purposes, liquidation obligations and reserves	183,500	28.6%
Total	$641,000	100.0%

(1)	Includes amounts payable to public stockholders holding up to 3,480,000 of the shares sold in this offering (or 4,002,000 shares if the underwriters’ over-allotment option is exercised in full) who properly redeem their shares in connection with our successful completion of our initial business combination. Assuming a per share redemption price of $10.10 per share (or approximately $10.05 per share stock if the underwriters’ over-allotment option is exercised in full), $35,148,000 of the proceeds of this offering (or approximately $40,220,100 if underwriters’ over-allotment option is exercised in full) would be payable to such stockholders.

(2)	A portion of the offering expenses have been pre-funded with the proceeds of an aggregate of $200,000 in loans and advances, as of March 2, 2011, from Jonathan Furer and John Chapman, two of our executive officers and directors, and Qing Hua Kong, a director. These loans and advances will be repaid upon the completion of this offering out of the portion of the offering proceeds that has been allocated for the payment of offering expenses.
(3)	No discounts or commissions will be paid with respect to the purchase of the private placement warrants. For purposes of presentation, the underwriting discount is reflected as the amount payable to the underwriters upon completion of this offering.
(4)	This amount includes (A) a deferred fee payable to the underwriters equal to 0.5% of the gross proceeds from the sale of units to the public, and (B) a contingent fee equal to up to 2.5% of the aggregate amount of the funds released from the trust account to us and/or to our target upon completion of our initial business combination payable to Morgan Joseph TriArtisan LLC and such other firms (which may or may not be underwriters), if any, who assist us in marketing our initial business combination to investors who are or become public stockholders and do not redeem their shares in connection with the consummation of our initial business combination. Such amount assumes that none of our public stockholders redeem their shares as a result of such marketing efforts. In the event that holders of 87% of our public shares redeem their shares and that 13% of the public shares are not redeemed as a result of such efforts, the deferred fee would be $200,000 and the 2.5% contingent fee would be $131,300.
(5)	Assumes $91,000 of interest will be released to us (after payment of income taxes) to fund our working capital requirements, as discussed below. These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of such business combination. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses.

We may not use all of the proceeds in the trust account in connection with an initial business combination, either because the consideration for the business combination is less than the proceeds in the trust account or because we finance a portion of the consideration with our capital stock or the issuance of our debt securities. In such event, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance our operations, to effect other acquisitions, or for expenses, as determined by our board of directors at that time. We intend to use the $550,000 not held in the trust account, together with up to an additional $500,000 of interest earned on the trust account that may be released to us, for expenses in connection with identifying and conducting due diligence investigations of potential business combination candidates, including legal and accounting fees and other expenses (which may include consulting fees); legal, accounting and audit fees and expenses in structuring and negotiating a business combination; possible down payments for potential business combinations; reverse break-up fees which may be payable to a target if the transaction is not consummated; payments for a lock-up or “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses); legal and audit fees in connection with our ongoing reporting obligations; and other miscellaneous expenses. While we do not have any current intention to use these funds as a down payment or to fund a “no-shop” provision with respect to a particular proposed business combination, if we were to enter into such a an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. If we pay such amounts (whether as a result of our breach or otherwise), or if our estimate of the costs of undertaking in-depth due diligence and negotiating our business combination is less than the actual amount of such costs, it could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses.

Commencing on the closing of this offering, we have agreed to pay our initial stockholders a total of $7,500 per month for office space, administrative services and secretarial support. This arrangement is being agreed to by our initial stockholders for our benefit and is not intended to provide them compensation in lieu of other remuneration. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Upon the earlier of completion of our initial business combination, 21 months from the closing of this offering or our liquidation, we will cease paying these monthly fees.

Other than the payment of $7,500 per month payable to our initial stockholders discussed above, no compensation of any kind (including finders, consulting or other similar fees or the issuance of any of our securities) will be paid to any of our insiders or any of our or their affiliates, prior to, or for any services that they render in order to effectuate, or in connection with the consummation of, our initial business combination. However, such persons will receive reimbursement, subject to board approval, for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations, as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Reimbursement for such expenses will be paid by us out of the funds not held in the trust account and currently allocated in the above table to “Legal and accounting expenses attendant to the due diligence investigations, structuring and negotiations of an initial business combination,” “Due diligence (excluding accounting and legal due diligence) of prospective target(s)” and “Other miscellaneous expenses, D&O insurance, audit fees and reserves.” Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

As of the date of this prospectus, Jonathan Furer and John Chapman, two of our executive officers and directors, and Qing Hua Kong, a director, have loaned to us an aggregate of $200,000 to be used for a portion of the expenses of this offering. These advances are non-interest bearing, unsecured and are due at the earlier of March 2, 2012 or upon the closing of this offering. The loans will be repaid out of the portion of the of offering proceeds that has been allocated to the payment of offering expenses.

In addition, in order to finance transaction costs in connection with an intended initial business combination, one or more of our insiders may, but are not obligated to, loan us funds as may be required. If we consummate our initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account or interest permitted to be released to us to repay such loaned amounts. Such loans may be convertible into warrants of the post business combination entity at a price of $0.75 per warrant at the option of the lender, which warrants would be identical to the private placement warrants. Other than the conversion price described above, the terms of such loans by our insiders, if any, have not been determined and no written agreements exist with respect to such loans. However, such loans will not have any recourse against the trust account nor bear any interest prior to the consummation of the business combination and will have other terms that are no more favorable to the lenders than could be obtained from a third party.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules in connection with our initial business combination, we may enter into privately negotiated transactions to purchase public shares from stockholders following completion of our initial business combination with proceeds released to us from our trust account immediately following the completion of our initial business combination. Our insiders, advisors or their respective affiliates may also purchase shares in privately negotiated transactions. Neither we nor our insiders, advisors or their respective affiliates will make any such purchases when we or they are in possession of any material non-public information not disclosed to the seller. Although we do not currently anticipate paying any premium purchase price for such public shares, in the event we do, the payment of a premium may not be in the best interest of those stockholders not receiving any such additional consideration. In addition, the payment of a premium by us after the completion of our initial business combination may not be in the best interest of the remaining stockholders who do not redeem their shares. Such stockholders will experience a reduction in book value per share compared to the value received by stockholders that have their shares purchased by us at a premium. There is no limit on the amount of shares that could be acquired by us or our affiliates if we hold a stockholder vote.

The proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct United States government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring, and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act.

A public stockholder will be entitled to receive a pro rata share of the trust account (including interest, but net of taxes payable and permitted amounts previously released to us) only in the event of our consummation of a business combination, if such public stockholder properly exercises its redemption rights in accordance with the conditions set forth in this prospectus, or if we redeem 100% of our public shares if we do not consummate our initial business combination within the required time frame, subject to the limitations described herein. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Our insiders have agreed to waive their redemption rights with respect to their initial shares and any public shares they may own in connection with the completion of our initial business combination, but will be entitled to redeem any public shares they may own as part of our cessation of operations and liquidation in the event we do not consummate our initial business combination.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, in which case we will effect a stock dividend immediately prior to the consummation of the offering in such amount as to maintain our initial stockholders’ ownership percentage of the issued and outstanding shares of our common stock upon the consummation of this offering (which shares shall be held in escrow and subject to partial forfeiture as described herein). Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for cash), by the number of outstanding shares of our common stock.

At March 2, 2011, our net tangible book value was $(47,024) or approximately ($0.05) per share of common stock. After giving effect to the sale of 4,000,000 shares of common stock included in the units we are offering by this prospectus, the sale of the private placement warrants, the deduction of underwriting discounts and commissions and estimated expenses of this offering and the deduction of contingent fees, our pro forma net tangible book value at March 2, 2011 would have been $5,488,676 or $3.61 per share, representing an immediate increase in net tangible book value (as decreased by the value of the 3,480,000 shares of common stock that may be redeemed for cash, assuming no exercise of the underwriters’ over-allotment option) of $3.66 per share to our initial stockholders and an immediate dilution of $6.39 per share or 63.9% to new investors not exercising their redemption rights.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the private placement warrants:

Public offering price	$10.00
Net tangible book value before this offering	(0.05)
Increase attributable to new investors and private sales	3.66
Pro forma net tangible book value after this offering	3.61
Dilution to new investors	$6.39
Percentage of dilution to new investors	63.9%

The following table sets forth information with respect to our initial stockholders and the new investors:

	Shares Purchased			Total Consideration		Average Price per Share
	Number		Percentage	Amount	Percentage
Initial Stockholders	1,000,000	(1)	20.0%	$25,000	00.06%	$0.03
New Investors	4,000,000		80.0%	$40,000,000	99.94%	$10.00
	5,000,000		100.0%	$40,025,000	100.00%

(1)	Assumes no exercise of the underwriters’ over-allotment option and that 150,000 initial shares of common stock have been forfeited by our initial stockholders as a result thereof.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(47,024)
Proceeds from this offering and private placement	40,950,000
Offering costs incurred in advance and excluded from tangible book value before this offering	65,000
Less: Contingent fees(1)	(331,300)
Less: Proceeds held in trust subject to redemption for cash ($10.10 × 3,480,000)(1)	$(35,148,000)
$5,488,676
Denominator:
Shares of common stock outstanding prior to this offering(2)	1,000,000
Shares of common stock included in the units offered	4,000,000
Less: Shares of common stock subject to redemption (4,000,000 × 87%)	(3,480,000)
1,520,000

(1)	Assumes that 87% of our public stockholders redeem their shares. Based on this assumption, the 0.5% deferred fee would be $200,000 and the 2.5% contingent fee would be $131,300.
(2)	Assumes no exercise of the underwriters’ over-allotment option and that 150,000 initial shares of common stock have been forfeited by our initial stockholders as a result thereof.

CAPITALIZATION

The following table sets forth our capitalization as of March 2, 2011 and our capitalization as adjusted to give effect to this offering and the sale of the private placement warrants, the application of the estimated net proceeds therefrom as described in “Use of Proceeds” (excluding the expected interest income on the proceeds held in trust) and the filing of our charter with the Secretary of State of Delaware:

	March 2, 2011
	Actual	As Adjusted(1)
		(Unaudited)
Notes payable to stockholders(2)	$200,000	—
Contingent fees(3)	—	331,300
Common Stock, 150,000 shares subject to forfeiture, actual; 3,480,000 shares subject to possible redemption rights at $10.10 per share, as adjusted	—	35,148,000
Stockholders’ equity:	—	—
Preferred Stock, $0.0001 par value, 1,000,000 shares authorized; 0 issued and outstanding, actual and as adjusted
Common Stock, $0.0001 par value, 5,000,000 shares authorized(4), 1,150,000 shares issued and outstanding, actual; 100,000,000 shares authorized, 5,000,000 shares issued and outstanding (assuming no exercise of the underwriters’ over-allotment option), including 3,480,000 shares subject to possible redemption rights, as adjusted(5)	115	500
Additional paid-in capital	24,885	5,495,200
Deficit accumulated during the development stage	(7,024)	(7,024)
Total stockholders’ equity:	17,976	5,488,676
Total capitalization	$217,976	$40,967,976

(1)	Includes the $2,400,000 we will receive from the sale of the private placement warrants and assumes no exercise of the underwriters’ over-allotment option.
(2)	Amounts loaned pursuant to the promissory notes issued to three of our insiders are non-interest bearing and are due on the earlier of March 2, 2012 and the closing of this offering and will be repaid from the proceeds of the offering.
(3)	This amount assumes that 87% of our public stockholders redeem their shares in connection with our initial business combination. Based on this assumption, we estimate a 0.5% deferred fee equal to $200,000 (0.5% x 40,000,000), and a 2.5% contingent fee equal to $131,300 (2.5% × 13.0% × 40,400,000) will become payable from the amounts held in the trust account.
(4)	On the date of this prospectus we will file our charter with the Secretary of State of the State of Delaware and the number of shares authorized will increase from 5,000,000 (the number of shares authorized on the balance sheet date) to 100,000,000.
(5)	If we consummate a business combination, the redemption rights afforded to our stockholders may result in the conversion into cash of no more than 87% of the aggregate number of shares sold in this offering at a per-share redemption price equal to the amount in the trust account, less franchise and income taxes payable, as of two business days prior to the commencement of our tender offer or stockholders meeting, as applicable, divided by the number of shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a newly-organized blank check company formed on February 8, 2011 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business transaction, one or more operating businesses or assets or control of such operating business or businesses or assets through contractual arrangements. Although our search for a target business is not limited to a particular industry or geographic region, we intend to focus on operating businesses with primary operations in the People’s Republic of China, or PRC.

We intend to utilize cash derived from the proceeds of this offering, our securities, debt or a combination of cash, securities and debt, in effecting a business combination. The issuance of additional ordinary or preferred shares:

•	may significantly reduce the equity interest of investors in this offering;
•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to the holders of our common stock;
•	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may result in the resignation or removal of our present officers and directors; and
•	may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating cash flow after a business combination is insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;
•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;
•	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;
•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;
•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and
•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination, at the earliest. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. Immediately after this offering, we will begin paying aggregate monthly fees of $7,500 to our initial stockholders for general and administrative services. We also expect to incur substantially increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence and other expenses in connection with negotiating and consummating a business combination. We expect our expenses to increase substantially after the completion of this offering.

Related Party Transactions

On March 1, 2011, our initial stockholders purchased an aggregate of 1,150,000 of our shares of common stock for an aggregate purchase price of $25,000, or approximately $0.02 per share. The 1,150,000 initial shares include an aggregate of 150,000 shares subject to forfeiture to the extent that the over-allotment option is not exercised in full so that our initial stockholders will own 20% of our issued and outstanding shares of common stock after this offering (excluding any units or shares that they may purchase in or after this offering), as well as an additional 294,118 initial shares (or 338,235 initial shares if the underwriters’ over-allotment option is exercised in full) that are subject to forfeiture by our initial stockholders if certain share price targets are not achieved following the closing of our initial business combination.

Simultaneously with the completion of this offering, our initial stockholders and the underwriters will purchase an aggregate of 3,200,000 private placement warrants (2,933,333 by our initial stockholders and 266,667 by the underwriters) from us at a price of $0.75 per warrant in a private placement pursuant to Section 4(2) or Regulation D of the Securities Act. No placement fees will be payable in connection with these private placements. The $2,400,000 in proceeds from the sale of the private placement warrants will be added to the proceeds of this offering and placed in a trust account at J.P. Morgan Chase, N.A. maintained by Continental Stock Transfer & Trust Company, acting as trustee. If we do not complete an initial business combination within the required time frame, the $2,400,000 in proceeds from the sale of the private placement warrants will be used to fund our redemption of the public shares, and the private placement warrants will expire worthless. The private placement warrants will be identical to the warrants sold in this offering except that if held by the original holders or their permitted assigns, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption, (iii) together with the common stock issuable upon exercise of these warrants, may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of our initial business combination and (iv) with respect to the private placement warrants held by the underwriters, will expire five years from the effective date of the registration statement of which this prospectus forms a part, or earlier upon redemption or liquidation.

We are obligated, commencing on the date of this prospectus, to pay our initial stockholders an aggregate monthly fee of $7,500 for up to 21 months for office space and general administrative services.

Jonathan Furer and John Chapman, two of our executive officers and directors, and Qing Hua Kong, a director, have loaned to us an aggregate of $200,000, on a non-interest bearing basis, for payment of offering expenses on our behalf. The loans will be payable on the consummation of this offering out of the proceeds not being placed in trust.

We have agreed to indemnify our officers and directors against certain liabilities and expenses.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date by our initial stockholders through their purchase in March 2011 of the initial shares, for an aggregate purchase price of $25,000, and loans from certain of our insiders in the aggregate amount of $200,000. The loans will be payable without interest on the consummation of this offering out of the proceeds not being placed in trust.

We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $1,450,000 (or approximately $1,600,000 if the underwriters’ over-allotment option is exercised in full), but including contingent fees of approximately $1,210,000 (or approximately $1,386,250 if the underwriters’ over-allotment option is exercised in full), and (ii) the sale of the private placement warrants for a purchase price of $2,400,000, will be approximately $40,950,000 (or approximately $46,800,000 if the underwriters’ over-allotment option is exercised in full). Approximately $40,400,000 (or approximately $46,250,000 if the underwriters’ over-allotment option is exercised in full), will be held in the trust account, which includes the contingent fees described above. The remaining $550,000 will not be held in the trust account. In the event that our offering expenses exceed our estimates, we may fund such excess with $550,000 not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimates, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We expect that the funds in the trust account will generate approximately $91,000 in interest over the 21 months available for a business combination. We have assumed a 0.20% per annum interest rate because following this offering, the funds held in the trust account will be invested principally in United States tax exempt money market funds which invest only in direct United States government treasury obligations and to a lesser extent in United States “government securities,” defined as any Treasury Bills issued by the United States having a maturity of 180 days or less. As of March 14, 2011, U.S. Treasury Bills with six month maturities were yielding approximately 0.20% per annum. The 0.20% assumed interest rate has been applied for the purpose of the above calculation because we believe it represents a conservative estimate calculated based on the above described yields.

We may use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (net of taxes payable and amounts previously released to us to fund our working capital requirement), to consummate our initial business combination. To the extent that our capital stock or debt is used, in whole or in part, as consideration to consummate our initial business combination, or the purchase price together with funds used for redemption is less than the amount in the trust account, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions or pursue our growth strategies.

We believe that, upon consummation of this offering, the $550,000 of net proceeds not held in the trust account, together with the interest of approximately $91,000 earned on the funds held in the trust account (net of taxes) that may be released to us to fund our working capital requirements, will be sufficient to allow us to operate for at least the next 21 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately:

•	$200,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;
•	$25,000 of expenses for the due diligence and investigation of a target business by our officers, directors and initial stockholders;
•	$75,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;
•	$157,500 representing the $7,500 per month fee for office space, administrative services and secretarial support assuming payment for 21 months; and
•	$183,500 for general working capital that will be used for miscellaneous expenses, liquidation obligations and reserves, including director and officer liability insurance premiums.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in the trust account to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

In order to meet our working capital needs following the consummation of this offering, certain of our insiders may, but are not obligated to, loan us funds, from time to time, or at any time, in whatever amount such officer or director deems reasonable in his or her sole discretion, which may be convertible into warrants of the post business combination entity at a price of $0.75 per warrant at the option of the lender, which would be identical to the private placement warrants. Other than the conversion price discussed above, the terms of such loans by our insiders, if any, have not been determined and no written agreements exist. However such loans will not have any recourse against the trust account nor bear any interest prior to the consummation of the business combination and will have other terms that are no more favorable to the lenders than could be obtained from a third party.

We may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the completion of our initial business combination.

We have evaluated the appropriate accounting treatment for the private placement warrants and the warrants included in the public units. As we are not required to net-cash settle such warrants under any circumstances, including when we are unable to maintain sufficient registered shares to settle such warrants, the terms of the warrants satisfy the applicable requirements of ASC 815-40-25-13, which provides guidance on identifying those contracts that should not be accounted for as derivative instruments. Accordingly, we intend to classify such instruments within permanent equity as additional paid-in capital.

We believe the purchase price of the private placement warrants is greater than the fair value of such warrants. Therefore, we will not be required to incur a compensation expense in connection with the purchase of the private placement warrants.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. Accordingly, as of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We will be required to comply with the applicable internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2011. Additionally, we expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that are deficient in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;
•	reconciliation of accounts;
•	proper recording of expenses and liabilities in the period to which they relate;
•	evidence of internal review and approval of accounting transactions;
•	documentation of processes, assumptions and conclusions underlying significant estimates; and
•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

If required by Section 404, we will retain our independent registered public accounting firm to audit and render an opinion on our management’s assessment of our internal controls. The independent registered public accounting firm may identify additional issues concerning our internal controls or a target business’ internal controls while performing their audit of internal control over financial reporting. The results of management’s assessment and/or the audit of management’s assessment by our independent registered public accounting firm may result in the identification of additional deficiencies in internal controls and we may incur additional expense in designing, enhancing and remediating internal and disclosure controls.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government securities with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct United States government treasury obligations. We have the discretion to select the investments and initially we intend to invest the funds in government securities and/or qualified money market funds. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

As of March 2, 2011, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations.

Recently Issued Accounting Standards

Our management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on our financial statements.

PROPOSED BUSINESS

Overview

We are a newly-organized blank check company formed on February 8, 2011 for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business transaction, one or more operating businesses or assets or control of such operating business or businesses or assets through contractual arrangements. Our search for a target business will not be limited to a particular industry or geographic region; however, we intend to focus on operating businesses with primary operations in the PRC. To date, our efforts have been limited to organizational activities.

We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business.

Investment Objective

Through our partnership with Kravis Capital Limited, or Kravis, a private investment company based in the PRC, we intend to leverage management’s knowledge of the PRC and its experience in private equity investments in middle-market businesses based in the PRC, in order to identify attractive businesses and industry sectors, to evaluate managers with proven records and to identify companies with sound operating and business models. We believe that the PRC’s domestic consumption boom and its emergence as the manufacturing center for the world due to low cost of labor, increasingly developed infrastructure and high levels of fixed asset investment enable it to lead strong growth in Asia. We expect that a rapidly expanding middle class in the PRC will lead to dramatic growth in consumer spending and purchasing power throughout China.

We intend to focus primarily on acquisitions of middle-market companies with enterprise valuations between approximately $50 million and $150 million. We believe our management team’s experience with middle-market companies and their network of entrepreneurs, bankers and provincial government officials, will assist us in identifying suitable targets, as well as negotiating with their owners. Given the investment and operating experience of our U.S. and China-based management team, our investment approach will include actively managing our acquisitions, refocusing existing management and resources and attracting and training new managers to augment management teams.

Business Strategy

We have identified the following criteria that we believe are important and that we intend to use in evaluating business combination opportunities. While we intend to utilize these criteria in evaluating business combination opportunities, we expect that no individual criterion will entirely determine a decision to pursue a particular opportunity. Further, any particular business combination opportunity which we ultimately determine to pursue may not meet one or more of these criteria:

•	History of profitability and free cash flow. We will seek to acquire one or more businesses or assets that have a history of, or potential for, strong, stable free cash flow generation (i.e., companies that typically generate cash in excess of that required to maintain or expand the business’ asset base). We will focus on companies that have predictable and recurring revenue streams and an emphasis on low capital expenditure requirements.
•	Strong management team. We will seek to acquire one or more businesses or assets that have strong, experienced management teams or those that provide a platform for us to assemble an effective and experienced management team. Where necessary, we will augment management with members of the Company’s management.
•	Niche market. We will focus on one or more businesses or assets that have a leading or niche market position. We will analyze the strengths and weaknesses of target businesses relative to their competitors and seek to acquire those that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability.

•	Consumer market growth potential. In choosing investment opportunities, we will focus on traditional, non-capital intensive manufacturing companies that are less likely to be affected by economic cycles, and that have the potential to grow as a result of the increasing purchasing power of the domestic Chinese consumer. We will also focus on consumer goods and services with high potential for growth and businesses that can achieve rapid growth through consolidation and integration.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into a business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our stockholder communications related to our initial business combination, which, as discussed is this prospectus, would be in the form of tender offer documents or proxy solicitation materials that we would file with the SEC.

Competitive Strengths

We believe our specific competitive strengths to be the following:

•	Prior blank check company experience. Jonathan Furer and John Chapman, our Executive Chairman and our Chief Financial Officer, respectively, have been involved in the successful initial public offering and the subsequent consummation of a business combination for a prior blank check company, Stone Arcade Acquisition Corporation, which on August 15, 2005, completed its IPO, raising gross proceeds of $120 million at an offering price of $6.00 per unit. On January 1, 2007, Stone Arcade consummated a business combination acquiring the kraft paper division of International Paper Company in an all-cash transaction valued at $151 million and an earn-out of $55 million and changed its name to KapStone Paper and Packaging Corporation, or KapStone. For twelve months ended March 31, 2011, KapStone reported net sales, earnings before interest, taxes and depreciation and amortization, or EBITDA, and net income of $813 million, $125 million and $74 million, respectively and as of June 2, 2011, had an enterprise and market value of $797.6 million and $711.2 million, respectively. Messrs. Furer and Chapman are two of the five co-founders of KapStone and played a key role throughout the business combination transaction, including assisting in identifying various suitable acquisition candidates, including the ultimate target, arranging bank financing and assisting in the proxy solicitation of stockholder approval. They continue to serve as independent directors of KapStone. In addition, Messrs. Furer and Chapman were involved with the successful completion of an initial public offering of another blank check company, Arcade Acquisition Corp., which on May 25, 2007, completed its IPO, raising gross proceeds of $69 million at an offering price of $8.00 per unit. In September 2008, Arcade Acquisition entered into definitive agreements to acquire a fleet of containerships. By February 2009, the parties realized that deteriorating conditions in the shipping industry and the financial markets made the transaction unfeasible. As a result, the acquisition agreements were terminated and the funds held in Arcade Acquisition’s trust account were distributed to its public stockholders.
•	Experienced private equity investors. Messrs. Furer and Chapman have over 20 years of collective private equity experience and each have over 20 years of experience advising, acquiring, financing and selling private and public companies in various industries. Additionally, Messrs. Zhang, Kong and Wu have similar and complimentary skills in the PRC with respect to sourcing, conducting due diligence, structuring and closing transactions, as well as being able to provide acquired business with experienced operating executives. Our management team’s collective experience with sourcing, conducting due diligence, structuring, negotiating and closing acquisition and growth financing transactions spans both the public and private markets.
•	Extensive contacts in the PRC. Our Chief Executive Officer and two of our other directors were born and raised in China and have spent substantially all of their professional lives working with and investing in middle-market China-based businesses. Both prior to and as part of their involvement with Kravis, these individuals have gained extensive experience in China’s well-known middle-market China-based businesses, including state-owned and private enterprises and have completed many investments, mergers and acquisitions and industry consolidations. Kravis partners have invested over RMB 300 million in six investments since 2006. Our management also will seek to leverage its network of contacts in the business and financial community, which includes entrepreneurs, members of leading local families, senior managers in banks, and partners in law firms and accounting firms in the search for a suitable target business.
•	Management operating experience. Both in the U.S. and in the PRC, our management team has acquisition and operating experience in a number of businesses in various industries, such as industrial manufacturing, paper and packaging, healthcare, business services and consumer products. We believe that this breadth of industry experience provides us with a competitive advantage in evaluating businesses and acquisition opportunities over managers who have little or no direct operating experience. For example, through our partnership with Kravis, our management team can offer direct and practical value-added services for its targeted enterprises through integration of resources such as IT and group purchasing of raw materials. This experience will also be very helpful in identifying, acquiring and retaining experienced operating managers — a process that our management team believes is the key to the longer term success of our company.
•	Status as a U. S. Public Company. We believe our structure as a U.S. publicly-traded company will make us an attractive business combination partner to prospective target businesses in the PRC. As an existing public company, we will offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock. We believe target businesses will find this path to be less expensive, and offer greater certainty of becoming a public company than the typical initial public offering process. In an initial public offering, there are typically expenses incurred in marketing, roadshow and public reporting efforts that will likely not be present to the same extent in connection with a business combination with us. Once public, we believe the target business would have greater access to capital and additional means of creating management incentives that are better aligned with stockholders’ interests than it would as a private company. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

Governmental Regulations

Regulations relating to foreign exchange controls

The principal regulation governing foreign exchange in the PRC is the Foreign Currency Administration Rules (IPPS), as amended. Under these rules, the Renminbi, the PRC’s currency, is freely convertible for trade and service related foreign exchange transactions (such as normal purchases and sales of goods and services from providers in foreign countries), but not for direct investment, loan or investment in securities outside of China unless the prior approval of the SAFE is obtained. FIEs are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following a business combination involving a change of equity ownership of a PRC operating entity or through contractual arrangements with a PRC operating entity, our subsidiary will likely be an FIE as a result of our ownership structure. With such registration certificates, FIEs are allowed to open foreign currency accounts including a “current account” and “capital account.” Further, the currency conversion is classified as “current item” and “capital item” according to its nature. Currency conversion within the scope of the “current items,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE, but such transactions are subject to the consent of banks which are authorized by the SAFE to review “current items” currency transactions, and it is possible that such banks would not consent to our making such payments. However, conversion of currency under the “capital items,” including capital items such as direct investment, loans and securities, still require approval of the SAFE. For example, we would require the approval of SAFE to pay off debt of the FIE, generated outside the PRC or to pay for capital expenditures of the FIE outside the PRC. The requirements to obtain prior approval or consents may delay or impair our ability to operate following a business combination.

On October 21, 2005, SAFE issued a public notice named Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Return Investments via Overseas Special Purpose Vehicles, or the Circular 75, requiring PRC residents, including both legal persons and natural persons, to register with an appropriate local SAFE branch before establishing or controlling any company outside of China, referred to as an “offshore special purpose company,” for the purpose of acquiring any assets of or equity interest in PRC companies and raising fund from overseas. When a PRC resident contributes the assets or equity interests it holds in a PRC company into the offshore special purpose company, or engages in overseas financing after contributing such assets or equity interests into the offshore special purpose company, such PRC resident shall modify its SAFE registration in light of its interest in the offshore special purpose company and any change thereof. In addition, any PRC resident that is the shareholder of an offshore special purpose company is required to amend its SAFE registration with the local SAFE branch, with respect to that offshore special purpose company in connection with any increase or decrease of capital, transfer of shares, merger, division, long-term equity investment or creation of any security interest. To further clarify the implementation of Circular 75, SAFE issued Circular 106 on May 29, 2007. Under Circular 106, PRC subsidiaries of an offshore special purpose company are required to coordinate and supervise the filing in a timely manner of SAFE registrations by the offshore holding company’s shareholders who are PRC residents. If these shareholders fail to comply, the PRC subsidiaries can report to the local SAFE authorities to be exempted from liabilities. Failure to comply with the above SAFE registration requirements, the PRC subsidiaries may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to their offshore parent company and the offshore parent company may be restricted in its ability to contribute additional capital into its PRC subsidiaries. Moreover, failure to comply with the above SAFE registration requirements could result in liabilities under PRC laws for evasion of foreign exchange restrictions.

On August 29, 2008, SAFE promulgated a notice, or Circular 142, regulating the conversion by a foreign-invested enterprise of foreign currency into Renminbi by restricting how the converted Renminbi may be used. Circular 142 requires that the registered capital of a foreign-invested enterprise settled in Renminbi converted from foreign currencies may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC unless specifically provided for otherwise. In addition, SAFE strengthened its oversight of the flow and use of the registered capital of a foreign-invested enterprise settled in Renminbi converted from foreign currencies. The use of such Renminbi capital may not be changed without SAFE’s approval, and may not in any case be used to repay Renminbi loans if the proceeds of such loans have not been used for purposes within the foreign-invested enterprise’s approved business scope. Violations of Circular 142 will result in severe penalties, including substantial fines as set forth in the PRC Foreign Exchange Administration Regulations. For risks related to the aforementioned regulations relating to foreign exchange controls, see “Risk Factors — Risks associated with acquiring and operating a target business in Greater China — Exchange controls that exist in the PRC may limit our ability to utilize our cash flow effectively following a business combination.” and “Risk Factors — Risks associated with acquiring and operating a target business in Greater China — Recent regulations relating to offshore investment activities by PRC residents may increase the administrative burden we face and create regulatory uncertainties that may limit or adversely effect our ability to acquire PRC companies.”

Regulations relating to taxation

On March 16, 2007, the National People’s Congress approved and promulgated the EIT Law. The EIT Law took effect on January 1, 2008. Under the EIT Law, FIEs and domestic companies are subject to a uniform tax rate of 25%. The EIT Law provides a five-year transition period starting from its effective date for those enterprises which were established before the promulgation date of the EIT Law and which were entitled to a preferential lower tax rate under the then-effective tax laws or regulations. For the enterprises whose applicable tax rate was 24%, the tax rate was changed to 25% from January 1, 2008. For those enterprises which are enjoying tax holidays, such tax holidays may continue until their expiration, but where the tax holiday has not yet started because of losses, such tax holiday shall be deemed to commence from the first effective year of the EIT Law. While the EIT Law equalizes the tax rates for FIEs and domestic companies, preferential tax treatment would continue to be given to companies in certain encouraged sectors and to entities classified as high-technology companies supported by the PRC government, whether FIEs or domestic companies. According to the EIT Law, entities that qualify as high-technology companies especially supported by the PRC government are expected to benefit from a tax rate of 15% as compared to the uniform tax rate of 25%. Nevertheless, there can be no assurances that any particular company will continue to qualify as a high technology company supported by the PRC government in the future, and benefit from such preferential tax rate. Following the effectiveness of the EIT Law, a company’s effective tax rate may increase, unless it is otherwise eligible for preferential treatment. If we consummate a business combination with a PRC subsidiary, any increase in our or such PRC subsidiary’s tax rate in the future could have a material adverse effect on our financial condition and results of operations. For risks related to the aforementioned regulations relating to taxation, see “Risk Factors — Risks associated with acquiring and operating a target business in the PRC — The PRC government has enacted a law on enterprise income tax, and as it implements this law the tax and fee benefits provided to foreign investors and companies to encourage development within the country may be reduced or removed, resulting in expenses which may impact margins and net income;” “Risk Factors — Risks associated with acquiring and operating a target business in the PRC — If we consummate a business combination with a PRC subsidiary, we may be subject to Chinese corporate withholding taxes in respect of dividends we may receive following such business combination;” “Risk Factors — Risks associated with acquiring and operating a target business in the PRC — If, following a business combination, we are determined to be a “resident enterprise” under the EIT Law, we may be subject to PRC income tax on our taxable global income;” “Risk Factors — Risks associated with acquiring and operating a target business in the PRC — If, following a business combination, we are determined to be a “resident enterprise” under the EIT Law, dividends payable by us to our foreign (non-PRC resident) investors and any gain derived by them on the sale or transfer of our units, common stock or warrants may be subject to taxes under PRC tax laws,” and “Risk Factors — Risks associated with acquiring and operating a target business in Greater China — If, following a business combination, we acquire a PRC resident enterprise through an offshore holding entity which was established in a low-tax jurisdiction, we may face uncertainties from a PRC income tax perspective in the event we further dispose the offshore holding entity.”

Regulation of dividend distribution

The principal laws and regulations in China governing distribution of dividends by foreign-invested companies include:

•	The Sino-foreign Equity Joint Venture Law (1979), as amended;
•	The Regulations for the Implementation of the Sino-foreign Equity Joint Venture Law (1983), as amended;
•	The Sino-foreign Cooperative Joint Venture Law (1988), as amended;
•	The Detailed Rules for the Implementation of the Sino-foreign Cooperative Joint Venture Law (1995), as amended;
•	The Wholly Foreign-Owned Enterprise Law (1986), as amended; and
•	The Regulations of Implementation of the Wholly Foreign-Owned Enterprise Law (1990), as amended.

We may be a foreign investment enterprise following the business combination. Following a business combination, we will likely be a shareholder of a foreign-invested enterprise as a result of our ownership structure. Under these regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, wholly foreign-owned enterprises in China are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds unless such reserve funds have reached 50% of their respective registered capital. These reserves are not distributable as cash dividends.

Regulation of foreign investors’ acquiring Chinese enterprises

On August 8, 2006, MOFCOM, together with several other government agencies, promulgated the Provision on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which took effect on September 8, 2006 and was amended on June 22, 2009, to more effectively regulate foreign investment in PRC domestic enterprises. The M&A Rules established, among other things, additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming, complex and uncertain, including but without limitations, the requirement in some instances that the approval of MOFCOM be obtained in advance when a foreign investor acquires equity or assets of a PRC domestic enterprise. Depending on the structure of the transaction, the M&A Rules will require the Chinese parties to make a series of applications and supplemental applications to the competent government agencies, some of which must be made within strict time limits and depending on approvals from one or the other of the government agencies. The application process has been supplemented to require the presentation of economic data concerning a transaction, including appraisals of the business to be acquired and credit certification of the acquirer which will permit the government to assess the economics of a transaction in addition to the compliance with legal requirements. Moreover, acquisitions of Chinese domestic companies relating to “important industries” or affecting the national economic security or resulting in the transfer of “actual control” of companies having “famous Chinese brand names” or “well established Chinese brand names” must be reported and approved by MOFCOM and other relevant agencies. On February 3, 2011, the State Council’s General Office issued the Notice on the Establishment of the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors which specifies the scope of the transactions that are subject to “security review”. The scope of the security review in a merger and acquisition transaction covers foreign investors’ mergers and acquisitions of (i) domestic military industrial enterprises and supportive military industrial enterprises, enterprises surrounding major and sensitive military facilities, and other entities relating to the security of national defense; and (ii) domestic enterprises relating to important agricultural products, important energies and resources, important infrastructural facilities, important transportation services, key technologies, the manufacturing of major equipment, etc. that relate to national security, and whose foreign investors may obtain actual controlling power. This security review system shall be implemented as of March 5, 2011 and shows the tightened scrutiny by the Chinese government in these areas. The M&A Rules also require offshore special purpose vehicles, or SPVs, formed for the purposes of overseas listing of equity interests in PRC companies and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the China Securities Regulation Commission prior to the listing and trading of such SPV’s securities on an overseas stock exchange. For risks related to the M&A Rules, see “Risk Factors — Risks associated with acquiring and operating a target business in the PRC — As a result of the M&A Rules, it is expected that acquisitions will take longer and be subject to economic scrutiny by the PRC government authorities such that we may not be able to complete a transaction.” and “Risk Factors — Risks associated with acquiring and operating a target business in the PRC — Because the M&A Rules permit the government agencies to have scrutiny over the economics of an acquisition transaction and require consideration in a transaction to be paid within stated time limits, we may not be able to negotiate a transaction that is acceptable to our stockholders or sufficiently protect their interests in a transaction.”

Contractual arrangements

The government of the PRC has restricted or limited foreign ownership of certain kinds of assets and companies operating in a wide variety of industries, including certain aspects of telecommunications, food production, and heavy equipment manufacturers. The PRC may apply these restrictions in other industries in the future. In addition, there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or having “famous Chinese brand names” or “well established Chinese brand names.” Subject to the review requirements of the Ministry of Commerce and other relevant agencies as discussed elsewhere for acquisitions of assets and companies in the PRC and subject to the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted Chinese parties. To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company. The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of Chinese parties who would likely be designated by our company.

These agreements likely would provide for increased ownership or full ownership and control by us when and if permitted under PRC law and regulation. If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights. Therefore these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership through a merger or stock exchange. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under Chinese law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.

Moreover, we expect that the contractual arrangements upon which we would be relying would be governed by Chinese law and would be the only basis of providing resolution of disputes which may arise through either arbitration or litigation in China. Accordingly, these contracts would be interpreted in accordance with Chinese law and any disputes would be resolved in accordance with Chinese legal procedures. Uncertainties in the Chinese legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert the effective level of control over the target business.

We have not selected any target business or target industry on which to concentrate our search for a business combination and, therefore, we are unable to determine at this time what form an acquisition of a target business will take.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effect our business combination using cash from the proceeds of this offering and the sale of the private placement warrants, our capital stock, debt or a combination of these as the consideration to be paid in our initial business combination. Accordingly, prospective investors will at the time of their investment in us not be provided an opportunity to evaluate the specific merits or risks of a target business. We may seek to consummate our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using stock or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination or used for redemptions of purchases of our common stock, we may apply the cash released to us from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.

Unlike many other blank check companies, we are not required to consider a target’s valuation when entering into or consummating our initial business combination. We will have considerable flexibility in identifying and selecting a prospective target business, except that we will not acquire another blank check company or a similar type of company. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination, and we may effect an initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would consummate such financing only simultaneously with the consummation of our business combination. In the case of an initial business combination funded with proceeds from a financing other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by law, we would seek stockholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination.

Further, we do not have a maximum debt leverage ratio or a policy with respect to how much debt we may incur. The amount of debt we will be willing to incur will depend upon the facts and circumstances of the proposed business combination and market conditions at the time of the potential business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Transaction structure

Unlike many other blank check companies, we are not required to have a stockholder vote to approve our initial business combination, unless the nature of the business combination would require stockholder approval under applicable law, including the DGCL. Accordingly, we will have a high degree of flexibility in structuring and consummating our initial business combination.

The government of the PRC has restricted or limited foreign ownership of certain kinds of assets and companies operating in a wide variety of industries, including certain aspects of telecommunications, food production, and heavy equipment manufacturers. The PRC government may apply these restrictions in other industries in the future. In the PRC, however, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted parties. To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company which may provide exceptions to the merger and acquisition regulations mentioned above since these types of arrangements typically do not involve a change of equity ownership in the operating company. The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of parties who would likely be designated by our company.

For example, these contracts could result in a structure where, in exchange for our payment of the acquisition consideration, (i) the target company would be majority owned by residents of the PRC whom we designate and the target company would continue to hold the requisite licenses for the target business, and (ii) we would establish a new subsidiary in the PRC which would provide technology, technical support, consulting and related services to the target company in exchange for fees, which would transfer to us substantially all of the economic benefits of ownership of the target company.

These contractual arrangements would be designed to provide:

•	Our exercise of effective control over the target company;
•	A substantial portion of the economic benefits of the target company would be transferred to us; and
•	Us, or our designee, with an exclusive option to purchase all or part of the equity interests in the target company owned by the residents whom we designate, or all or part of the assets of the target company, in each case when and to the extent permitted by regulations of the PRC.

While we cannot predict the terms of any such contract that we will be able to negotiate, at a minimum, any contractual arrangement would need to provide us with effective control over the target’s operations and management either directly through board control or through affirmative and/or negative covenants and veto rights with respect to matters such as entry into material agreements, management changes and issuance of debt or equity securities, among other potential control provisions. We have not, however, established specific provisions which must be in an agreement in order to meet the definition of business combination. We would obtain an independent appraisal from an investment bank or industry expert for the purpose of determining the fair value of any contractual arrangement.

These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under law and regulation of the PRC. If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights. Therefore, these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership through a merger or stock exchange. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.

Moreover, we expect that the contractual arrangements upon which we would be relying would be governed by PRC law and would be the only basis of providing resolution of disputes which may arise through either arbitration or litigation in such jurisdiction. Accordingly, these contracts would be interpreted in accordance with the laws of the PRC and any disputes would be resolved in accordance with the PRC’s legal procedures. Uncertainties in the legal system of the PRC could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert the effective level of control over the target business.

We have not selected any target business or target industry on which to concentrate our search for a business combination and we are, therefore, unable to determine at this time what form an acquisition of a target business will take.

We have not identified a target business

To date, we have not selected any target business on which to concentrate our search for a business combination. None of our officers, directors, promoters and other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible business combination with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate such an acquisition candidate. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms or at all.

We will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Other than as discussed below under “— Selection of a Target Business,” we have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

While we have not yet identified any candidates for a business combination, we believe that there are numerous acquisition candidates for us to target. Following the consummation of the offering, we expect to generate a list of prospective target opportunities from a host of different sources. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including entrepreneurs, investment bankers, venture capital funds, private equity funds and other members of the financial community who are aware that we are seeking a business combination partner via public relations and marketing efforts, direct contact by management or other similar efforts. Target businesses may also be brought to our attention by unaffiliated sources as a result of being solicited by us through calls, mailings or advertisements. Any finder or broker would only be paid a fee upon the consummation of a business combination. We expect the fee to be paid to such persons would be determined in an arm’s length negotiation between the finder or broker and us based on market conditions at the time we enter into an agreement with such finder or broker. While we do not presently anticipate engaging the services of professional firms that specialize in acquisitions on any formal basis, we may decide to engage such firms in the future or we may be approached on an unsolicited basis, in which event their compensation may be paid from the offering proceeds not held in trust.

Target businesses also will be brought to our attention by our officers and directors through their network of relationships in the PRC that regularly, in the course of their daily business activities, see numerous varied opportunities. In no event will any of our insiders, or any of our or their respective affiliates be paid any finder’s fee, consulting fee or any other form of compensation, including the issuance of any of our securities, prior to, or for any services they render, in order to effectuate the consummation of a business combination other than $7,500 per month for office space, administrative services and secretarial support payable to our initial stockholders. Furthermore, our insiders have agreed not to accept any finder’s fee or other compensation from a target company for services rendered in connection with a business combination.

While we do not intend to pursue an initial business combination with a target business that is affiliated with our insiders or any of our or their affiliates, we are not prohibited from pursuing such a transaction. In the event we seek to complete an initial business combination with such a target business, we, or a committee of our independent directors, would obtain an opinion from an independent investment banking firm that is a member of FINRA that such an initial business combination is fair to our unaffiliated stockholders from a financial point of view. Generally, such opinion is rendered to a company’s board of directors, or a committee of independent directors, and investment banking firms may take the view that stockholders may not rely on the opinion. Such view will not impact our decision on which investment banking firm to hire.

Unless we consummate our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm that the price we are paying is fair to our unaffiliated stockholders from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine the fair market value and fairness based on standards generally accepted by the financial community.

Selection of a target business

Our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. Unlike many other blank check companies, we are not required to consider a target’s valuation when entering into or consummating our initial business combination. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	financial condition and results of operation;
•	growth potential;
•	experience and skill of management and availability of additional personnel;
•	capital requirements;
•	competitive position;
•	barriers to entry;
•	stage of development of the products, processes or services;
•	degree of current or potential market acceptance of the products, processes or services;
•	proprietary features and degree of intellectual property or other protection of the products, processes or services;
•	regulatory environment of the industry; and
•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Possible lack of business diversification

We may seek to effect business combinations with more than one target business, and there is no required minimum valuation standard for any target at the time of such acquisition, as discussed above. We expect to complete only a single business combination, although this process may entail the simultaneous acquisitions of several operating businesses. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike many other entities that may have the resources to complete several business combinations of entities or assets operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity or asset, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and
•	result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

Possible acquisition of multiple businesses or assets

In the event we ultimately determine to simultaneously acquire several businesses or assets and such businesses or assets are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business or assets is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited ability to evaluate the target business’s management

Although we intend to closely scrutinize the incumbent management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment will prove to be correct. In addition, we cannot assure you that new members that join our management following a business combination will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While our current officers and directors may remain associated in senior management or advisory positions with us following a business combination, they may not devote their full time and efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with us after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with such business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with us after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement or replace the incumbent management of the target business. We cannot assure you that we will have the ability to recruit such managers, or that any such managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Limited available information for privately-held target companies

In accordance with our acquisition strategy, it is likely that we will seek a business combination with one or more privately-held companies. Generally, very little public information exists about these companies, and we will be required to rely on the ability of our officers and directors to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to uncover all material information about these companies, then we may not make a fully informed investment decision, and we may lose money on our investments.

Limited resources and significant competition for business combinations

We will encounter intense competition from entities having a business objective similar to ours, including private equity groups and leveraged buyout funds, as well as operating businesses seeking strategic acquisitions in the PRC. Many of these entities are well established and have extensive experience in identifying and completing business combinations. A number of these competitors possess greater financial, human and other resources than we do. Our limited financial resources may have a negative effect on our ability to compete in acquiring certain sizable target businesses. Further, our obligation to redeem for cash the shares of common stock held by public stockholders who elect redemption may reduce the financial resources available for a business combination. Our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target businesses. In addition, if our initial business combination entails a simultaneous purchase of several operating businesses owned by different sellers, we may be unable to coordinate a simultaneous closing of the purchases. This may result in a target business seeking a different buyer.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of these factors, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will automatically liquidate.

Redemption rights for public stockholders upon completion of our initial business combination

We will provide our stockholders with the opportunity to redeem all or part of their shares of our common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account (including interest, if any, remaining in the account), less taxes payable, upon the completion of our initial business combination, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.10 per public share, or approximately $10.05 per public share if the underwriters’ over-allotment option is exercised in full, including funds being held in the trust account attributable to the contingent fees payable to the underwriters solely in the event of that our business combination is completed. Our insiders have agreed to waive their redemption rights with respect to their initial shares and any public shares they may own in connection with the completion of our initial business combination. Unlike many other blank check companies which hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and related redemptions of public shares for cash upon consummation of such initial business combinations even if not required by law, we intend to consummate our initial business combination without a stockholder vote and conduct the related redemptions of our shares of common stock pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and file tender offer documents with the SEC. The tender offer documents will contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act which regulates the solicitation of proxies. In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem shares will remain open for at least 20 business days in accordance with Rule 14e-1(a) under the Exchange Act. If, however, a stockholder vote is required by law, we will conduct the redemptions like many other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. We will consummate our initial business combination only if holders of 87% or less of our public shares elect to redeem their shares and, solely if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination. Our tender offer materials or proxy statement will set forth specific procedures that public stockholders must follow in order to redeem their shares.

We will proceed with a business combination only if public stockholders owning 87% or less of the shares sold in this offering exercise their redemption rights. The redemption threshold was set at 87% so that we would have a minimum of approximately $5,000,000 in stockholder’s equity post initial public offering, which permits us to not comply with Rule 419 of the Securities Act. See the section entitled “Proposed Business — Comparison to Offerings of Blank Check Companies Subject to Rule 419.” However, a potential target business may make it a closing condition that we have available at the closing an amount of cash in excess of such minimum amount, in which event we would be required to obtain an additional source of funding or effectively limit the total number of shares that may be redeemed by our public stockholders to less than the 87% redemption threshold contained in our charter. Depending upon the closing condition that is imposed by a potential target, the total number of shares that could be redeemed by public stockholders could even be less than the more typical redemption thresholds of 20% to 40% set by other blank check companies. If holders in excess of the total number of shares that may be redeemed pursuant to the closing condition discussed above elect to redeem their shares and we are unable to obtain the required funds from an alternate source, we would not be able to consummate the business combination and we may not be able to locate another suitable target within the required time period, if at all. As a result, public stockholders may have to remain stockholders of our company and wait until the expiration of the 21-month business combination period in order to be able to redeem their shares for a pro rata portion of the trust account or attempt to sell their shares in the open market prior to such time, in which case they may receive less than a pro rata share of the trust account for their shares. See the risk factor entitled “Even though we have a redemption threshold of 87%, we may be unable to consummate a business combination if a target business requires that we have cash in excess of the minimum amount we are required to have at closing and public stockholders may have to remain stockholders of our company and wait until our liquidation to receive a pro rata share of the trust account or attempt to sell their shares in the open market.”

The 87% redemption threshold is different from the redemption or conversion thresholds used by many blank check companies. Traditionally, many blank check companies would not be able to consummate a business combination if the holders of the company’s public shares voted against a proposed business combination and elected to redeem more than a much smaller percentage of the shares sold in such company’s initial public offering, which percentage threshold is typically between 19.99% and 39.99%. As a result, many blank check companies have been unable to complete business combinations because the amount of shares voted by their public stockholders electing redemption exceeded the maximum redemption threshold pursuant to which such company could proceed with a business combination.

Conduct of redemption pursuant to tender offer rules

In the event we conduct a tender offer to redeem our public shares upon completion of our initial business combination, in order to comply with the tender offer rules, the redemption offer will be made to all of our stockholders, not just our public stockholders. Our insiders, however, have agreed to waive their redemption rights with respect to their initial shares and any public shares they may own in connection with the completion of our initial business combination. In addition, the offer will be made for up to a maximum of 87% of our public shares, subject to the condition that if more than 87% of our public shares elect to redeem their shares, we will withdraw the offer and not consummate the initial business combination.

Submission of our initial business combination to a stockholder vote

In the event we seek stockholder approval of our business combination, we will distribute proxy materials and, in connection therewith, provide our public stockholders with the redemption rights described above upon completion of our initial business combination. Unlike many other blank check companies, our public stockholders would not be required to vote against our initial business combination in order to exercise their redemption rights.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules in connection with our initial business combination, we may enter into privately negotiated transactions to purchase public shares from stockholders following completion of our initial business combination with proceeds released to us from our trust account immediately following the completion of our initial business combination. Additionally, it is possible that our insiders and their respective affiliates may also acquire shares from public stockholders in privately negotiated transactions. The purpose of such arrangements would be to (i) increase the likelihood of satisfaction of the requirement that no more than 87% of our outstanding shares of common stock demand to redeem their shares, (ii) increase the likelihood of obtaining stockholder approval of the business combination or (iii) satisfy a minimum valuation requirement, where it appears that such requirements would otherwise not be met. Such purchases, should they occur at all, may be negotiated after the time when stockholders elected to redeem their shares. Any shares purchased from stockholders would be purchased for cash or other consideration at a price to be negotiated between such stockholders on the one hand and us, our insiders or their respective affiliates on the other hand. Such price would depend on a variety of factors including, but not limited to, the size of the stockholder’s position in our company and the method and timing of payment to such stockholder. In the event we are the buyer in such privately negotiated purchases, we could elect to use trust account proceeds to pay the purchase price in such transactions after the closing of our initial business combination.

If such a purchase is made after the record date for the stockholder meeting, such purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees to refrain from redeeming its common stock as directed by the purchaser of such securities. All such privately negotiated transactions (should they occur at all) would be isolated transactions conducted in compliance with all applicable securities laws, each to be privately negotiated with one or a discrete group of stockholders who have elected, or otherwise indicated their intention, to exercise their redemption rights.

Neither we nor our insiders and their respective affiliates, nor any third parties, have agreed to purchase any such shares, and our and their failure to so agree at the applicable time could adversely impair our ability to consummate a business combination. Moreover, even if we or our insiders and their respective affiliates were to undertake such purchases, such purchases could be subject to limitations under applicable securities laws and regulations, including Regulation M and regulations regarding tender offers. The inability to effect such purchases could adversely impair our ability to consummate the business combination.

We and our insiders and/or their affiliates anticipate identifying the stockholders with whom to pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders following our mailing of tender offer documents or proxy materials in connection with our initial business combination. To the extent that we or our insiders or their affiliates enter into a private purchase, we or they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account. Pursuant to the terms of such arrangements, the sellers of any shares so purchased by us or our insiders and/or their affiliates would then revoke their election to redeem such shares.

Limitation on redemption rights upon consummation of a business combination if we seek a stockholder vote

Notwithstanding the foregoing, and solely if we seek stockholder approval of our initial business combination, and we do not conduct redemptions pursuant to the tender offer rules in connection with our business combination, our charter provides that a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 10% of the shares sold in this offering. We will not impose any restrictions on redemptions by a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), on redeeming their shares with respect to an aggregate of 10% or less of the shares sold in this offering. We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights as a means to force us or our management to purchase their shares at a significant premium to the then current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 10% of the shares sold in this offering could threaten to seek exercise their redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem no more than 10% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to consummate a business combination. However, we would not be restricting our stockholders’ ability to vote all of their shares for or against a business combination.

Tendering stock certificates in connection with a tender offer or stockholder vote

We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements. Accordingly, a public stockholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender his shares if he wishes to seek to exercise his redemption rights. Given the limited exercise period, it is advisable for stockholders to use electronic delivery of the public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $35.00 to $45.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares prior to a specified date. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated. However, in the event we require stockholders seeking to exercise redemption rights to tender their shares prior to the completion of the proposed business combination and the proposed business combinations is not completed (and therefore we would not be obligated to pay cash in connection with the tendered shares) this may result in an increased cost to stockholders.

The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise its redemption rights. After the business combination was approved, the company would contact such stockholder to arrange for it to deliver its certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which it could monitor the price of the company’s stock in the market. If the price rose above the redemption price, it could sell its shares in the open market before actually delivering his shares to the company for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become an “option” right surviving past the consummation of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the closing of the tender offer or stockholder meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is completed.

Any request to redeem such shares once made, may be withdrawn at any time up to the date set forth in the tender offer materials or our proxy materials, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of its redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of a business combination.

If the initial business combination is not approved or completed for any reason, then public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares. In such case, we will promptly return such certificates to the tendering public stockholder.

If the initial business combination is not completed, we may continue to try to consummate a business combination with a different target until 21 months from the closing of this offering.

Redemption of common stock and liquidation if no business combination

If we do not consummate our initial business combination within 21 months following the consummation of this offering, we will (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably possible, but no more than two business days thereafter, redeem 100% of our public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account (including interest), less franchise and income taxes payable, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and subject to the requirement that any refund of income taxes that were paid from the trust account which is received after the redemption shall be distributed to the former public stockholders, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate the balance of our net assets to our remaining stockholders, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. We view the foregoing provisions contained in our charter as obligations to our stockholders and will not take any action to amend or waive any of such provisions except in connection with the completion of our initial business combination. Pursuant to the terms of our charter, our powers following the expiration of the permitted time period for consummating a business combination will automatically thereafter be limited to acts and activities relating to redeeming 100% of our public shares, dissolving and winding up our affairs, including liquidating.

Our initial stockholders have agreed to waive their redemption rights with respect to their initial shares, but will be entitled to redeem any public shares they may own in connection with our cessation of operations and liquidation in the event we do not consummate our initial business combination. There will be no redemption distribution with respect to our warrants, which will expire worthless in the event we do not consummate a business combination.

Our initial stockholders, officers and directors have agreed that they will not propose any amendment to our amended and restated certificate of incorporation that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination with 21 months from the closing of this offering, unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of income taxes payable, divided by the number of then outstanding public shares.

Upon consummation of this offering, and assuming no exercise of the underwriter’s over-allotment option, we expect to have approximately (i) $40,400,000 of the offering proceeds deposited in the trust account for the benefit of our public stockholders and (ii) $550,000 from the proceeds of this offering not held in the trust account. In the event no business combination is completed within the required time frame and we are unable to redeem 100% of the shares sold in this offering, we intend to submit a plan of dissolution to our public stockholders, requiring a majority of shares voted for approval, in which (i) the proceeds held in our trust account, together with interest, less franchise and income taxes payable, would be distributed to only our public stockholders on a per share pro rata basis and (ii) the remaining net assets of the company, if any, would be distributed on a per share pro rata basis to our stockholders. We expect that all costs associated with the implementation and completion of our liquidation will be funded by any remaining assets outside of the trust account although we cannot assure you that there will be sufficient funds for such purpose. If such funds are insufficient, our insiders have agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be approximately $15,000).

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial aggregate of the (i) per public share redemption price or (ii) per public share liquidation price would be approximately

$10.10 (or approximately $10.05 if the underwriters’ over-allotment option is exercised in full). The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders.

Although we will seek to have all vendors, service providers, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as other claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, insiders, have agreed that, upon our liquidation, they will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement reduce the amounts in the trust account to below $10.10 per public share (or approximately $10.05 per public share if the underwriter’s over-allotment option is exercised in full), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, these insiders will not be responsible to the extent of any liability for such third party claims. We cannot assure you, however, that these insiders would be able to satisfy those obligations. Additionally, in the event any of the insiders. undertakes a liquidating distribution while their indemnification obligations are outstanding, they have agreed to use reasonable efforts to set aside from such distribution, adequate reserves to cover the reasonably anticipated liabilities which may be incurred by them. Although we have a fiduciary obligation to pursue the insiders to enforce their indemnification obligations, and intend to pursue such actions as and when we deem appropriate, there can be no assurance they will be able to satisfy those obligations, if required to do so.

In the event that the proceeds in the trust account are reduced below $10.10 per public share (or approximately $10.05 per public share if the underwriter’s over-allotment option is exercised in full) by claims that are covered by the indemnification obligations of our insiders upon our liquidation, and our insiders assert that they are unable to satisfy their obligations or that they have no indemnification obligations related to a particular claim, our independent directors, if any, would determine whether to take legal action against such parties to enforce their indemnification obligations. In the event that we do not have any independent directors, the decision whether to take legal action against such parties to enforce their indemnification obligations would be left to the full board of directors, which would be subject to their fiduciary duties to us and our stockholders under Delaware law and would subject them to a claim by our stockholders in the event that they were to breach such fiduciary duties. While we currently expect that our directors would take legal action on our behalf against our insiders to enforce their indemnification obligations to us, it is possible that our directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per share redemption price (or per share liquidation distribution if we are unable to effect a redemption of our public shares) will not be less than $10.10 per public share (or approximately $10.05 per public share if the underwriters’ over-allotment option is exercised in full).

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon our redemption of 100% of our public shares of common stock in the event we do not consummate our initial business combination within the required time frame may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 180-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, if we do not effect our initial business combination within the required time frame, we shall (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably possible but not more than two business days thereafter, redeem 100% of our public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account (including interest), less taxes payable, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and subject to the requirement that any refund of income taxes that were paid from the trust account which is received after the redemption shall be distributed to the former public stockholders, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate the balance of our net assets to our remaining stockholders, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible following the time allotted to complete a business combination and, therefore, we do not intend to comply with those procedures. Therefore, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time, that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account.

If, before we distribute the proceeds held in the trust account to our public stockholders, we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders an aggregate of at least $10.10 per share. Additionally, if, after we distribute the proceeds held in the trust account to our public stockholders, we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our redemption of 100% of our public shares if we fail to complete our initial business combination within the required time frame or if they redeem their respective shares for cash upon the consummation of the initial business combination. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. In the event we seek stockholder approval in connection with our initial business combination, a stockholder’s voting in connection with the business combination alone will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above.

Determination of Offering Amount

In consultation with the underwriters, we determined the size of the offering, in part, based upon our beliefs concerning the capital that could be successfully raised given market conditions. In addition, our management concluded, based on their collective experience, that without considering any possible redemptions in connection with the successful completion of our initial business combination, an offering of this size, together with the proceeds of the sale of the private placement warrants, would provide us with sufficient equity capital to execute our business plan. We believe that this amount of equity capital, plus our ability to finance an acquisition using stock or debt, will give us substantial flexibility in selecting an acquisition target and structuring our initial business combination. This belief is not based on any specific research, analysis, evaluations, discussions or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify target businesses or that we will be able to obtain any necessary financing.

Competition

In identifying, evaluating and selecting a target business for an initial business combination, we may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with 87% of our shares held by our public stockholders who exercise their redemption rights may reduce the resources available to us for an initial business combination, and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

We maintain our principal executive offices at 62 LaSalle Road, Suite 304, West Hartford, Connecticut 06107. We also maintain an office at 528 Hongxu Road, Minhang District, Shanghai, PRC. A portion of the cost for both of these spaces will be included in the aggregate $7,500 per month fee described above that our initial stockholders will charge us for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of a business combination or the liquidation of the trust account if we have failed to complete a business combination within the required time periods.

Employees

We have three executive officers. These individuals are not obligated to devote any specific number of hours to our business and intend to devote only as much time as they deem necessary to our business. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our business) than they would prior to locating a suitable target business. Each of our executive officers intends to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the initial business transaction and the stage of the initial business transaction process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the initial business transaction (and consequently spend more time on our affairs) than they would prior to locating a suitable target business. We expect our executive officers to devote a reasonable amount of time to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

Prior to the date of this prospectus, we have filed a Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act and will file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business to be acquired as part of the tender offer materials or proxy solicitation materials sent to stockholders to assist them in assessing each specific target business we seek to acquire. While the requirement of having available financial information for the target business may limit the pool of potential acquisition candidates, given the broad range of target businesses we may consummate a business combination with, we do not believe that the narrowing of the pool will be material.

We do not currently, and are not required to, maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2011. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control. We expect that we will assess the internal controls of our target business or businesses preceding the consummation of our initial business combination and will then implement a schedule for implementation and testing of such additional controls as we may determine are required to state that we maintain an effective system of internal controls. A target business in the PRC that has previously kept its accounts in accordance with applicable accounting standards will likely not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of its internal controls and will likely need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;
•	reconciliation of accounts;
•	proper recordation of expenses and liabilities in the period to which they relate;
•	proof of internal review and approval of accounting items;
•	documentation of key accounting assumptions, estimates and/or conclusions; and
•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financial reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to assess management’s report on internal controls and to render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. Additional matters concerning a target business’ internal controls may be identified in the future when the testing and assessment is performed.

Legal Proceedings

There is no litigation currently pending or threatened against us, our initial stockholders or any of our officers or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies Subject to Rule 419

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering because we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Form 8-K, including an audited balance sheet demonstrating this fact.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds:	$38,000,000 of the net offering proceeds plus the $2,400,000 we will receive from the sale of the private placement warrants will be deposited into a trust account at JPMorgan Chase, maintained by Continental Stock Transfer & Trust Company, acting as trustee.	$35,100,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds:	$38,000,000 of net offering proceeds plus the $2,400,000 we will receive from the sale of the private placement warrants held in trust will only be invested in cash or in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act with a maturity of 180 days or less or in money market funds meeting the conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct United States government treasury obligations.	Proceeds could be invested only in cash or specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Receipt of interest on escrowed funds:	Interest on proceeds from the trust account to be paid to stockholders is reduced by any taxes payable.	Interest on funds in escrow account would be held for the sole benefit of investors, unless the funds held in escrow were released to us in connection with our consummation of a business combination.
Limitation on fair value or net assets of target business:	There is no limitation on the fair value or net assets of the target business with which we may complete a business combination.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued:	The units will begin trading on or promptly after the date of this prospectus. Each of the shares of our common stock and warrants shall trade separately on the fifth business day following the earlier to occur of: the expiration of the underwriters’ over-allotment option; its exercise in full; or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the underwriters’ over-allotment option.	No trading of the units or the underlying shares of our common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
In no event will the shares of our common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file this Form 8-K promptly after the consummation of this offering, which is anticipated to take place four business days from the date of this prospectus. If the underwriters’ over-allotment option is exercised following the initial filing of such Form 8-K, a second or amended Form 8-K will be filed to provide information to reflect the exercise of the underwriters’ over-allotment option.
Exercise of the warrants:	The warrants cannot be exercised until the later of 30 days after completion of our initial business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	We will provide our public stockholders with the opportunity to redeem all or part of their shares of our common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account (including interest), less franchise and income taxes payable, upon the completion of our initial business combination, subject to the limitations described herein. We may not hold a stockholder vote. Instead, we may conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a stockholder vote, we will conduct the redemptions in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. We will consummate our initial business combination only if holders of no more than 87% of our public shares elect to redeem their shares and, solely if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Business combination deadline:	If we are unable to complete our business combination within 21 months from the closing of this offering period to complete our business, we shall (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably possible, but not more than two business days thereafter, redeem 100% of our public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account (including any remaining interest), less taxes payable, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and subject to the requirement that any refund of income taxes that were paid from the trust account which is received after the redemption shall be distributed to the former public stockholders, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate the balance of our net assets to our remaining stockholders, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Interest earned on the funds in the trust account:	There can be released to us, from time to time, any interest earned on the funds in the trust account (i) that we may need to pay our tax obligations and (ii) up to $500,000 of any remaining interest that we need for our working capital requirements. Remaining interest earned on the funds in the trust account, if any, will not be released until the earlier of the completion of a business combination and the liquidation of the trust account upon failure to effect a business combination within the allotted time.	All interest earned on the funds in the trust account would be held in trust for the sole benefit of public stockholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Release of funds	Except for the release to us of (i) any interest earned on funds in the trust account that we may need to pay our tax obligations and (ii) up to $500,000 of remaining interest earned on funds in the trust account that we may need for our working capital requirements, the funds held in the trust account will not be released until the earlier of the completion of a business combination and our redemption of 100% of our public shares upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Jonathan Furer	54	Executive Chairman of the Board of Directors
Min Xue Zhang	53	Chief Executive Officer and Director
John Chapman	51	Chief Financial Officer and Director
Qing Hua Kong	49	Director
David Xiangguo Wu	48	Director

Below is a summary of the business experience of each of our executive officers and directors.

Jonathan Furer has been the Executive Chairman of our board of directors since February 2011. Mr. Furer is a co-founder and has been a managing member of Arcade Partners LLC, a private equity firm, since November 2003. He is also the co-founder and a managing member of Arcade China Investment Partners, LLC, one of our initial stockholders. Mr. Furer has been a director of KapStone Paper and Packaging Corporation since he co-founded the company in April 2005. He was a founding director and chief executive officer of Arcade Acquisition Corporation, a blank check acquisition company that completed its initial public offering in May 2007 and was subsequently dissolved. Since January 2004, he has been a Managing Director of Washington & Congress Managers. Since December 2009, Mr. Furer has been a director of Home Care Industries, Inc., a consumer products company engaged in the manufacture and distribution of floor care products and in May 2010, Mr Furer was appointed Chairman. From March 2000 through December 2003, he was a Managing Director of Triumph Capital Group, Inc. Mr. Furer received a B.B.A. in International Business from George Washington University. Mr. Furer’s qualifications to serve on the board include his experience in capital markets, mergers and aquisitions, finance and accounting.

Min Xue Zhang has been our Chief Executive Officer and a director since February 2011. Mr. Zhang has been the president of Kravis Capital Limited, a private investment company based in the PRC and one of our initial stockholders, since September 2009. From September 2006 until September 2009, he served as the chief executive officer of Anhui Holding Co., Ltd., a PRC-based investment firm. During this period, he also served as chairman of Boying Investment Co., Ltd., a company engaged in the automobile accessory business that was acquired by Anhui Holding. From December 2004 until joining Anhui Holding, Mr. Zhang was the president of Sunshiny Group a PRC-based investment firm. During this period, he also served as chairman of Sichuan Five Oxen Printing Co., Ltd., a printing and logistics business acquired by Sunshiny. From March 2001 until December 2004, he served as president of Honghao Investment Co., Ltd., responsible for investments, mergers and acquisitions, restructurings and funds. Mr. Zhang received a Bachelors degree in Economics and a Master degree in Business Administration from Nanjing University of Political Science and National University of Singapore, respectively. Mr. Zhang’s qualifications to serve on the board include his experience in corporate strategic management, risk control, mergers and acquisitions, investment and finance.

John Chapman has been our Chief Financial Officer and a director since February 2011. Mr. Chapman is a co-founder and has been a managing member of Arcade Partners LLC, a private equity firm, since November 2003. He is also the co-founder and a managing member of Arcade China Investment Partners, LLC, one of our initial stockholders. Mr. Chapman has been a director of KapStone Paper and Packaging Corporation since he co-founded the company in April 2005. He was a founding director and chief financial officer of Arcade Acquisition Corporation, a blank check acquisition company that completed its initial public offering in May 2007 and was subsequently dissolved. Since January 2004, he has been a Managing Director of Washington & Congress Managers, a private equity firm. Since December 2009, Mr. Chapman has been a director of Home Care Industries, Inc., a consumer products company engaged in the manufacture and distribution of floor care products and in May 2010, Mr. Chapman was appointed Vice-Chairman. From March 1990 through December 2003, he was employed by Triumph Capital Group, Inc, a private equity firm, last serving as a Managing Director. Mr. Chapman received a B.A. from Bates College and an M.B.A. from the Tuck School of Business at Dartmouth College. Mr. Chapman’s qualifications to serve on the board include his experience in capital markets, mergers and aquisitions, finance and accounting.

Qing Hua Kong has been a director since February 2011. Mr. Kong has been the chairman and principal partner of Kravis Capital Limited since he founded the company in June 2006. From June 2004 through May 2006, he served as the chief executive officer of Shanghai Kai Run Si Investment Co., Ltd. From January 2002 through May 2004, he served as the executive director of D’Long Group, a private PRC-based holding company. Mr. Kong received a Bachelors degree in Economics from China University of Petroleum. His qualifications to serve on the board include his experience in corporate management, mergers and acquisitions, investment and finance.

David Xiangguo Wu has been a director since February 2011. Mr. Wu has been the vice president of Kravis Capital Limited since the company was founded in June 2006. From 2002 to 2006, he was the president of Wisdom Valley Investment Ltd., which is in the business of sourcing, procurement and logistics services for U.S. buyers. From 2000 to 2002, he was the president and chief executive officer of the Shenzhen Rich Investment Company, which is engaged in innovation investments, high-technology enterprise commercialization projects and logistics services for U.S. buyers. Mr. Wu serves on the board of the Energy Expert Commission of the Shenzhen People’s Government, and also serves as the chairman of Shenzhen Hudson Technology Development Co., which is engaged in energy savings and new energy applications. Prior thereto, he spent approximately 10 years in director positions with the Lianyungang municipal government, Jiangsu Province, where he was engaged in the formation, control and management of foreign invested companies. Mr. Wu received a Bachelors degree in Electrical Engineering from Huazhong University of Science and Technology; a Masters degree in Engineering from Shanghai Jiao Tong University and a MBA from the University of Northern Virginia. His qualifications to serve on the board include his experience in corporate management and foreign investments in China, as well as his extensive government contacts in the PRC.

Number and Terms of Office of Directors

Our board of directors is divided into two classes with only one class of directors being elected at each annual meeting of stockholders and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term. The term of office of the first class of directors, consisting of Messrs. Chapman and Wu will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Furer, Zhang and Kong, will expire at the second annual meeting of stockholders.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a chairman of the board, chief executive officer, president, chief financial officer, vice presidents, secretary, treasurer and such other offices as may be determined by the board of directors.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating our initial business combination. Except as described above and under “— Conflicts of Interest,” none of these individuals has been or currently is a principal of or affiliated with any public company or blank check or special purpose acquisition company. We believe that the skills and experience of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect a business combination although we cannot assure that they will, in fact, be able to do so.

We do not currently intend to hold an annual meeting of stockholders until after we consummate a business combination, and thus may not be in compliance with Section 211(b) of the Delaware General Corporation Law. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of a business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the Delaware General Corporation Law.

Employment Agreements

We have not entered into any employment agreements with our executive officers, and have not made any agreements to provide benefits upon termination of employment.

Compensation for Officers and Directors

No executive officer or director has received compensation of any kind for services rendered. No compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, including our officers, directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying prospective target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. If none of our directors are deemed “independent,” we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

After completion of our business combination, our executive officers and directors who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the tender offer documents or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely, however, that the amount of such compensation will be known at that time, as it will be up to the directors of the post-combination business to determine executive officer and director compensation.

Board Committees

We do not intend to establish an audit or a compensation committee until consummation of a business combination. Accordingly, there will not be a separate committee comprised of some members of our board of directors with specialized accounting and financial knowledge to meet, analyze and discuss solely financial matters concerning prospective target businesses. We do not believe a compensation committee is necessary prior to our initial business combination as there will be no salary, fees or other compensation being paid to our officers or directors prior to our initial business combination other than as disclosed in this prospectus.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.
•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.
•	The initial shares and private placement warrants are subject to transfer restrictions (and in the case of the private placement warrants, restrictions on exercise) and will not be released from escrow until specified dates after completion of our initial business combination. In addition, the private placement warrants and any warrants which our insiders may purchase in this offering or in the aftermarket will expire worthless if an initial business combination is not completed. Additionally, our initial stockholders will not receive liquidation distributions with respect to any of their initial shares. For the foregoing reasons, our board may have a conflict of interest in determining whether it is appropriate to effect our initial business combination with a particular target business.
•	Unless we consummate our initial business combination, our insiders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of our working capital. Our officers, directors and initial stockholders may, as part of any business combination, negotiate the repayment of some or all of any such expenses. If the target business’

owners do not agree to such repayment, this could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our insiders or their affiliates could influence our officers’ and directors’ motivation in selecting a target business and therefore there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.
•	Our insiders have contractually agreed that, if we liquidate the trust account prior to the consummation of a business combination, they will be personally liable in certain circumstances to ensure that the proceeds in the trust account are not reduced below $10.10 per share by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. Therefore, our insiders have a financial interest in consummating a business combination, thereby resulting in a conflict of interest. Our insiders or their affiliates could influence our officers’ and directors’ motivation in selecting a target business and therefore there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation’s line of business; and
•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Each of our officers has agreed, pursuant to a written agreement with us, that until the earliest of our initial business combination, 21 months after the closing of this offering or such time as he ceases to be an officer, to present to us for our consideration, prior to presentation to any other entity, any business opportunity with an enterprise value of $40 million or more located in the PRC, subject to any pre-existing fiduciary or contractual obligations he might have. As more fully discussed in “Management — Conflicts of Interest,” if any of our officers becomes aware of a business combination opportunity that falls within the line of business of any entity to which he has pre-existing fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Certain of our officers currently have relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

Below is a table summarizing the companies to which our officers, directors and advisors owe fiduciary obligations that would conflict with their fiduciary obligations to us, all of which would have to (i) be presented appropriate potential target businesses by our officers and directors, and (ii) reject the opportunity to acquire such potential target business, prior to their presentation of such target business to us:

Individual	Entity	Affiliation
Jonathan Furer	Arcade Partners LLC(1)	Managing Member
	KapStone Paper and Packaging Corporation(2)	Director and Co-Founder
	Home Care Industries, Inc.(3)	Chairman
Min Xue Zhang	Kravis Capital Limited(4)	President
John Chapman	Arcade Partners LLC(1)	Co-Founder and Managing Member
	KapStone Paper and Packaging Corporation(2)	Director and Co-Founder
	Home Care Industries, Inc.(3)	Vice-Chairman
Qing Hua Kong	Kravis Capital Limited(4)	Chairman, Principal Partner and Founder
David Xiangguo Wu	Kravis Capital Limited(4)	Vice President

(1)	Each of Messrs. Furer and Chapman may be considered to owe a fiduciary obligation to Arcade Partners LLC.
(2)	Each of Messrs. Furer and Chapman may be considered to owe a fiduciary obligation to KapStone Paper and Packaging Corporation.
(3)	Each of Messrs. Furer and Chapman may be considered to owe a fiduciary obligation to Home Care Industries.
(4)	Each of Messrs. Zhang, Kong and Wu may be considered to owe a fiduciary obligation to Kravis Capital Limited and its portfolio companies.

As a result of these affiliations, Messrs. Furer, Zhang, Chapman, Kong and Wu may have preexisting fiduciary, contractual or other obligations to those entities that may cause them to have conflicts in presenting to us specific business opportunities that may be attractive to us.

In the event we submit our initial business combination to our public stockholders for a vote, all of the insiders have agreed to vote any initial shares held by them and any public shares they acquire in the offering or the aftermarket in favor of our initial business combination. In addition, our insiders have agreed to waive their redemption rights with respect to their initial shares and any public shares they may own in connection with the completion of our initial business combination, but will be entitled to redeem any public shares they may own in connection with our cessation of operations and liquidation in the event we do not consummate our initial business combination.

Although we do not intend to enter into a business combination with a target business that is affiliated with our insiders, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of our independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA that such a business combination is fair to our unaffiliated stockholders from a financial point of view. Furthermore, in no event will any of our insiders or any of their respective affiliates, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our initial business combination.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our officers and directors; and
•	all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Prior to Offering(2)		After Offering(3)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock(4)
Arcade China Investment Partners, LLC	575,000	50%	500,000	10.00%
Kravis Capital Limited	575,000	50%	500,000	10.00%
Jonathan Furer	—	—	—	—
Min Xue Zhang	—	—	—	—
John Chapman	—	—	—	—
Qing Hua Kong	—	—	—	—
David Xiangguo Wu	—	—	—	—
All directors and executive officers as a group (5 individuals)	1,150,000	100%	1,000,000	20.00%

*	Represents less than 1% of the outstanding shares of common stock.
(1)	Unless otherwise indicated, the business address of each of the individuals is c/o 62 LaSalle Road, Suite 304, West Hartford, CT 06107.
(2)	Based on 1,150,000 shares outstanding immediately prior to this offering, including up to 150,000 shares held by our initial stockholders that are subject to forfeiture in the event that the over-allotment option is not exercised in full.
(3)	Assumes no exercise of the over-allotment option and, therefore, the forfeiture of an aggregate of 150,000 shares held by our initial stockholders. Also assumes no forfeiture of shares if certain share price targets are not achieved following the closing of our initial business combination.
(4)	Based on 5,000,000 shares outstanding upon consummation of this offering. Does not include (i) 600,000 shares and 600,000 warrants (and 600,000 shares underlying such warrants) issuable upon the exercise of the underwriters’ over-allotment option, (ii) 150,000 shares held by our initial stockholders that are subject to forfeiture in the event that the over-allotment option is not exercised in full, (iii) shares underlying the private placement warrants which will not become exercisable within the next 60 days, and (iv) shares underlying the warrants being issued upon consummation of this offering to our public stockholders which will not become exercisable within the next 60 days.

Immediately after this offering, our initial stockholders, which include all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of common stock (assuming none of them purchase any units offered by this prospectus). None of our initial stockholders, officers and directors has indicated to us that he intends to purchase our securities in the offering. Because of the ownership block held by our initial stockholders, such individuals will be able to exert substantial influence over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

If the underwriters do not exercise all or a portion of the over-allotment option, our initial stockholders will be required to forfeit up to an aggregate of 150,000 shares of common stock. Our initial stockholders will be required to forfeit only such number of shares necessary to maintain their collective 20% ownership interest in our common stock after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option. If we increase the size of this offering pursuant to Rule 462(b) under the Securities Act, we may effect a dividend immediately prior to the consummation of the offering in such amount as to maintain our initial stockholders’ collective ownership percentage of the issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering, we will effect a reverse split of our common stock immediately prior to the consummation of the offering as to maintain our initial stockholders’ collective ownership percentage of the issued and outstanding shares of common stock upon the date of this prospectus, in each case without giving effect to the sale of the private placement warrants.

Our initial stockholders and the underwriters have agreed to purchase an aggregate of 3,200,000 private placement warrants prior to the date of this prospectus at the price of $0.75 per warrant for a purchase price of $2,400,000 in a private placement to occur simultaneously with the completion of this offering. All of the proceeds received from the sale of the private placement warrants will be financed from available funds and not from borrowed funds. The purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account. The private placement warrants will be identical to the warrants sold in this offering except that if held by the original holders or their permitted assigns, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption, (iii) together with the common stock issuable upon exercise of these warrants, may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of our initial business combination and (iv) with respect to the private placement warrants held by the underwriters, will expire five years from the effective date of the registration statement of which this prospectus forms a part, or earlier upon redemption or liquidation.

All of the initial shares and the private placement warrants will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent. Except for up to 150,000 of such shares that are subject to forfeiture if the underwriters do not exercise the over-allotment option, these shares will not be released from escrow until one year after the closing of the business combination or the liquidation of the trust account if we have not completed a business combination within the required time periods; provided however, these shares will be released earlier from escrow (1) with respect to 50% of such shares, if the closing price of our common stock equals or exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, and (2) with respect to 50% of such shares, if the closing price of our common stock equals or exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination. All of the initial shares may be released from escrow earlier than as described above if within that time period, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares for cash, securities or other property. The private placement warrants will not be released from escrow until 30 days after consummation of our initial business combination.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except for transfers (a) to our officers or directors, any affiliate or immediate family member of any of our officers or directors or trust established by any of the foregoing for estate planning purposes or any affiliate of the holderss of these shares or to any stockholder or member of the holder of these shares, as applicable; (b) by virtue of the laws of the state of Delaware or the holder of these share’s formation documents upon its dissolution; (iii) in the event of our liquidation prior to the completion of the business combination; or (iv) in the event that we consummate a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to the consummation of the Business Combination; provided, however, that, in the case of clause (a), these permitted transferees agree to be bound by the terms of the escrow agreement. During the escrow period the holders of these shares will retain all other rights as our stockholders, including, without limitation, the right to vote their shares and the right to receive cash dividends, if declared. If dividends are declared and payable in common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our initial stockholders will receive any portion of the liquidation proceeds with respect to their initial shares.

In addition, 294,118 initial shares (or 338,235 initial shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture by our initial stockholders as follows: (1) 151,515 initial shares (or 174,242 initial shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our common stock does not equal or exceed $15.00 per share and (2) 142,603 initial shares (or 163,993 initial shares if the underwriters’ over-allotment option is exercised in full) will be subject to forfeiture in the event the last sales price of our common stock does not equal or exceed $12.00 per share. For both (1) and (2) above, the share price must be met for any 20 trading days within at least one 30-trading day period within 36 months following the closing of our initial business combination.

Arcade China Investment Partners, LLC, Kravis Capital Limited, Jonathan Furer, John Chapman, Min Xue Zhang, David Wu and Qing Hua Kong are deemed to be our “parents” and “promoters,” as these terms are defined under the federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On March 1, 2011, we issued 1,150,000 shares of common stock to the entities set forth below for $25,000 in cash, at a purchase price of approximately $0.02 share, as follows:

Name	Number of Shares	Relationship to Us
Arcade China Investment Partners LLC	575,000	Affiliate of Jonathan Furer and John Chapman, our Executive Chairman and Chief Financial Officer, respectively, and directors
Kravis Capital Limited	575,000	Affiliate of Min Xue Zhang, our Chief Executive Officer and a director, and Qing Hua Kong and David Xiangguo Wu, directors

If the underwriters do not exercise all or a portion of their over-allotment option, our initial stockholders have agreed to forfeit up to an aggregate of 150,000 shares in proportion to the portion of the over-allotment option that was not exercised. If such shares are forfeited, we would record the aggregate fair value of the shares forfeited and reacquired to treasury shares and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the shares forfeited and the price paid to us for such forfeited shares (which would be an aggregate total of approximately $3,300 for all 150,000 shares). Upon receipt, such forfeited shares would then be immediately cancelled which would result in the retirement of the treasury shares and a corresponding charge to additional paid-in capital.

To the extent that certain share price targets are not achieved for any 20 trading days within at least one 30-trading day period within 36 months following the closing of our initial business combination, our initial stockholders have agreed that they will forfeit up to 294,118 initial shares (or 338,235 initial shares if the underwriters’ over-allotment option is exercised in full) on a pro rata basis.

Our initial stockholders have committed, pursuant to written subscription agreements with us and Loeb & Loeb LLP, our counsel, as escrow agent, to purchase 2,933,333 private placement warrants from us for a total purchase price of $2,200,000. The underwriters have committed to purchase an additional 266,667 warrants from us on the same terms for a total purchase price of $200,000. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The $2,400,000 in proceeds from the sale of the private placement warrants will be delivered to the escrow agent at least 24 hours prior to the date of this prospectus to hold in a non-interest bearing account until we consummate this offering. The private placement warrants will be identical to the warrants sold in this offering except that if held by the original holders or their permitted assigns, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption, (iii) together with the common stock issuable upon exercise of these warrants, may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of our initial business combination and (iv) with respect to the private placement warrants held by the underwriters, will expire five years from the effective date of the registration statement of which this prospectus forms a part, or earlier upon redemption or liquidation. The holders of a majority of these private placement warrants (or underlying shares) will be entitled to demand that we register these securities pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of a majority of these securities may elect to exercise these registration rights with respect to such securities at any time after we consummate a business combination. In addition, these holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

We have agreed to pay to our initial stockholders, Arcade China Investment Partners, LLC and Kravis Capital Limited, a total of $7,500 per month for office space, administrative services and secretarial support for a period commencing on the date of this prospectus and ending on the earlier of our consummation of a business combination or the liquidation of the trust account if we have not completed a business combination within the required time periods. Arcade China Investment Partners, LLC is an affiliate of Jonathan Furer, our Executive Chairman, and John Chapman, our Chief Financial Officer. Kravis Capital Limited is an affiliate of Min Xue Zhang, our Chief Executive Officer, and two of our other directors. This arrangement was agreed to by our initial stockholders for our benefit and is not intended to provide compensation to such entities. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party.

In order to meet our working capital needs following the consummation of this offering, certain of our insiders may, but are not obligated to, loan us funds, from time to time, or at any time, in whatever amount such officer or director deems reasonable in his or her sole discretion, which may be convertible into warrants of the post business combination entity at a price of $0.75 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. Other than the conversion price as described above, the terms of such loans by our insiders, if any, have not been determined and no written agreements exist. However, such loans will not have any recourse against the trust account nor bear any interest prior to the consummation of the business combination and will have other terms that are no more favorable to the lenders than could be obtained from a third party.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the payment of an aggregate of $7,500 per month to our initial stockholders in connection with office space, administrative services and secretarial support rendered to us and reimbursement of reasonable out-of-pocket expenses to our officers, directors, or any of their respective affiliates, no compensation of any kind, including finders’ and consulting fees, will be paid to any of our executive officers, directors, initial stockholders or any of their respective affiliates who owned our common stock prior to this offering for services rendered to us prior to or with respect to the business combination.

Each of our officers has agreed, pursuant to a written agreement with us, that until the earliest of our initial business combination, 21 months after the closing of this offering or such time as he ceases to be an officer, to present to us for our consideration, prior to presentation to any other entity, any business opportunity with an enterprise value of $40 million or more located in the PRC, subject to any pre-existing fiduciary or contractual obligations he might have. As more fully discussed in “Management — Conflicts of Interest,” if any of our officers becomes aware of a business combination opportunity that falls within the line of business of any entity to which he has pre-existing fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Certain of our officers currently have relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

After the consummation of a business combination, if any, some of our officers and directors may enter into employment agreements, the terms of which shall be negotiated and which we expect to be comparable to employment agreements with other similarly-situated companies. Further, after the consummation of a business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

DESCRIPTION OF SECURITIES

General

Our charter authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Prior to the effective date of the registration statement, 1,150,000 shares of common stock will be outstanding. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of our common stock and one warrant. Each warrant entitles its holder to purchase one share of our common stock.

The units will begin trading on or promptly after the date of this prospectus. The shares of common stock and warrants comprising the units will begin separate trading on the fifth business day following the earlier to occur of the expiration of the underwriters’ over-allotment option, its exercise in full, or the announcement by the underwriters of their intention not to exercise all or any remaining portion of the underwriters’ over-allotment option, subject to our having filed the Form 8-K described below and having issued a press release announcing when such separate trading will begin.

In no event will the shares of our common stock and warrants begin to trade separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We intend to file this Form 8-K promptly after the date of this offering, which is anticipated to take place four business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the underwriters’ over-allotment option if the underwriters’ over-allotment option is exercised prior to the filing of the Form 8-K. If the underwriters’ over-allotment option is exercised following the filing of such Form 8-K, a second or amended Form 8-K will be filed to provide updated information reflecting the exercise of the underwriters’ over-allotment option. Although we will not distribute copies of the Form 8-K to individual unit holders, the Form 8-K will be available on the SEC’s website after filing. See the section appearing elsewhere in this prospectus entitled “Where You Can Find Additional Information.”

Following the date that the shares of our common stock and warrants are eligible to trade separately, any security holder may elect to separate a unit and trade the shares of common stock or warrants separately or as a unit. If you hold units, comprised of one share of common stock and a warrant, and desire to separate the share of common stock and warrant, you may instruct your broker to separate the unit into its component parts, or if you hold units registered in your own name, you must contact the transfer agent directly and instruct it to do so. If you hold a share of common stock and a warrant and desire to combine them into a unit, you may instruct your broker to combine them, or if you hold the share of common stock and warrant in your own name, you must contact the transfer agent directly and instruct it to do so. Even if the component parts of the units are separated and traded separately, the units will continue to be quoted as a separate security, and consequently, any subsequent security holder owning shares of our common stock and warrants may elect to combine them together and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed.

Common Stock

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with a stockholder vote to approve our initial business combination, if any, our insiders have agreed to vote any shares of common stock acquired in this offering or in the aftermarket in favor of our initial business combination submitted to our stockholders for approval, if any. Our insiders have agreed to waive redemption rights in connection with any potential initial business combination.

In the event we seek stockholder approval in connection with a business combination, we shall, in accordance with Article Sixth of our charter, proceed with the business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. However, our or our insiders’ or their affiliates’ participation in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of a business combination even if the holders of a majority of the outstanding shares of our common stock vote, or indicate their intention to vote against, such business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock, non-votes will have no effect on the approval of a business combination once a quorum is obtained. We intend to give approximately 30 (but not less than 10 nor more than 60) days prior written notice of any such meeting, if required, at which a vote shall be taken to approve a business combination. In addition, we will not proceed with a business combination unless the proposal to amend our charter to provide for our perpetual corporate existence, and any other proposal requiring approval of a majority of our outstanding shares of stock in connection with an initial business combination is approved by a majority of our outstanding shares of common stock.

Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of common stock eligible to vote for the election of directors can elect all of the directors.

Pursuant to our charter, if we do not consummate a business combination within 21 months from the closing of this offering we will (i) cease all operations except for the purposes of winding up, and (ii) as promptly as reasonably possible, but no more than two business days thereafter, redeem 100% of our public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account (including interest), less franchise and income taxes payable, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and subject to the requirement that any refund of income taxes that were paid from the trust account which is received after the redemption shall be distributed to the former public stockholders, and (iii) liquidate the balance of our net assets to our remaining stockholders, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. We view the foregoing provisions contained in our charter as obligations to our stockholders and will not take any action to amend or waive any of such provisions except in connection with the completion of our initial business combination. Our initial stockholders have agreed to waive their redemption rights with respect to their initial shares but will be entitled to redeem any public shares they may own, in the event we do not consummate our initial business combination.

Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefore. In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that we will provide our stockholders with the opportunity to redeem all or part of their shares of our common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account (including interest), less franchise and income taxes payable, upon the completion of our initial business combination, subject to the limitations described herein. Unlike many other blank check companies which hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and related redemptions of public shares for cash upon consummation of such initial business combinations even when a vote is not required by law, we may consummate our initial business combination without a stockholder vote and conduct the related redemptions of our shares of common stock pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC. The tender offer documents will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a stockholder vote is required by law, or we decide to hold a stockholder vote for other business or legal reasons, we will conduct the redemptions like many other blank check companies in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. We will consummate our initial business combination only if holders of no more than 87% of our public shares elect to redeem their shares and, solely if we seek stockholder approval, a majority of the outstanding shares of common stock voted are voted in favor of the business combination. Our initial stockholders have agreed to waive their redemption rights with respect to their initial shares and any public shares they may own in connection with the completion of our initial business combination.

We do not currently intend to hold an annual meeting of stockholders until after we consummate a business combination, and thus may not be in compliance with Section 211(b) of the DGCL. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of a business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

Preferred Stock

Our charter authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are currently issued or outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Public Stockholder Warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	30 days after the completion of our initial business combination; and
•	one year from the closing of this offering.

The warrants will expire five years from the date of our business combination at 5:00 p.m., New York City time, or earlier upon redemption or liquidation of the trust account.

Holders of our public warrants will be able to exercise the warrants for cash only if we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such common stock and, even in the case when cashless exercise is permitted as provided below, such shares of common stock are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in the warrant agreement, and therefore have a contractual obligation, to use our best efforts to maintain an effective registration statement covering the shares of common stock issuable upon exercise of the warrants following completion of this offering, and we intend to comply with our undertaking, we cannot assure you that we will be able to do so. The expiration of warrants prior to exercise would result in each unit holder paying the full unit purchase price solely for the shares of common stock underlying the unit.

Notwithstanding the foregoing, if a registration statement covering the common stock issuable upon exercise of the warrants is not effective within a specified period following the completion of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis.

Once the public warrants become exercisable, we may redeem the outstanding public warrants:

•	in whole and not in part
•	at a price of $0.01 per warrant
•	on not less than 30 days prior written notice of redemption, or the 30-day redemption period, to each warrant holder;

•	if, and only if, the last reported sales price of our common stock equals or exceeds $17.50 per share (subject to adjustment for splits, dividends, recapitalization and other similar events) for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to the warrant holders;

provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement covering shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such common stock.

We will not redeem the warrants unless there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants, and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption notice period.

If we call the warrants for redemption, we will have the option to require all holders that subsequently wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants maybe amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public and private warrants in order to make any change that adversely affects the interests of the registered holders. The material provisions of the warrants are set forth herein and a copy of the warrant agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

The redemption provisions for our warrants have been established at a price which is intended to provide a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price to absorb any negative market reaction to our redemption of the warrants. There can be no assurance, however, that the price of the common stock will exceed either $17.50 or the warrant exercise price of $11.50 after we call the warrants for redemption and the price may in fact decline as a result of the limited liquidity following any such call for redemption.

The exercise price, the redemption price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or before the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised, or through a cashless exercise (when permitted). The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.9% of the shares of common stock outstanding.

No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Private Placement Warrants

Our initial stockholders and the underwriters have agreed to purchase an aggregate of 3,200,000 private placement warrants from us at a price of $0.75 per warrant in a sale to be completed simultaneously with the completion of this offering. All of the $2,400,000 of proceeds received from the sale of the private placement warrants will be placed in the trust account for the benefit of our public stockholders. If we do not complete our initial business combination as described in this prospectus, the private placement warrants will become worthless. The private placement warrants will be identical to the warrants sold in this offering except that if held by the original holders or their permitted assigns, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption, (iii) together with the common stock issuable upon exercise of these warrants, may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of our initial business combination and (iv) with respect to the private placement warrants held by the underwriters, will expire five years from the effective date of the registration statement of which this prospectus forms a part, or earlier upon redemption or liquidation.

The private placement warrants will be sold pursuant to Regulation D of the Securities Act that will be exempt from registration requirements under the federal securities laws. However, the holders of these private placement warrants have agreed that they will not exercise them if, at the time of exercise, an effective registration statement and a current prospectus relating to the common stock issuable upon exercise of the public warrants is not available.

The private placement warrants will become worthless if we do not consummate a business combination. The financial interests of our initial stockholders may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, there may be a conflict of interest in selecting a target business when determining whether a particular business combination is in our public stockholders’ best interest.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Amendments to our Certificate of Incorporation

Our charter contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our business combination. These provisions cannot be amended without the approval of holders of at least 65% of our outstanding shares of common stock. Specifically, our charter provides, among other things, that:

•	upon the date of this prospectus, $40,400,000 or $46,250,000 if the underwriters’ over-allotment option is exercised in full, shall be placed into the trust account;
•	if our initial business combination is not completed within 21 months of the date of this prospectus, we will (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably possible, but not more than two business days thereafter redeem 100% of our public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account (including any remaining interest), less taxes payable, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and subject to the requirement that any refund of income taxes that were paid from the trust account which is received after the redemption shall be distributed to the former public stockholders, and (iii) as promptly as reasonably possible following such redemption, dissolve and liquidate the balance of our net assets to our remaining stockholders, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law;

•	prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on a business combination;
•	we may not enter into any transaction with any of our affiliates without the prior approval by a majority of the members of our board of directors who do not have an interest in the transaction who had access, at our expense, to our attorneys or independent legal counsel, and unless our disinterested directors determine that the terms of such transaction are no less favorable to it than those that would be available to us with respect to such a transaction from unaffiliated third parties;
•	If our stockholders approve an amendment to our charter that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination with 21 months from the closing of this offering, we will provide our public stockholders with the opportunity to redeem their shares of common stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest but net of income taxes payable, divided by the number of then outstanding public shares; and
•	although we do not intend to enter into a business combination with a target business that is affiliated with our insiders, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of our independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA that such a business combination is fair to our unaffiliated stockholders from a financial point of view.

In the event we seek stockholder approval in connection with our business combination, our charter provides that:

•	we may consummate our initial business combination if approved by a majority of the shares of common stock voted by our stockholders at a duly held stockholders meeting and holders of no more than 87% of our public shares elect to redeem their shares for a pro rata share of the trust account; and
•	if a proposed business combination is approved and completed, public stockholders exercising their redemption rights will be entitled to receive a pro rata portion of the trust account including interest remaining in the account, if any, but excluding taxes payable.

Quotation of Securities

We have applied to have our units, common stock and warrants quoted on the on the OTCBB under the symbols “_____U”, “______” and “______W”, respectively. Our units will be quoted on the OTCBB on or promptly after the effective date of the registration statement. Following the date the shares of our common stock and warrants are eligible to trade separately, the shares of our common stock and warrants will be quoted separately and as a unit on the on the OTCBB.

The OTCBB does not impose listing standards or requirements. If our securities were listed on a national securities exchange, we would be subject to a number of listing standards, including requirements relating to our minimum unaffiliated market capitalization and common stock trading price, the independence of a majority of our board of directors, requirements regarding committees of our board and certain other stockholder approval and corporate governance requirements. In addition, we would be subject to any special stock exchange requirements applicable to blank check companies, such as a requirement that we do not enter into an initial business combination that has an acquisition value less than 80% of the funds in the trust account. Notwithstanding the foregoing, in order for our securities to be quoted on the OTCBB (which they must be in order for us to consummate this offering), we are required to have at least one broker-dealer make a market in our securities. Morgan Joseph TriArtisan LLC has informed us that it intends to submit an application to FINRA to make a market in our securities, and we currently expect it to make a market in our securities, although it may cease making a market at any time. If Morgan Joseph TriArtisan LLC does not make a market in our securities, and we are not able to find someone else to act as a market maker in our securities or we otherwise fail to have our securities quoted on the OTCBB, we will not consummate this offering. If following the consummation of this offering we do not have a market maker or we otherwise fail to have our securities quoted on the OTCBB, the liquidity of our securities could be further diminished.

Delaware Anti-Takeover Law

We will be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers upon consummation of this offering. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);
•	an affiliate of an interested stockholder; or
•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;
•	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or
•	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 5,000,000 shares of common stock outstanding, or 5,750,000 shares if the over-allotment option is exercised in full. Of these shares, the 4,000,000 shares sold in this offering, or 4,600,000 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of those shares have been placed in escrow and will not be transferable until they are released except in limited circumstances described elsewhere in this prospectus.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff had taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, our initial stockholders will not be able to sell their initial shares freely without registration until one year after we have completed our initial business combination assuming they are not an affiliate of ours at that time.

Following this one year time period, and subject to other conditions described above, a person who has beneficially owned restricted common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 50,000 shares immediately after this offering (or 57,500 if the over-allotment option is exercised in full); and
•	if the common stock are listed on a national securities exchange, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Registration Rights

Our initial stockholders and their permitted transferees will be entitled to registration rights pursuant to a registration rights agreement to be signed simultaneously with the completion of this offering. Such holders will be entitled to demand registration rights and certain “piggy-back” registration rights with respect to the initial shares and any private placement warrants they may own and the common stock underlying such private placement warrants, commencing, in the case of the initial shares, upon their release from escrow and commencing, in the case of the private placement warrants and the respective common stock underlying the private placement warrants, 30 days after the completion of our initial business combination. The initial shares will be released earlier from escrow one year following the completion of our initial business combination, subject to earlier release (1) with respect to 50% of such shares, if the closing price of our common stock equals or exceeds $12.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, and (2) with respect to 50% of such shares, if the closing price of our common stock equals or exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Morgan Joseph TriArtisan LLC is acting as representative and sole book-running manager, has individually agreed to purchase on a firm commitment basis the number of units set forth opposite their respective name below:

Underwriters	Number of Units
Morgan Joseph TriArtisan LLC
Morgan Joseph TriArtisan Capital LLC
Ladenburg Thalmann & Co. Inc.
Total	4,000,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

The underwriting agreement provides that the underwriters are obligated to purchase all the units set forth opposite their name in the offering if any are purchased, other than those units covered by the underwriters’ over-allotment option described below.

We have granted the underwriters a 45-day option to purchase up to 600,000 additional units at the initial public offering price less the underwriting discounts and commissions. The option may be exercised only to cover any over-allotments of units.

We have been advised by the representative of the underwriters that the underwriters do not expect sales to accounts over which the underwriters have discretionary authority to exceed 5% of the number of units being offered.

The underwriters may deliver prospectuses via e-mail both as a PDF document and by a link to the SEC’s website and websites hosted by the underwriters and other parties, and the prospectus may also be made available on websites maintained by selected dealers and selling group members participating in this offering. The underwriters may agree to allocate a number of units to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions may be allocated by the representative to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

State Blue Sky Information

We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Louisiana, New York and Rhode Island. In New York and Hawaii, we have relied on exemptions from the state registration requirements. In the other states listed above, we will apply to have the units registered for sale and will not sell the units to retail customers in these states unless and until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions listed above. Institutional investors in every state, except Idaho, may purchase the units in this offering pursuant to exemptions under the blue sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

The National Securities Markets Improvement Act of 1996, which is a federal statute, preempts the states from regulating transactions in certain securities, which are referred to as “covered securities.” The resale of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements under the National Securities Markets Improvement Act because we will file periodic and annual reports under the Exchange Act. However, states are permitted to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, Alabama, Alaska, Arizona, Arkansas, California, Colorado,

Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, South Carolina, South Dakota, Utah, Virginia, Washington, West Virginia, Wisconsin and Wyoming either do not presently require any notice filings or fee payments or have not yet issued rules or regulations indicating whether notice filings or fee payments will be required. The District of Columbia, Illinois, Montana, New Hampshire, North Dakota, Ohio, Oregon, Puerto Rico, Rhode Island, Tennessee, Texas and Vermont currently permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings and fees have been submitted. As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for our securities to continue to be eligible for resale in those jurisdictions.

Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in various states based on the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;
•	to fewer than 100 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the underwriter for any such offer; or
•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purpose of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

We have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of us or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as a “relevant person”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Italy

The offering of the securities has not been registered with the Commissione Nazionale per le Società e la Borsa (CONSOB), in accordance with Italian securities legislation. Accordingly, the securities may not be offered or sold, and copies of this offering document or any other document relating to the securities may not be distributed in Italy except to Qualified Investors, as defined in Article 34- ter, subsection 1, paragraph b) of CONSOB Regulation no. 11971 of May 14, 1999, as amended (the Issuers’ Regulation), or in any other circumstance where an express exemption to comply with public offering restrictions provided by Legislative Decree no. 58 of February 24, 1998 (the Consolidated Financial Act) or Issuers’ Regulation applies, including those provided for under Article 100 of the Finance Law and Article 34- ter of the Issuers’ Regulation, and provided, however, that any such offer or sale of the securities or distribution of copies of this offering document or any other document relating to the securities in Italy must (i) be made in accordance with all applicable Italian laws and regulations, (ii) be conducted in accordance with any relevant limitations or procedural requirements that CONSOB may impose upon the offer or sale of the securities, and (iii) be made only by (a) banks, investment firms or financial companies enrolled in the special register provided for in Article 107 of Legislative Decree no. 385 of September 1, 1993, to the extent duly authorized to engage in the placement and/or underwriting of financial instruments in Italy in accordance with the Consolidated Financial Act and the relevant implementing regulations; or (b) foreign banks or financial institutions (the controlling shareholding of which is owned by one or more banks located in the same EU Member State) authorized to place and distribute securities in the Republic of Italy pursuant to Articles 15, 16 and 18 of the Banking Act, in each case acting in compliance with all applicable laws and regulations.

Notice to Prospective Investors in Hong Kong

The units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Sale of our Securities in Canada

The units sold in this offering have not been and will not be qualified for distribution under applicable Canadian securities laws. Units may be offered to residents of Canada pursuant to exemptions from the prospectus requirements of such laws.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus.

Before this offering there has been no market for our securities. The initial public offering price was determined by negotiation between us and the underwriters. The principal factors that were considered in determining the initial public offering price were:

•	the information presented in this prospectus and otherwise available to the underwriters;
•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	the ability of our management and their experience in identifying operating companies;
•	our prospects for acquiring an operating business at attractive values;
•	the present state of our development and our current financial condition and capital structure;
•	the recent market prices of, and the demand for, publicly traded securities of generally comparable companies;
•	general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.

The factors described above were not assigned any particular weight. Rather, these factors, were considered as a totality in our negotiation with the underwriters over our initial public offering price. We offer no assurances that the initial public offering price will correspond to the price at which our units will trade in the public market subsequent to the offering or that an active trading market for the units, common stock or warrants will develop and continue after the offering.

Over-allotment and Stabilizing Transactions

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities in the open market before the distribution of the units is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $10.00.
•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.
•	Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the market prices of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid may also have an effect on the market prices of the securities if it discourages resales.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on the OTCBB, in another over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

The distribution of our securities will end upon the underwriters’ cessation of selling efforts and stabilization activities, provided, however, in the event the underwriters were to exercise their over-allotment option to purchase securities in excess of their actual syndicate short position, the distribution will not be deemed to have been completed until all of the securities have been sold.

Commissions and Discounts

The following table summarizes the compensation we will pay:

	Per Unit		Total
	Without Over-Allotment	With Over-Allotment	Without Over-Allotment	With Over-Allotment
Underwriting discounts and commissions paid by us(1)	$0.25	$0.25	$1,000,000	$1,150,000
Contingent fees paid by us(2)	0.30	0.30	1,210,000	1,386,250

(1)	Based on the underwriters’ discount equal to 2.5% of the gross proceeds from the sale of units offered to the public.
(2)	Based on the following contingent fees that will become payable from the amounts held in the trust account solely in the event we consummate our initial business combination: (A) a deferred fee equal to 0.5% of the gross proceeds from the sale of the units offered to the public payable to the underwriters, and (B) a contingent fee equal to up to 2.5% of the aggregate amount of the funds released from the trust account to us and/or to our target upon completion of our initial business combination payable to Morgan Joseph TriArtisan LLC and such other firms (which may or may not be underwriters), if any, who assist us in marketing our initial business combination to investors who are or become public stockholders and do not redeem their shares in connection with the completion of our initial business combination.

We have agreed to reimburse the representative of the underwriters for the fees of an investigative search firm of the representative’s choice hired to conduct due diligence investigations of our officers and directors, up to an aggregate amount of $15,000.

Private Placement Warrants

Simultaneously with the completion of this offering, our initial stockholders and the underwriters will purchase an aggregate of 3,200,000 private placement warrants (2,933,333 private placement warrants by our initial stockholders and 266,667 by the underwriters) from us at a price of $0.75 per warrant in a sale pursuant to Section 4(2) or Regulation D of the Securities Act. The private placement warrants will be identical to the warrants sold in this offering except that if held by the original holders or their permitted assigns, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption, (iii) together with the common stock issuable upon exercise of these warrants, may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of our initial business combination and (iv) with respect to the private placement warrants held by the underwriters, will expire five years from the effective date of the registration statement of which this prospectus forms a part, or earlier upon redemption or liquidation.

The private placement warrants purchased by the underwriters and the common stock underlying all such private placement warrants have been deemed to be underwriting compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of the FINRA Conduct Rules. The underwriters have agreed not to sell, transfer, assign, pledge or hypothecate the private placement warrants or the common stock underlying the private placement warrants beneficially owned by them, nor shall such private placement warrants or common stock underlying such private placement warrants be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such private placement warrants or the common stock underlying such private placement warrants to any person other than as permitted under Section 5110(g)(2) of the FINRA Conduct Rules.

Other Services

The underwriters and their respective affiliates may in the future perform various financial advisory, commercial banking and investment banking services for us or certain of our affiliates in the ordinary course of business, for which they will receive customary fees and expenses.

Indemnification

We have agreed to indemnify the underwriters against any and all loss, liability, claim, damage and expense whatsoever as incurred to which they or any of them may become subject under the Securities Act, the Exchange Act or any other Federal or state statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any prospectus or the registration statement of which this prospectus forms a part (as from time to time each may be amended and supplemented) or any materials or information provided to investors by us, or with our approval of, in connection with the marketing of this offering, including any “road show” or investor presentations made to investors by us (whether in person or electronically), or the omission or alleged omission from any prospectus or the registration statement of which this prospectus forms a part such other materials or information of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Quotation of Securities

We have applied to have our units, common stock and warrants quoted on the on the OTCBB under the symbols “____U”, “____”, “____W”, respectively. Our units will be quoted on the OTCBB on or promptly after the effective date of the registration statement. Following the date the shares of our common stock and warrants are eligible to trade separately, the shares of our common stock and warrants will be quoted separately and as a unit on the on the OTCBB.

The OTCBB does not impose listing standards or requirements. If our securities were listed on a national securities exchange, we would be subject to a number of listing standards, including requirements relating to our minimum unaffiliated market capitalization and common stock trading price, the independence of a majority of our board of directors, requirements regarding committees of our board and certain other stockholder approval and corporate governance requirements. In addition, we would be subject to any special stock exchange requirements applicable to blank check companies, such as a requirement that we do not enter into an initial business combination that has an acquisition value less than 80% of the funds in the trust account. Notwithstanding the foregoing, in order for our securities to be quoted on the OTCBB (which they must be in order for us to consummate this offering), we are required to have at least one broker-dealer make a market in our securities. Morgan Joseph TriArtisan LLC has informed us that it intends to submit an application to FINRA to make a market in our securities, and we currently expect it to make a market in our securities, although it may cease making a market at any time. If Morgan Joseph TriArtisan LLC does not make a market in our securities, and we are not able to find someone else to act as a market maker in our securities or we otherwise fail to have our securities quoted on the OTCBB, we will not consummate this offering. If following the consummation of this offering we do not have a market maker or we otherwise fail to have our securities quoted on the OTCBB, the liquidity of our securities could be further diminished.

LEGAL MATTERS

Loeb & Loeb LLP, New York, New York is passing upon the validity of the securities offered in this prospectus. McDermott Will & Emery LLP, New York, New York is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements of Arcade China Acquisition Corp. as of March 2, 2011 and for the period from February 8, 2011 (inception) through March 2, 2011, appearing in this prospectus and the related registration statement have been audited by Rothstein, Kass & Company, P.C., independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

As a result of this offering, we and our stockholders will become subject to the proxy solicitation rules, annual and periodic reporting requirements, restrictions of stock purchases and sales by affiliates and other requirements of the Exchange Act, and we will file periodic reports and other information with the SEC. These periodic reports and other information will be available for inspection and copying at the SEC’s Public Reference Room and the website of the SEC referenced above. We may furnish our stockholders with annual reports containing audited financial statements certified by independent auditors and quarterly reports containing unaudited financial statements for the first three quarters of each fiscal year.

The accompanying notes are an integral part of the financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Arcade China Acquisition Corp.

We have audited the accompanying balance sheet of Arcade China Acquisition Corp. (a corporation in the development stage) (the “Company”) as of March 2, 2011, and the related statements of operations, stockholders’ equity and cash flows for the period from February 8, 2011 (date of inception) to March 2, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Arcade China Acquisition Corp. (a corporation in the development stage) as of March 2, 2011, and the results of its operations and its cash flows for the period from February 8, 2011 (date of inception) to March 2, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
March 18, 2011

The accompanying notes are an integral part of the financial statements.

ARCADE CHINA ACQUISITION CORP.
(a corporation in the development stage)

BALANCE SHEET
March 2, 2011

ASSETS
Current Assets:
Cash	$224,976
Non-current Assets:
Deferred Offering Costs	65,000
Total Assets	$289,976
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Note Payable to Initial Stockholders	$200,000
Accrued expenses	72,000
Total Liabilities	272,000
Stockholders’ Equity:
Preferred Stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Common Stock, $0.0001 par value; 5,000,000 shares authorized; 1,150,000 issued and outstanding	115
Additional Paid-in Capital	24,885
Deficit Accumulated during the Development Stage	(7,024)
Total Stockholders’ Equity	17,976
Total Liabilities and Stockholders’ Equity	$289,976

The accompanying notes are an integral part of the financial statements.

ARCADE CHINA ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF OPERATIONS
For the Period from February 8, 2011 (date of inception) to March 2, 2011

Revenue	$—
Formation and operating costs	(7,024)
Interest and dividends
Loss before provision for income taxes	(7,024)
Provision for income taxes
Net Loss Attributable to Common Stockholders	$(7,024)
Weighted Average Number of Common Shares Outstanding	1,150,000
Basic and Diluted Net Loss per Share Attributable to Common Stockholders	$(0.01)

The accompanying notes are an integral part of the financial statements.

ARCADE CHINA ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
For the Period from February 8, 2011 (date of inception) to March 2, 2011

	Common Stock		Additional Paid-in Capital	Deficit Accumulated During Development Stage	Total Stockholders’ Equity
	Shares	Amount
Sale of common stock issued to Initial Stockholders at $0.02 per share	1,150,000	$115	$24,885	$—	$25,000
Net loss for the period	—	—	—	(7,024)	(7,024)
Balances, March 2, 2011	1,150,000	$115	$24,885	$(7,024)	$17,976

The accompanying notes are an integral part of the financial statements.

ARCADE CHINA ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF CASH FLOWS
For the Period from February 8, 2011 (date of inception) to March 2, 2011

Cash Flows from Operating Activities
Net Loss	$(7,024)
Changes in operating assets and liabilities:
Accrued expenses	7,000
Net cash used in operating activities	(24)
Cash Flows from Financing Activities
Proceeds from sale of common stock to Initial Stockholders	25,000
Proceeds from note payable to Initial Stockholders	200,000
Net cash provided by financing activities	225,000
Net increase in cash	224,976
Cash at beginning of the period	—
Cash at end of the period	$224,976
Supplemental Schedule of Non-Cash Financing Activities:
Deferred offering costs included in accrued expenses	$65,000

The accompanying notes are an integral part of the financial statements.

ARCADE CHINA ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS
For the period from February 8, 2011 (date of inception) to March 2, 2011

1. DESCRIPTION OF ORGANIZATION AND BUSINESS

Arcade China Acquisition Corp. (the “Company”), a corporation in the development stage, was incorporated in Delaware on February 8, 2011. The Company was formed for the purposed of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business transaction, one or more operating businesses or assets that have not yet been identified or control of such operating business or businesses or assets through contractual arrangements (“Business Combination”). Although the Company’s charter does not limit it to a particular geographic region, the Company intends to focus on operating businesses with primary operations in the People’s Republic of China. The Company has not commenced any operations nor generated any revenue to date. All activity through March 2, 2011 relates to the Company’s formation and the proposed offering of Units as discussed in Note 3. Following such proposed offering, the Company will not generate any operating revenues until after completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on the proceeds of the proposed offering that will be held in a trust account (discussed below). The Company is considered to be in the development stage as defined in Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 915,“Development Stage Entities,” and is subject to the risks associated with activities of development stage companies. The Company has selected December 31 as its fiscal year end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its proposed initial public offering (the “Proposed Offering”), although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully affect a Business Combination. An amount equal to 101% of the gross proceeds of the Proposed Offering (approximately 100.5% if the underwriters’ overallotment option is exercised in full) will be held in a trust account (“Trust Account”) and invested in U.S. “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 (the “1940 Act”) with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act which invest only in direct United States government treasury obligations, until the earlier of (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account as describe below.

The Company, after signing a definitive agreement for the acquisition of one or more target businesses or assets, will submit the transaction for stockholder approval, if required by law or if the board otherwise elects to do so. The Company will proceed with a Business Combination if it is approved by the board of directors. In the event the Company seeks stockholder approval in connection with our initial Business Combination, we will proceed with a Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. In connection with such a vote, if a Business Combination is approved and consummated, stockholders will be entitled to receive a per share pro rata portion of the Trust Account (together with any interest earned thereon that has not previously been released to the Company, but net of taxes payable). These shares of common stock will be recorded at redemption value and classified as temporary equity upon the completion of the Proposed Offering, in accordance with ASC 480. The purchasers of the Company’s initial shares (the “Initial Stockholders”) have agreed, in the event the Company is required to seek stockholder approval of its Business Combination, to vote their initial shares in favor of approving a Business Combination. The Initial Stockholders and the Company’s officers and directors have also agreed to vote shares of common stock acquired by them in this offering or in the aftermarket in favor of a Business Combination submitted to the Company’s stockholders for approval.

Upon consummation of the initial business transaction, subject to certain limitations, the company will provide its stockholders with the opportunity to redeem their shares of common stock for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, less taxes and amounts released for working capital purposes. The Company may consummate the initial business transaction and conduct the

ARCADE CHINA ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS
For the period from February 8, 2011 (date of inception) to March 2, 2011

1. DESCRIPTION OF ORGANIZATION AND BUSINESS  – (continued)

redemptions without stockholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and in such event will file tender offer documents with the Securities and Exchange Commission (“SEC”).

The Company will only have 21 months from the closing date of the Proposed Offering to consummate its initial Business Combination (the “Combination Period”). If the Company does not consummate a Business Combination within the required time period, it shall (i) cease all operations except for the purposes of winding up; (ii) redeem 100% of the public shares of common stock for a per share pro rata portion of the Trust Account, including any remaining interest earned thereon after permitted distributions to the Company, but net of taxes payable (which redemption would completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of our net assets to our remaining stockholders, as part of our plan of dissolution and liquidation. The Initial Stockholders have waived their rights to participate in any redemption with respect to their initial shares. However, if the Initial Stockholders or any of the Company’s officers, directors or affiliates acquire shares of common stock in or after the Proposed Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption or liquidation in the event the Company does not consummate a Business Combination within the required time period. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Proposed Offering.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the SEC.

Net loss per common share

The Company complies with accounting and disclosure requirements of FASB ASC 260, “Earnings Per Share.” Net loss per common share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period. At March 2, 2011, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per common share is the same as basic loss per common share for the period.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.

ARCADE CHINA ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS
For the period from February 8, 2011 (date of inception) to March 2, 2011

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred offering costs

The Company complies with the requirements of the ASC 340-10-525-1. Deferred offering costs consist principally of $65,000 of legal fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to stockholders’ equity upon the completion of the Proposed Offering or charged to operations if the Proposed Offering is not completed.

Income taxes

The Company complies with the accounting and reporting requirements of Financial Accounting Standards Board Accounting Standard Codification, or FASB ASC, 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Effective February 8, 2011, the Company adopted the provisions of the FASB ASC 740, Income Taxes. There were no unrecognized tax benefits as of March 2, 2011. FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at March 2, 2011. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The adoption of the provisions of FASB ASC 740 did not have a material impact on the Company’s financial position and results of operations and cash flows as of and for the period ending March 2, 2011.

Recently issued accounting standards

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

3. PROPOSED OFFERING

Pursuant to the Proposed Offering, the Company will offer for sale up to 4,600,000 units at $10.00 per unit (“Units”), including up to 600,000 Units which may be sold pursuant to the underwriters’ over-allotment option. Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $11.50 commencing on the later of (a) one year from the date of the prospectus for the Proposed Offering or (b) the completion of a Business Combination, and will expire five years from the date of the consummation of the Business Combination. The Warrants will be redeemable by the Company at a price of $0.01 per Warrant upon 30 days’ prior notice after the Warrants become exercisable, only in the event that the last sale price of the

ARCADE CHINA ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS
For the period from February 8, 2011 (date of inception) to March 2, 2011

3. PROPOSED OFFERING  – (continued)

common stock is at least $17.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given.

The underwriters will be entitled to an underwriting discount of 2.5% which shall be paid in cash at the closing of the Proposed Offering, including any amounts raised pursuant to the over-allotment option. In addition, the underwriters will be entitled to a deferred fee of 0.5% of the Proposed Offering, including any amounts raised pursuant to the over-allotment option, payable in cash upon the closing of a Business Combination. Furthermore, up to 2.5% of the funds released from the Trust Account to the Company or the target upon closing of Business Combination shall be paid as a contingent fee to the representative of the underwriters or such other firms that participate in the marketing of the securities sold in the Proposed Offering in connection with the initial business combination.

4. RELATED PARTY TRANSACTIONS

The Company issued unsecured promissory notes in the aggregate principal amount of $200,000 to three individuals, including two of the Company’s executive officers, on March 2, 2011. The notes are non-interest bearing and are payable on the earlier of March 2, 2012 or the consummation of the Proposed Offering. Due to the short-term nature of the notes, the fair value of the notes approximates their carrying amount of $200,000.

On March 1, 2011, the Company issued to the Initial Stockholders 1,150,000 shares of restricted common stock for an aggregate purchase price of $25,000 in cash. The purchase price for each share of common stock was approximately $0.02 per share. These shares (up to 150,000 of which will be forfeited if the underwriters’ over-allotment option is not exercised in full) will be held in escrow, subject to certain limited exceptions, until the first anniversary of the Business Combination. In June 2011, holders of the initial shares agreed that 294,118 initial shares (or 338,235 initial shares if the underwriters’ over-allotment option is exercised in full) are subject to forfeiture by the Company’s initial shareholders to the extent that certain share price targets are not achieved for any 20 trading days within at least one 30-trading day period within 36 months following the closing of the Company’s initial business combination.

The Initial Stockholders and the underwriters have agreed to purchase from the Company, in a private placement to occur simultaneously with the closing of the Proposed Offering, an aggregate of 3,200,000 (2,933,333 and 266,667, respectively) warrants (the “Private Warrants”) at a price of $0.75 per warrant for an aggregate purchase price of $2,000,000. All of the proceeds from the sale of the Private Warrants will be placed into the Trust Account and will be part of the liquidating distribution to the public stockholders in the event a Business Combination is not completed during the Combination Period. In such event, the Private Warrants will expire worthless. In accordance with ASC 718, the Company will record a compensation charge to earnings to the extent that the purchase price of the Private Warrants sold to the Initial Stockholders is less than the fair value of these warrants. This calculation will be performed by the Company at the time the Private Warrants are sold. The valuation of these warrants is expected to be based on comparable initial public offerings by previous blank check companies. The Private Warrants may not be sold or transferred until 30 days following consummation of a Business Combination, subject to certain limited exceptions. The Company intends to classify the Private Warrants within permanent equity as additional paid-in capital in accordance with FASB ASC 815-40-25-13.

Commencing on the date of the Proposed Offering, the Company plans to enter into an Administrative Services Agreement with the Initial Stockholders pursuant to which it will pay such entities an aggregate monthly fee of $7,500 for office space, secretarial, and administrative services. This agreement will expire upon the earlier of: (a) the successful completion of the Company’s Business Combination, (b) the last day of the Combination Period, or (c) the date on which the Company is dissolved and liquidated.

ARCADE CHINA ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS
For the period from February 8, 2011 (date of inception) to March 2, 2011

4. RELATED PARTY TRANSACTIONS  – (continued)

The Initial Stockholders will be entitled to registration rights pursuant to a registration rights agreement to be signed on or before the date of the prospectus for the Proposed Offering. The Initial Stockholders will be entitled to demand registration rights and certain “piggy-back” registration rights with respect to their initial shares, the Private Warrants and the common stock underlying the Private Warrants, commencing on the date such common stock or Private Warrants are released from escrow. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

5. SUBSEQUENT EVENTS

Management has performed an evaluation of subsequent events through March 18, 2011, the date of issuance of the financial statements noting no items which require adjustment or disclosure.

Through and including ________, 2011 [the 90th day after the date of this offering], all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If such information is provided to you, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, as our business, financial condition, results of operations and prospects may have changed since that date.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

ARCADE CHINA ACQUISITION CORP.

$40,000,000
4,000,000 Units

PROSPECTUS

Ladenburg Thalmann & Co. Inc.

           , 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses, all of which will be borne by the registrant, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee.

SEC registration fee	$11,482
FINRA filing fee	$5,100
Accounting fees and expenses	$45,000
Printing and engraving expenses	$70,000
Legal fees and expenses	$250,000
Blue sky fees and expenses	$35,000
Miscellaneous	$33,417

(1) This amount represents additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that all of our directors, officers, employees and agents will be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust account or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. (i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Seventh of our amended and restated certificate of incorporation provides:

The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

Our bylaws provide for the indemnification of our directors, officers or other persons in accordance with our amended and restated certificate of incorporation.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters, and the underwriters have agreed to indemnify us, against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following shares of common stock without registration under the Securities Act, each of whom are accredited investors under Rule 501 of the Securities Act:

Stockholders	Number of Shares
Arcade China Investment Partners, LLC	575,000
Kravis Capital Limited	575,000
1,150,000

Such shares were issued on March 1, 2011 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. Up to 150,000 of such shares will be forfeited if the underwriters do not exercise their over allotment option in full. The shares issued to the persons above were sold for an aggregate offering price of $25,000 or approximately $0.02 per share. No underwriting discounts or commissions were paid with respect to such sales.

On or before the date of the prospectus accompanying this registration statement, our initial stockholders and the underwriters will purchase 3,200,000 private placement warrants from the registrant. These warrants will be issued pursuant to the exemption from registration contained in Section 4(2) and/or Regulation D of the Securities Act as they will be sold to “accredited investors” as defined in Rule 501(a) of the Securities Act. No underwriting discounts or commissions will be paid with respect to such sales. A warrant subscription agreement has been entered into between the Company and the purchasers in connection with these private placement warrants and is attached as an exhibit.

In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain our initial stockholders’ collective ownership percentage of the issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our common stock to maintain our initial stockholders’ collective ownership percentage of the issued and outstanding shares of common stock upon the date of this prospectus, in each case without giving effect to the sale of warrants as described above. Any such increased number of shares will be placed into escrow and will be subject to forfeiture in the event that the underwriter’s over-allotment option is not exercised, in full. Any such decreased number of shares will be forfeit from escrow, with the remainder subject to forfeiture in the event that the underwriter’s over-allotment option is not exercised in full.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.
3.1	Amended and Restated Certificate of Incorporation.
3.2	By-laws of the Registrant.**
4.1	Form of Unit Certificate.**
4.2	Form of Common Stock Certificate.**
4.3	Form of Warrant Certificate.**
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant, including form of Warrant Certificate.
5.1	Opinion of Loeb & Loeb LLP.**
10.1	Form of Letter Agreement among the Registrant, the Representative and each of the Initial Stockholders.
10.2	Form of Letter Agreement among the Registrant, the Representative and each of Registrant’s Directors and Officers.
10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.4	Form of Securities Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.
10.5	Promissory Note issued to Jonathan Furer.**
10.6	Promissory Note issued to John Chapman.**
10.7	Promissory Note issued to Qing Hua Kong.**
10.8	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.**
10.9	Form of Warrant Subscription Agreement among the Registrant, Loeb & Loeb LLP and each of the Initial Stockholders.
10.10	Form of Letter Agreement between the Initial Stockholders and the Registrant regarding administrative support.**
23.1	Consent of Rothstein Kass & Company, P.C.
23.3	Consent of Loeb & Loeb LLP (included in Exhibit 5.2).**
24	Power of Attorney (included on signature page of this Registration Statement).**

**	Previously filed.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 3rd day of June 2011.

By: /s/ John Chapman Name: John Chapman Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date
* Jonathan Furer	Chairman of the Board of Directors	June 3, 2011
* Min Xue Zhang	Chief Executive Officer and director (principal executive officer)	June 3, 2011
/s/ John Chapman John Chapman	Chief Financial Officer and director (principal accounting and financial officer)	June 3, 2011
* Qing Hua Kong	Director	June 3, 2011
* David Xiangguo Wu	Director	June 3, 2011
*By: /s/ John Chapman John Chapman, Attorney-in-Fact		June 3, 2011